As filed with the Securities and Exchange Commission on February 4, 2002
                                                      Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    Form SB-2
             Registration Statement Under the Securities Act of 1933
                                ----------------
                      JACOBSON RESONANCE ENTERPRISES, INC.
    Nevada                            8731                         65-0684400
    ------                            ----                         ----------
(State or other                (Primary Standard               (I.R.S. Employer
jurisdiction of            Industrial Classification            Identification
incorporation or                  Code Number)                       Number)
 organization)

       8200 Jog Road          Dr. Jerry I. Jacobson           Copies to:
        Suite 100             Chairman of the Board        Michael Paige, Esq.
Boynton Beach, Florida 33437     8200 Jog Road         Jackson & Campbell, P.C.
       (561) 752-4141              Suite 100             1120 20th Street, N.W.
 (Address and telephone          Boynton Beach,              South Tower
   number of principal           Florida 33437       Washington, D.C. 20036-3437
   executive offices)            (561) 752-4141           (202) 457-1600
                              (Name, address, and     (202) 457-1678 (facsimile)
                              telephone number of
                              agent for service)

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

============================== ================= =================== ==================== =================
    Title of Each Class of       Amount to be     Proposed Maximum     Proposed Maximum      Amount of
 Securities to be Registered     Registered (2)  Offering Price per   Aggregate Offering  Registration Fee
                                                    Share (3)             Price
------------------------------ ----------------- ------------------- -------------------- -----------------

Common Stock, $.001 par value    4,735,000(1)        $0.23              $1,089,050.00          $100.19
============================== ================= =================== ==================== =================

Common Stock, $.001 par value   10,000,000(4)        $0.23              $2,300,000.00          $211.61
============================== ================= =================== ==================== =================

Common Stock, $.001 par value      750,000(5)        $0.23                $172,500.00           $15.87
============================== ================= =================== ==================== =================

Common Stock, $.001 par value    2,421,142(6)        $0.23                $556,862.66           $51.23
------------------------------ ----------------- ------------------- -------------------- -----------------

Common Stock, $0.001 par value     199,032(7)        $0.23                 $45,777.36            $4.21
------------------------------ ----------------- ------------------- -------------------- -----------------

Common Stock, $0.001 par value   1,241,117(8)        $0.23                $285,456.91           $26.26
============================== ================= =================== ==================== =================

Common Stock, $0.001 par value     200,000(9)        $0.23                 $46,000.00            $4.23
============================== ================= =================== ==================== =================

Total                           19,546,291           $0.23              $4,495,646.93          $413.60
=============================== ================ =================== ==================== =================

     (1) Includes a maximum of 2,000,000 shares issuable upon conversion of outstanding 6% Convertible Debentures of the registrant, $75,000 principal amount of which would be issued upon effectiveness of this registration statement. The number of shares registered for issuance upon conversion of the debentures is an estimate based upon the conversion formula applied as of a recent date. Also includes 2,735,000 shares to be sold by certain selling shareholders.
     (2) An indeterminate number of additional shares of common stock are registered hereunder in accordance with Rule 416 under the Securities Act that may be issued as provided in the 6% Convertible Debentures and warrants in the event that the provisions against dilution in such instruments become operative.
     (3) The closing price of the common stock on January 31, 2002.  Estimated solely for the purpose of calculating the registration fee pursuant to Rule
457(o) of the Securities Act of 1933.
     (4) Represents  shares issuable pursuant to the Techinvest equity line. The price per share of our common stock will vary based on the closing bid prices of our common stock during the request period provided for in the investment agreement described in this registration statement. The purchase price will be equal to 85% of the lowest four (4) closing bid prices of our common stock during the specified purchase period.
     (5) Common stock issuable upon exercise of outstanding warrants held by or issuable toTecinvest at exercise prices to be set at a later date, including a warrant issued to purchase 75,000 shares of our common stock issued for a
$75,000 Convertible Debenture financing, with an exercise price of $0.275 per share.
     (6) Common stock issuable upon exercise of outstanding warrants expiring
September 30, 2002, at an exercise price of $.45 per share.
     (7) Common stock issuable upon exercise of outstanding Class A warrants expiring December 31, 2004, exercisable at $.63 per share.
     (8) Common Stock issuable upon the exercise of outstanding warrants expiring February 25, 2005, to purchase 307,693 shares of common stock at an exercise price of $.85 per share and to purchase 933,424 shares at an exercise price of $.90 per share.
     (9) Common Stock issued to Escrow Agent in payment of legal fees.
-------------------------------------------------------------------------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                                          Subject to completion.
                        19,546,291 Shares of Common Stock

                      JACOBSON RESONANCE ENTERPRISES, INC.
                            -------------------------

     The registration statement of which this prospectus forms a part registers for resale an aggregate of 19,546,291 shares of our common stock. Of that total,
Tecinvest Services, Inc. ("Tecinvest"), will sell up to 10,000,000 shares of common stock in this offering that may be issued through a investment agreement
(the "investment agreement") that we entered into with them, and Tecinvest will sell up to 2,750,000 shares of common stock in this offering that they may receive through conversion of convertible debentures ("convertible debentures"), commitment warrants ("Commitment Warrants") and other warrants held by
Tecinvest, as further described in this prospectus. We are not selling any shares of common stock in this offering; therefore, none of the proceeds of sale from this offering will go to us. We will, however, receive proceeds from our sale of common stock to Tecinvest under the investment agreement, and upon exercise of the Commitment Warrants, which shares are being registered for their resale. All costs associated with this registration will be borne by us. The number of shares that may be issued under the investment agreement, convertible debentures, Commitment Warrants and other warrants held by Tecinvest would constitute 22% of our issued and outstanding common stock as of January 25,
2002, based on the closing bid price of our stock on January 25, 2002. We will receive the sale price of any common stock that we may sell through the investment agreement, and Tecinvest may resell those shares pursuant to this prospectus. We will also receive $20,625 if the warrant to purchase 75,000 shares of our common stock currently held by and issued to Tecinvest is exercised. We are uncertain at this time of the amount that we will receive if the warrants to purchase an additional 675,000 shares of our common stock are exercised since those warrants will only be issued to Tecinvest once certain funding conditions have been met and those warrants will have various exercise prices that cannot be determined at this time. We will not receive any proceeds from Tecinvest's resale of our common stock.

     The remaining 6,796,291 shares are being offered for sale by certain of our stockholders. The Company will not receive any of the proceeds from the sale of the shares of common stock. We will, however, receive $2,316,524.71 if all outstanding warrants to purchase common stock, other than those held by
Tecinvest, are exercised. We will pay certain of the legal and other expenses of this offering, estimated to be $43,400. The selling stockholders will bear the cost of any brokerage commissions or discounts or other selling expenses incurred in connection with the sale of their shares or warrants. The price and the commissions, if any, paid in connection with any sale may be privately negotiated, may be based on then prevailing market prices, and may vary from transaction to transaction and, as a result, are not currently known.

     Bid and asked prices for our common stock are quoted, and the last sale is reported, on the over-the-counter electronic bulletin board maintained by the
National Association of Securities Dealers under the symbol "JRSE." On January
25, 2002 the last bid price of the common stock as reported was $.23. As of
January 25, 2002, there were 58,257,057 shares of our common stock outstanding.
The selling stockholders and any participating broker-dealers will be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. We have not registered the shares or warrants for sale by the selling stockholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares or warrants should confirm the registration of these securities under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

     An investment in shares of our common stock involves significant risk. We urge you to carefully consider the risk factors beginning on page 8, along with the rest of this prospectus, before you make your investment decision. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -------------
                  The date of this prospectus is ________, 2002

                                     SUMMARY

     You should carefully read this entire prospectus before investing in our common stock.

EXECUTIVE OFFICES

     Our corporate offices are located at 8200 Jog Road, Suite 100, Boynton
Beach, Florida 33437. We can be reached by telephone at (561) 752-4141, by fax transmission to (561) 752-3939 or via e-mail at jacobsonres@aol.com.

INTRODUCTORY

     Jacobson Resonance Enterprises, Inc., ("Jacobson Resonance Enterprises,"
the "Company," "we" or "us), is a Nevada corporation incorporated on March 6,
1988 and was originally known as Pioneer Services International, Ltd. On June 4,
1996, the Company acquired Jacobson Resonance Machines, Inc.; a closely held
Florida corporation founded Dr. Jerry I. Jacobson, in exchange for 57,220,000 shares of the Company's common stock, or a 92% equity interest at that time in the Company. On July 30, 1998, the Company changed its name to Jacobson
Resonance Enterprises, Inc.

     We are developing electromagnetic resonance technology focusing on healthcare, food and beverage, veterinary medicine, construction and the environment. This patented Jacobson Resonance technology is licensed from the
Company's pioneering founder, Chairman of the Board and Chief Science and
Technology Officer, Dr. Jerry I. Jacobson.

     The Company is planning to use Jacobson Resonance for the reduction of chronic and acute pain, commencing with magnetotherapy for the knee.
Osteoarthritis, rheumatoid arthritis, lower back injuries, tendonitis, muscle spasms, sports injuries, carpal tunnel and tarsal tunnel syndromes, neuropathy, fibromydgia and migraine, tension, cluster, sinus and menstrual headaches all cause chronic pain. Based on data developed by the National Chronic Pain
Outreach Association, an estimated 34 million people in the United States of
America suffer from chronic pain and approximately 50 million work-days are lost annually because of chronic pain.

     Jacobson Resonance utilizes extremely weak physiologic (like those found in the human heart, brain and other organs), low frequency electromagnetic fields to beneficially alter molecular characteristics. We are currently negotiating, and plan to continue to use joint venture and licensing arrangements, as well as our own resources, to develop, manufacture, distribute and market various applications of Jacobson Resonance.

PRODUCTS

     The Company has developed four different clinical models of the Jacobson
Resonator for the alleviation of chronic and acute pain. These models include
18-inch (expandable), 22-inch (expandable), 4-foot and 7-foot resonators and are now being sold or leased in Canada, Spain and Mexico for the following therapeutic uses: magnetotherapy for a steomuscular pain (and soft tissue pain, including connective tissue such as ligaments and tendons). These resonators have been marketed in other European countries, Latin America, the Pacific Rim and Australia commencing with the last quarter of 2001 and marketing in these regions will increase significantly in 2002. Royalty and usage revenues began arriving to the company from Canada in September 2001. Revenues began arriving from European and worldwide distribution during the last quarter of 2001. Upon clearance from the FDA in the U.S. these resonators will be marketed through sales, leasing and participation in proprietary clinical settings.

     All of these models are being used to alleviate pain.  Upon FDA clearance these resonators will be marketed in the USA to treat chronic and acute pain sufferers.

TECHNOLOGY VISION

     For decades in Asia and more recently in Europe and the United States, medical benefits have been documented through exposure of patients to low-level localized magnetic fields, usually produced by assemblages of small permanent magnets. This technology is generically referred to as bioelectromagnetics. The proprietary Jacobson Resonators (the delivery system) is, we believe, a technological breakthrough providing a means of producing a precise, controllable, targeted and uniform electromagnetic field (physiologic, and natural to the body like to those found in the human brain, heart, liver and other organs) through a region of space large enough to envelop a human joint, limb, head, etc., as desired, permitting a focussed exposure of such an area to any desired magnetic field. These fields are millions of times weaker than the
Earth's own geomagnetic field. They are generally delivered by Helmholz coils.
The Jacobson Resonators were originally fabricated at the Stennis Space Center by NASA subcontractors and emit extremely weak microgauss, pico tesla and nanogauss force-fields. These force-fields emit physiologic and benign non-ionizing electromagnetic radiation, causing no impairment to atoms or their surrounding electrons. Most human patients do not feel or sense the force-fields during treatment and, to date, attendant effects have been limited to occasional tingling sensations or mild warmth.

     Our technology vision is to design and develop these medical and therapeutic bioelectomagnetic delivery systems for non-invasive, perfectly safe treatments of disease and musculo-skeletal injury. Recognizing that atoms are essentially magnets, Jacobson Resonators can be utilized to establish low-level magnetic fields which we believe can be "tuned" to appropriate resonant strengths and frequencies which manipulate the atoms in a person's arthritic knee, for example, to return balance, or homeostasis of function to that member, which in turn can ameliorate unnatural symptoms, in this case pain. With respect to disease, the Resonator magnetic fields are believed to interact in harmony with the body's natural magnetic field producing atomic and molecular vibrations which render viruses and bacteria incapable of invading healthy cells and normalizing infected cells.

     We are focusing our attention and resources on particular medical applications of Jacobson Resonance. The core medical application of Jacobson
Resonance is the treatment of chronic pain, including osteoarthritis of the knee joint. Other, secondary medical applications, which are currently under research and development, include the treatment of neurodegenerative disease, cardiac pacing. Basic science studies have been initiated in cancer.

COMMERCIALIZATION INITIATIVES IN THE PAIN TREATMENT MARKET

     We have received regulatory clearances, and are marketing our products, in
Europe, Canada and Mexico. The clinical resonators require Food and Drug
Administration clearance before they can be commercially used in the United
States of America. See "Government Regulation." We have not yet received FDA clearance for the commercialization of our clinical resonators in the United
States of America. However, the FDA has determined that the pico tesla and nanogauss force-fields generated by the Jacobson Resonator are of non-significant risk, which determination permits us to conduct studies on human subjects while gathering data on safety and effectiveness. We completed double blind and randomized clinical studies in early 1999 and submitted to the FDA on
May 27, 1999, its pre-market notification report for the 18-inch Jacobson
Resonator in the treatment of osteoarthritic pain of the knee. At the request of the FDA, the Company filed an addendum to the report on September 17, 1999. We submitted additional data in June 2001 and are awaiting clearance from the FDA
(hopefully by the end of the second quarter of 2002) for the alleviation of pain from the arthritic human knee.

     In addition, full approval and clearance for manufacturing of all model resonators have been received by the Spanish Ministry of Spain under the same
CE-Mark license. Additionally, Spain has granted permission to treat all musculo-skeletal pain from the neck down. On November 27, 2000, we received notification of licensing rights from the Therapeutic Products Section of the
Canadian Ministry of Health (Health Canada) for commercialization and use of
Jacobson Resonators in Canada and in other countries, which have reciprocity licenses and active trade agreements. The license issued covers osteoarthritic conditions and a broad spectrum of pain-related musculo-skeletal injuries.
During the past two years Jacobson Resonators have effectively been used in
Mexico for the treatment of chronic and acute pain and the palliation of symptoms covering a wide variety of disorders and diseases.

     We plan to distribute the clinical models of the Jacobson Resonators in the
United States of America through existing medical device distributors. With respect to the portable models, of which three are currently being used in human clinical studies, most particularly in sports medicine, we plan to place them in chain stores and other locations outside the United States where magnet therapy products are currently being sold.

POTENTIAL NON-MEDICAL APPLICATIONS OF JACOBSON RESONANCE

     In addition to medical applications, the Company has developed and plans to continue developing Jacobson Resonance for use in other commercial arenas including food and beverage and construction and the environment. We believe that Jacobson Resonance can restructure water molecules to create greater inter-atomic communication and improve absorption, coherence, cooperativity and harmony between systems, and stability. Studies have demonstrated that resonated drinking water may improve digestion, speed absorption of nutrients in the gastrointestinal tract and provide ancillary benefits such as greater regularity, increased stamina and improved circulation.

THE OFFERING

Common stock offered by Tecinvest pursuant to              12,750,000 shares
investment agreement, and convertible debentures
 and warrants held by Tecinvest
Common stock offered by other selling stockholders........  6,796,291 shares

Common stock to be outstanding after the offering......... 75,468,348 shares (1)

OTC Bulletin Board symbol.................................       "JRSE"
------------------
(1)  Assumes the exercise of all outstanding warrants (including the Commitment
     Warrants issued to Tecinvest pursuant to the investment agreement) and options and sale of 10,000,000 shares of common stock under the investment agreement.

     We signed an investment agreement with Tecinvest Services, Inc., a Belize corporation ("Tecinvest"), on December 18, 2001, for the future issuance and purchase of shares of our common stock. The investment agreement establishes what is sometimes referred to as an equity line of credit.

     Under the equity line of credit, we can request up to $3 million from
Tecinvest over an 18-month period in return for shares of our common stock. Once every 15 trading days, we may request (a "put notice") between $10,000 and the product of the daily trading volume and the average trade price of our common stock for the 30 trading days immediately preceding our request multiplied by three; however, in no event shall the maximum amount exceed $150,000. The minimum amounts for put notices are not applicable to the first five draw down notices. We are under no obligation to make a request from Tecinvest, although we may have to pay certain liquidated damages in cash if we do not draw down certain amounts in certain time frames.

     For example, if we had requested an advance on January 7, 2002, then the amount of our put notice would have been $150,000 (average daily equity traded for the prior thirty trading days immediately preceding the put notice date by
3, but in no event more than $150,000). However, the aggregate trading volume for the 10 trading days after January 7, 2002, would have been 668,400 shares and the average of the 4 lowest closing bid prices for our common stock during such 10 trading day period would have been $0.2275. Accordingly, we would have received funding of $19,390 and issued 100,260 shares or our common stock, since
Tecinvest is only committed to fund up to 15% of the volume during that ten day trading period and receives a 15% discount. If the price and average trading volume remained constant over the 18-month period of the investment agreement, and we issued one put notice per month, under this example we would issue
1,804,680 shares to Tecinvest at $0.1934 per share (85% of the average of the lowest 4 closing bid prices during the 10 trading days following an assumed put notice date of January 7, 2002); provided that we do not exceed the limit contained in the investment agreement or Tecinvest' total beneficial ownership of common stock described below, and we have enough authorized shares. We currently have 241,742,943 shares authorized but unissued.

     We have registered 19,546,291 shares of common stock pursuant to the registration statement of which this prospectus forms a part, a large portion of which is owned by stockholders other than Tecinvest. Included in that amount are
10,000,000 shares of common stock we have registered for sale by Tecinvest pursuant to the equity line of credit. We have also registered an aggregate of
2,750,000 shares of our common stock for resale by Tecinvest upon the exercise by Tecinvest of the Commitment Warrant for 500,000 shares, and for conversion of the Convertible Debentures held by Tecinvest and warrants to purchase 75,000 shares of our common stock issued in connection with the Convertible Debentures.
The number of shares we can issue to Tecinvest under all of these instruments is limited by provisions in the investment agreement and Convertible Debentures that prevent us from issuing shares to Tecinvest to the extent that Tecinvest would own more than 4.99% of our outstanding common stock. Resales of our common stock by Tecinvest pursuant to this prospectus would reduce the number of shares beneficially owned by Tecinvest and, thus, may allow us to issue additional shares to Tecinvest without violating these agreements.

     The per share price Tecinvest pays for our common stock under the equity line of credit includes a discount of fifteen (15%) percent, based on a calculation of the lowest four closing bid prices of our common stock in the purchase period, which is defined under the investment agreement as the period of ten trading days following receipt of our request by Tecinvest.

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus under the captions Summary, Risk
Factors, Management's Discussion and Analysis of Financial Condition and Results
of Operations, Business, and elsewhere in this prospectus are "forward-looking statements." Forward-looking statements include, among other things, statements about the competitiveness of the telecommunications industry, our plans and objectives for future operations, the likelihood of our success in developing and expanding our business, potential regulatory obligations, and other statements that are not historical facts. When used in this prospectus, the words "anticipate," "believe," "estimate," or similar expressions generally identify forward-looking statements. The forward-looking statements included herein are based upon a number of assumptions and estimates, which are inherently subject to significant uncertainties, many of which are beyond our control. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the success and subsequent acceptance of new medical research and development; the regulatory framework of the health care industry; the Company's ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; its ability to protect technology; changes in its business strategy or development plans; competition; demographic changes;
business disruptions; adverse publicity; and international, national and local general economic and market.

                             SUMMARY FINANCIAL DATA

     The summary financial data set forth in the table below is derived from our audited financial statements for the year ended December 31, 2000 and 1999, and unaudited financial data for the nine months ended September 30, 2001 and 2000.
The financial statements are included in this prospectus at page F-1. This financial data represents historical information that is not necessarily indicative of future results. We urge you to read carefully Management's
Discussion and Analysis of Financial Condition and Results of Operations and the
financial statements and notes thereto, and other financial data included elsewhere in this prospectus.

                                       September 30,    September 30,    December 31,    December 31,    Inception to
                                       --------------   --------------   -------------   -------------   ------------
                                           2001             2000             2000            1999       Sept. 30, 2001
                                           ----             ----             ----            ----       --------------
                                       (Unaudited)      (Unaudited)                                      (Unaudited)

Revenues:                                 $41,976         $30,611          $31,590         $22,021         $220,719

Operating expenses:                     1,131,268       1,636,446        4,082,277       3,788,344       10,703,945

Other income (expense) - Net               40,296          79,633          108,735         108,357          274,392

Net loss                               (1,048,996)     (1,526,202)      (3,941,952)     (3,657,966)     (10,208,834)

Basic and Diluted Net Loss per Share         (.02)           (.03)            (.08)           (.11)

Weighted average number of shares      55,492,696      46,469,164       48,449,884      34,120,883

Balance Sheet Data                        September 30, 2001      December 31,
                                                                     2000
                                          ------------------   -----------------

Cash and cash equivalents                        $406               $218,770
Working capital (deficit)                  (1,576,721)              (912,052)
Total assets                                  215,619                522,920
Long-term debt, less current portion
Shareholders' equity (deficit)             (1,444,402)              (721,827)

                                  RISK FACTORS

     An investment in our common stock involves a significant degree of risk.
You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully the following risk factors and other information in this prospectus before deciding to invest in our common stock.

We have only a limited operating history and have not operated profitably since commencement of operations. We will be required to raise substantial amounts of capital.

     We were founded in 1988 and acquired our current business operations in
1996. We have had limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, maintain and increase our customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our technology and provide superior customer service, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

     We will be required to raise substantial amounts of capital to continue development and commercialization of our existing and proposed products. In addition, we have a substantial obligation to certain parties in connection with the settlement of litigation concerning our intellectual property. See
"Business--Legal Proceedings".

Our future revenues are unpredictable.

     As a result of our limited operating history and the emerging nature of the market in which we compete, we are unable to accurately forecast our revenues.
Our current and future expense levels are based largely on our investment plans and estimates of future revenues and are to a large extent fixed. Sales and operating results generally depend on regulatory approvals, the volume of, timing of and ability to fulfill orders received, and competitive conditions, which are difficult to forecast. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues in relation to our planned expenditures would have an immediate adverse effect on our business, prospects, financial condition and results of operations. Further, as a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service or marketing decisions that could have a material adverse effect on our business and financial condition and results of operations.

There is no assurance that we will be able successfully to develop and commercialize our technology.

     The targeted operating parameters of our proposed technology may be difficult, or even impossible, to achieve. If we do not develop our proposed technology with the performance criteria detailed herein, we will not be able to commence commercial business operations, and your investment in the Company will be lost.

Even if we and our licensees are successful in developing our proposed technology, there is no assurance that we and our licensees will be able to market the technology commercially.

     We are not experienced in marketing our type of proposed technology to the intended market and, even assuming we successfully develop the product or products targeted for this intended market, there is no assurance that this market will accept the these product or products. In this case, you could lose your entire investment in the Company.

We will need to raise substantial additional capital to complete development of our proposed technology and to commercialize the technology. There is no assurance that we will be able to secure the additional capital investments required to complete product development and commercialize the technology.

     Substantial additional capital, which we estimate to be in the range of $5 million to $10 million will be required to complete development and regulatory clearances of our proposed commercial products and to bring those products to market. There is no assurance that, even if our initial commercial products perform as intended, we will be successful in  generating sufficient revenues and/or attracting this amount of additional capital through the Tecnivest equity line or otherwise. If we are not successful in attracting this additional capital or generating sufficient revenues, an investment in us may be lost.

If our proposed products do not achieve market acceptance, we will not be able to generate the revenue necessary to support our business.

     Our proposed  products  represent a fundamentally new way of relief of pain and therapy for certain types of injuries, diseases or other medical conditions.
If our proposed products fail to achieve market acceptance, potential users will not purchase our products and we will not be able to generate the revenue necessary to support our business.

Our proposed products are subject to a lengthy and uncertain domestic regulatory process. If we do not obtain and maintain the necessary domestic regulatory approvals, we will not be able to market and sell these products in the United
States.

     Our proposed products are subject to regulation in the United States by the
U.S. Food and Drug Administration, or FDA. See "Business--Government
Regulation". The FDA regulates the research, testing, manufacturing, safety, labeling, storage, record keeping, promotion, distribution and production of medical devices in the United States. Our products have not been approved by the
FDA for any therapeutic procedures. If we fail to obtain FDA approval for the use of those products requiring such approval, our business could be harmed and we would not be able to market and sell those products in the United States.

Our proposed products are also subject to various international regulatory processes and approval requirements. If we do not obtain and maintain the necessary international regulatory approvals, we will not be able to market and sell these proposed products in foreign countries.

     To be able to market and sell our proposed products in other countries, we must obtain regulatory approvals and comply with the regulations of those countries. These regulations, including the requirements for approvals, and the time required for regulatory review vary from country to country. Obtaining and maintaining foreign regulatory approvals are expensive, and we cannot be certain that we will receive regulatory approvals in any foreign country in which we plan to market our products. If we fail to obtain regulatory approval in any foreign country in which we plan to market one or more of our proposed products, our ability to generate revenue would be harmed.

If we are unable to protect the intellectual property contained in our products from use by third parties, our ability to compete in the market would be harmed.

     Our commercial success will depend in part on obtaining patent and other intellectual property protection for the technologies contained in our products, and on successfully defending our patents and other intellectual property against third party challenges.

     We could be required to incur substantial costs in obtaining patents and, if necessary, defending our proprietary rights. The patent positions of medical device companies, including ours, could be highly uncertain and involve complex and evolving legal and factual questions. We cannot assure you that we will obtain the patent protection we seek, or that the protection we do obtain will be found valid and enforceable if challenged. We also cannot assure you that we will be able to develop additional patentable proprietary technologies. If we fail to obtain adequate protection of our intellectual property, or if any protection we obtain is reduced or eliminated, others could use our intellectual property without compensating us, resulting in harm to our business. We may also determine that it is in our best interests to voluntarily challenge a third party's products or patents in litigation or administrative proceedings, including patent interferences or reexaminations. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

Others may assert that our products, if developed, infringe their intellectual property rights, which may cause us to engage in costly disputes and, if we are not successful in defending ourselves, could also cause us to pay substantial damages and prohibit us from selling our proposed products.

     In addition to the issued patents of which we are aware, other parties may have filed, and in the future are likely to file, patent applications covering diagnostic products that are similar or identical to ours. We cannot assure you that any patents issuing from applications filed by a third party will not cover our products or will not have priority over our patent applications.

     The medical device industry has been characterized by extensive litigation and administrative proceedings regarding patents and other intellectual property rights, and companies have employed such actions to gain a competitive advantage. If third parties assert infringement or other intellectual property claims against us, our technical and management personnel will experience a significant diversion of time and effort and we will incur large expenses defending ourselves. If third parties in any patent action are successful, our patent portfolio may be damaged, we may have to pay substantial damages, including treble damages, and we may be required to stop selling our products or obtain a license which, if available at all, may require us to pay substantial royalties. We cannot be certain that we will have the financial resources or the substantive arguments to defend our patents from infringement or claims of invalidity or unenforceability, or to defend against allegations of infringement of third-party patents. In addition, any public announcements related to litigation or administrative proceedings initiated by us, or initiated or threatened against us, could affect the value of our stock.

                                       10

The rights and measures we rely on to protect the intellectual property underlying our products may not be adequate to prevent third parties from using our technology which could harm our ability to compete in the market.

     In addition to patents, we plan to rely on a combination of trade secret, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical security measures to protect our intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the technology underlying our products. If they do not protect our rights adequately, third parties could use our technology, and our ability to compete in the market would be reduced. In addition, employees, consultants and others who participate in developing our products may breach their agreements with us regarding our intellectual property, and we may not have adequate remedies for the breach. We also may not be able to effectively protect our intellectual property rights in some foreign countries. We also realize that our trade secrets may become known through other means not currently foreseen by us.
Notwithstanding our efforts to protect our intellectual property, our competitors may independently develop similar or alternative technologies or products that are equal or superior to our technology and products without infringing any of our intellectual property rights, or may design around our proprietary technologies. For further information on our intellectual property and the difficulties in protecting it, see "Business -- Intellectual Property."

If software defects are discovered in our proposed products, we may incur additional unforeseen costs, customers could not purchase our products and our reputation could suffer.

     Our proposed products would incorporate sophisticated computer software.
Complex software frequently contains errors or failures, especially when first introduced. In addition, new products or enhancements may contain undetected errors or performance problems that, despite testing, are discovered only after commercial shipment. Because our products are designed to be used to perform complex analytical procedures, we expect that our customers will have an increased sensitivity to software defects. We cannot assure you that our software will not experience errors or performance problems in the future. If we experience software errors or performance problems, any of the following could occur:

-        delays in product shipments;

-        loss of revenue;

-        delay in market acceptance;

-        diversion of our resources;

-        damage to our reputation;

-        increased service or warranty costs; or

-        product liability claims.

Neither we nor our  licensees  have  experience  in  manufacturing  our proposed products and may encounter manufacturing problems or delays that could adversely affect our success.

     We may be unable to establish or maintain reliable, high-volume manufacturing capacity. Even if this capacity can be established and maintained, the cost of doing so may increase the cost of our proposed products and reduce our ability to compete. We may encounter difficulties in scaling up production of our products, including:

                                       11

-        problems involving production yields;

-        quality control and assurance;

-        component supply shortages;

-        shortages of qualified personnel; and

-        compliance with state, federal and foreign regulations.

     Manufacturing our products is a complex process.  We plan to manufacture products to fill purchase orders rather than to maintain inventories of our assembled products. If demand for our products exceeds our manufacturing capacity, we could develop a substantial backlog of customer orders. If we are unable to establish and maintain larger-scale manufacturing capabilities, our ability to generate revenues will be limited and our reputation in the marketplace would be damaged.

If our licensees' proposed manufacturing facilities do not meet federal or state manufacturing standards, we may be required to temporarily cease all or part of our manufacturing operations, which would result in product delivery delays and lost revenue.

     Our or our licensees manufacturing facilities would be subject to periodic inspection by regulatory authorities and our operations would continue to be regulated by the FDA for compliance with Good Manufacturing Practice requirements. We would also be required to comply with the ISO 9000 series standards in order to produce products for sale in Europe. If we fail to comply with Good Manufacturing Practice requirements or ISO 9000 series standards, we would be required to cease all or part of our operations until we complied with these regulations. We cannot be certain that our facilities would be found to comply with Good Manufacturing Practice requirements or the ISO 9000 series standards in future audits by regulatory authorities.

We or our licensees may plan to rely on sole and single source suppliers, which could harm our ability to meet demand for our proposed products in a timely manner or within budget.

     Some of the components necessary for the assembly of our products are currently produced by sole source suppliers or single source suppliers. The disruption or termination of the supply of components could cause a significant increase in the costs of these components, which could affect the commercialization of our proposed products. A disruption or termination in the supply of components could also result in our inability to meet demand for our proposed products, which could harm our ability to generate revenues, lead to customer dissatisfaction and damage our reputation. Furthermore, if we are required to change the manufacturer of a key component of our products, we may be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could delay our ability to manufacture our proposed products in a timely manner or within budget.

The use of our proposed products could result in product liability claims that could be expensive, divert management's attention and harm our business.

     Our business would expose us to significant risks of product liability claims. The analytical device industry has historically been litigious, and we would face financial exposure to product liability claims if the use of our products were to result in a misdiagnosis or cause injury or death. There is

                                       12

also the possibility that defects in the design or manufacture of our products might necessitate a product recall. Although we plan to maintain product liability insurance, the coverage limits of these policies may not be adequate to cover future claims. A product liability claim, regardless of its merit or eventual outcome, could result in significant legal defense costs. A product liability claim or any product recalls could also harm our reputation or result in a decline in revenues.

If we lose our key personnel or are unable to attract and retain additional personnel, our ability to compete would be harmed.

     We are highly dependent on the principal members of our management and scientific staff, in particular Dr. Jerry I. Jacobson, our Chairman of the Board and Chief Science Officer, and Alfonso Serrato, our President and Chief
Executive Officer. In order to pursue our product development, marketing and commercialization plans, we will need to hire additional qualified personnel with expertise in research and development, clinical testing, government regulation, manufacturing, sales and marketing, and finance. Our product development plans depend in part on our ability to attract and retain engineers with experience in mechanics, software and optics. Attracting and retaining qualified personnel will be critical to our success, and competition for qualified personnel is intense. We may not be able to attract and retain personnel on acceptable terms given the competition for such personnel among technology and healthcare companies, and universities. The loss of any of these persons or our inability to attract and retain qualified personnel could harm our business and our ability to compete.

We do not intend to pay dividends.

     It is unlikely that we will pay any dividends in the foreseeable future due to our anticipated substantial cash requirements for future operations. We anticipate using the net proceeds of this offering, and any earnings received from operations, to complete the development and to obtain the requisite regulatory approvals for our proposed products, for the marketing, development and expansion of our proposed business, for operating capital and for corporate development and expansion activities.

Our common stock is regulated as a "penny stock" by the Securities and Exchange
Commission.

     We are subject to additional regulation by the Securities and Exchange
Commission under its rules regulating broker-dealer practices in connection with transactions in "penny stocks." This type of regulation may reduce the level of trading activity or your ability to sell the common stock. Penny stocks generally are equity securities with a price of less than $5.00 that are not registered on certain national securities exchanges or quoted on the NASDAQ system. The penny stock rules require a broker-dealer, prior to a transaction in a regulated penny stock, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide information concerning his compensation for the penny stock purchase, current prices of the penny stock, and a special written determination that the penny stock is a suitable investment for the purchaser.

                                       13

     Following this offering the principal founding stockholders will continue to control us and be able to elect the entire board of directors.

     Our principal stockholders presently hold 50% of our Common Stock (giving effect to conversion of the preferred stock held by Dr. Jacobson). Following the completion of this offering, assuming all of the common stock covered by this
Prospectus is sold, such stockholders will own approximately 40% of the outstanding voting stock (giving effect to conversion of such preferred stock).
Our stockholders do not have the right of cumulative voting for the election of directors. Accordingly, it is reasonable to assume that the existing stockholders will continue to be able to elect all of our and control our corporate affairs.

     We have been the subject of a going concern opinion from our independent auditors, which means that we may not be able to continue operations unless we obtain additional funding.

     Our independent auditors have added an explanatory paragraph to their audit opinions, issued in connection with our financial statements, which states that our ability to continue as a going concern is uncertain due to our continued
operating losses, the excess of our liabilities over our assets and uncertain conditions we face in our day-to-day operations. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Our common stock may be affected by limited trading volume and may fluctuate significantly.

     Prior to this offering, there has been a limited public market for our common stock. There can be no assurance that an active trading market for our common stock will develop. This could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

     The market for our common stock is poorly developed.  Purchasers of our securities should anticipate a thin and volatile market. Investors that purchase our common stock may not be able to sell their securities.

     There are many days when our common stock does not trade at all in the over-the-counter market. The spread between the quoted bid and ask prices is usually great. The stock has never traded above $5, the price required to remove certain trading requirements imposed on Bulletin Board "penny stocks." Until these trading requirements are removed, many brokerage firms will not allow their brokers to recommend our stock for purchase by their customers. Investors that purchase our common stock may not be able to sell their securities.

                                       14

                         RISKS RELATED TO THIS OFFERING

     Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

     Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. All of the 58,257,057 shares of common stock outstanding as of January 25, 2002, or will be following the effective date of the registration statement of which this prospectus is a part, freely tradable without restriction, unless held by our affiliates. Of these outstanding shares, 2,935,000 have been registered for sale hereunder by affiliates and other selling stockholders. Some of these shares may be resold under Rule 144.

     Upon completion of this offering, and assuming all shares registered in this offering are resold in the public market, there will be an additional
17,211,291 shares of common stock outstanding. All of these additional shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to Tecinvest under the terms of the investment agreement, the conversion of Tecinvest's convertible debentures to shares of common stock, and the exercise of the warrants held by
Tecinvest.

     Existing stockholders will experience significant dilution from our sale of shares under the investment agreement and the conversion of the convertible debentures to stock.

     The sale of shares pursuant to the investment agreement and the conversion of the convertible debentures to shares of common stock will have a dilutive impact on our stockholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue through conversion of our convertible debentures to common stock and under the investment agreement to draw down the full amount. The lower our stock price, the greater the dilution will be for our existing stockholders. The higher our stock price, the greater the dilution will be for new stockholders.

     The holders of the convertible debentures will be able to convert their debentures to shares of common stock at conversion values less than the then-prevailing market price of our common stock. And, investors under the investment agreement will pay less than the then-prevailing market price of our common stock.

     The common stock to be issued upon conversion of our convertible debentures will be issued at the lesser of (i) one hundred ten percent (110%) of the average closing bid price of our common stock for the five (5) trading days immediately preceding the closing date for the convertible debentures or (ii)
seventy-five percent (75%) of the average of the six (6) lowest closing bid prices during the twenty (20) trading days prior to conversion of the convertible debentures. The common stock to be issued under the investment agreement will be issued at a 15-percent discount to the average of the lowest three closing bid prices for the 10 trading days immediately following the notice date of our put. These discounted conversion prices and sales could cause the price of our common stock to decline.

     Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop.

     Before this offering, our common stock has traded on the OTC Bulletin
Board. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

                                       15

     The price you pay in this offering will fluctuate.

     The price in this offering will fluctuate  based on the  prevailing  market price of the common stock on the OTC Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

     We may not be able to access sufficient funds under the investment agreement when needed.

     We are dependent on external financing to fund our operations.  Our financing needs are expected to be provided from the investment agreement, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part because the amount of financing available will fluctuate with the market price and volume of our common stock. As the market price and volume decline, then the amount of financing available under the Equity Line of Credit will decline.

                                 DIVIDEND POLICY

     We have not  declared or paid any cash  dividend on our common stock in the past,  and the board of  directors  intends to  continue  a policy of  retaining future  earnings  to  finance  our growth and for  general  corporate  purposes.
Therefore, we do not anticipate paying any cash dividends on our common stock in the future.

                                    BUSINESS

INTRODUCTORY

     Jacobson Resonance Enterprises, Inc., ("Jacobson Resonance Enterprises,"
the "Company," "we" or "us), is Nevada corporation incorporated on March 6, 1988 and was originally known as Pioneer Services International, Ltd. On June 4,
1996, the Company acquired Jacobson Resonance Machines, Inc.; a closely held
Florida corporation founded Dr. Jerry I. Jacobson, in exchange for 57,220,000 shares of the Company's common stock, or a 92% equity interest at that time in the Company. On July 30, 1998, the Company changed its name to Jacobson
Resonance Enterprises, Inc. The corporate offices are located at 8200 Jog Road,
Suite 100, Boynton Beach, Florida 33437. We can be reached by telephone @
561.752.4141, fax transmission to 561.752.3939 or via E-mail at
JACOBSONRES@AOL.COM.

     We are developing electromagnetic resonance technology focusing on healthcare, food and beverage, veterinary medicine, construction and the environment. This patented Jacobson Resonance technology is licensed from the
Company's pioneering founder, Chairman of the Board and Chief Science and
Technology Officer, Dr. Jerry I. Jacobson.

                                       16

     The Company is planning to use Jacobson Resonance for the reduction of chronic and acute pain, commencing with magnetotherapy for the knee.
Osteoarthritis, rheumatoid arthritis, lower back injuries, tendonitis, muscle spasms, sports injuries, carpal tunnel and tarsal tunnel syndromes, neuropathy, fibromydgia and migraine, tension, cluster, sinus and menstrual headaches all cause chronic pain. Based on data developed by the National Chronic Pain
Outreach Association, an estimated 34 million people in the United States of
America suffer from chronic pain and approximately 50 million work-days are lost annually because of chronic pain.

     Jacobson Resonance utilizes extremely weak physiologic (like those found in the human heart, brain and other organs), low frequency electromagnetic fields to beneficially alter molecular characteristics. We are currently negotiating, and plan to continue to use joint venture and licensing arrangements, as well as our own resources, to develop, manufacture, distribute and market various applications of Jacobson Resonance.

PRODUCTS

     The Company has developed four different clinical models of the Jacobson
Resonator for the alleviation of chronic and acute pain. These models include
18-inch (expandable), 22-inch (expandable), 4-foot and 7-foot resonators and are now being sold or leased in Canada, Spain and Mexico for the following therapeutic uses: magnetotherapy for a steomuscular pain (and soft tissue pain, including connective tissue such as ligaments and tendons). These resonators have been marketed in other European countries, Latin America, the Pacific Rim and Australia commencing with the last quarter of 2001 and marketing in these regions will increase significantly in 2002. Royalty and usage revenues began arriving to the company from Canada in September 2001. Revenues began arriving from European and worldwide distribution during the last quarter of 2001. Upon clearance from the FDA in the U.S. these resonators will be marketed through sales, leasing and participation in proprietary clinical settings.

o        The 18-inch and seven-foot resonators have been the standard-bearers for much of the in-vitro, in-vivo, animal and human clinical studies in the USA and abroad during the past four years. These models are being used in Mexico and
Spain for the alleviation of pain in human limbs and joints.

o        The 22-inch expandable resonator is being manufactured in Mississippi and in Spain. This flexible delivery system is not only used for human limbs but can expand and be used for the shoulders, neck, hips, and other locations in humans and animals.

o        The 4-foot model is being used in Canada, Spain and Mexico.  This system can be adjusted horizontally and parallel to the human body and focus the electromagnetic field on any specific area desired. Hundreds of people in Europe and Canada are experiencing profound pain relief after treatment in this system.

o        The 7-foot resonator is also being used in coordination with other models to produce quicker and more thorough relief from pain. Ongoing research demonstrates that this system has the potential to treat systemic disorders such as high blood pressure.

     We have nine different models of the Jacobson Resonator.  The four models above are designated for clinical use. The largest clinical model is comprised of a pair of Helmholtz coils that are seven feet in diameter and placed on a common axis three and a half feet apart (to encompass a full human frame).
Helmholtz coils are flat, parallel, circular metal electrically conductive coils equal in diameter and separated by a distance equal to the radius of each coil, connected in series to create a magnetic force field of uniform strength in between the coils. The next largest clinical model is comprised of a pair of
Helmholtz coils that are four feet in diameter (to treat patients who are lying down.). A third clinical model is comprised of a pair of Helmholtz coils that are 22 inches in diameter and placed on a common axis eleven inches apart, which can be expanded to 16 inches or 20 inches. The fourth clinical model is comprised of a pair of Helmholtz coils that are 18 inches in diameter and placed

                                       17

on a common axis nine inches apart. The latter two models can encompass a human head, joint or portion of a limb. Two additional models of the nine, a variable spaced solenoid and a 10-foot resonator are being used in veterinary research in horses; two others are being used in cardiovascular research in dogs; and a nine inch prototype is being used in human clinical research of small joints.

     All of these models are being used to alleviate pain.  Upon FDA clearance these resonators will be marketed in the U.S., consistent with the FDA clearance, to treat chronic and acute pain sufferers. See discussion under
"United States of America" immediately below.

APPROVAL STATUS IN HEALTHCARE & MEDICAL THERAPEUTICS

EUROPE

     On January 10, 2001 the company received the CE-Mark by the Health
Authorities of the European Union in conjunction with the Spanish Health
Ministry for medical use, distribution, manufacturing, and sale of Jacobson
Resonators throughout the nation members of the European Union. This approval covers the broad spectrum of chronic pain of the knees. In addition, full approval and clearance for manufacturing of two models of resonators have been received by the Spanish Ministry of Spain under the same CE-Mark license.
Additionally, Spain is expected to grant permission to treat all musculo-skeletal pain from the neck down. Clinics, hospitals and sports complexes are now treating and alleviating pain from hundreds of Spanish patients and sports enthusiasts. Double Blind Clinical Studies are now being conducted in Spain for the treatment of Cervico-Arthrosis with CE-Mark approval expected by the second quarter of 2002. Combined with additional clinical studies should lead to the treatment of full-body pain (from the neck down) with
CE-Mark approval for the European Union anticipated before the end of 2002.

CANADA

     On November 27, 2000 the Company received notification of licensing rights from the Therapeutic Products Section of the Canadian Ministry of Health (Health
Canada) for commercialization and use of Jacobson Resonators in Canada and in
other countries, which have reciprocity licenses and active trade agreements.
The license issued covers osteoarthritic conditions and a broad spectrum of pain-related musculo-skeletal injuries. On September 27, 2001 Health Canada granted extended licensing rights to treat "all types of pain" no matter the cause.

MEXICO

     During the past two years Jacobson Resonators have effectively been used in
Mexico for the treatment of chronic and acute pain and the palliation of symptoms covering a wide variety of disorders and diseases.

UNITED STATES OF AMERICA

     The clinical resonators require Food and Drug Administration clearance before they can be commercially used in the United States of America. See
"Government Regulation." We have not yet received FDA clearance for the commercialization of our clinical resonators in the United States of America.

     However, the FDA has determined that the pico tesla and nanogauss force-fields generated by the Jacobson Resonator are of non-significant risk for the knee joint, which determination permits us to conduct studies on human subjects while gathering data on safety and effectiveness. (Microgauss, pico

                                       18

tesla and nanogauss force fields are extremely weak magnetic force fields; for example, a pico tesla force field is 50 million times weaker than the earth's magnetic field, and the nanogauss force field is 500 million times weaker.) We completed double blind and randomized clinical studies in early 1999 and submitted to the FDA on May 27, 1999, its pre-market notification report for the
18-inch Jacobson Resonator in the treatment of osteoarthritic pain of the knee.
At the request of the FDA, we filed an addendum to the report on September 17,
1999. Additional data was submitted to the FDA in June 2001 by the Company. We submitted a 510K "de novo" application in November 2001 and are awaiting FDA clearance (hopefully by the second quarter of 2002) to alleviate pain of the human arthritic knee. We have entered into two consulting agreements to help guide the Company in FDA regulatory compliance and reimbursement issues with
Quintiles, Inc. and Regulatory Insights, Inc.

TECHNOLOGY VISION

     Since the Earth is a magnet, a very  large magnet with North and South poles, every person exists within and is influenced by this omnipresent magnetic field of 0.5 gauss (gauss being the standard term of reference for a unit of magnetic force--one gauss equals one line of magnetic flux per square centimeter).

     For decades in Asia and more recently in Europe and the United States, medical benefits have been documented through exposure of patients to low-level localized magnetic fields, usually produced by assemblages of small permanent magnets. This technology is generically referred to as bioelectromagnetics. The proprietary Jacobson Resonators (the delivery system) is, we believe, a technological breakthrough providing a means of producing a precise, controllable, targeted and uniform electromagnetic field (physiologic, and natural to the body like to those found in the human brain, heart, liver and other organs) through a region of space large enough to envelop a human joint, limb, head, etc., as desired, permitting a focussed exposure of such an area to any desired magnetic field. These fields are millions of times weaker than the
Earth's own geomagnetic field. They are generally delivered by Helmholz coils.
The Jacobson Resonators were originally fabricated at the Stennis Space Center by NASA subcontractors and emit extremely weak microgauss, pico tesla and nanogauss force-fields. These force-fields emit physiologic and benign non-ionizing electromagnetic radiation, causing no impairment to atoms or their surrounding electrons. Most human patients do not feel or sense the force-fields during treatment and, to date, attendant effects have been limited to occasional tingling sensations or mild warmth.

     The principles of bioelectromagnetics represent the bases of operation of the now-common MRI (Magnetic Resonance Imaging) diagnostic machines. In this device, magnetic fields are used to specifically orient the normally randomly positioned "atoms" in the part of a person's body under study. When this condition has been achieved by tuning the frequency of the magnetic field, radio wave "pictures" can be taken, precluding the need to use potentially harmful
x-rays and greatly enhancing the results. The major differences of operation of an MRI and the Jacobson Resonator are that the magnetic fields of the MRI are billions of times stronger than those of the Resonator, and the Resonator does not employ any radio waves or x-rays, but rather a non-ionizing extremely low-frequency form of radiant energy. As a result, the Resonator is totally safe and noiseless to operate and is open and non-confining for the patient.

     Our technology vision is to design and develop these medical and therapeutic bioelectomagnetic delivery systems for non-invasive, perfectly safe treatments of disease and musculo-skeletal injury. Recognizing that atoms are essentially magnets, Jacobson Resonators can be utilized to establish low-level magnetic fields which we believe can be "tuned" to appropriate resonant strengths and frequencies which manipulate the atoms in a person's arthritic knee, for example, to return balance, or homeostasis of function to that member, which in turn can ameliorate unnatural symptoms, in this case pain. With respect to disease, the Resonator magnetic fields are believed to interact in harmony with the body's natural magnetic field producing atomic and molecular vibrations which render viruses and bacteria incapable of invading healthy cells and normalizing infected cells.

                                       19

     Magnetotherapy can provide cells with the stimulation  necessary to promote healing. In treating musculo-skeletal injury, Jacobson Resonance attempts to give the body's natural healing process a push, by altering the electromagnetic force-field of a patient to increase the rate of production of regenerative tissues. The natural process of musculo-skeletal tissue healing involves a complex interaction of several physiological processes, which include the stimulation of specific cells such as osteoblasts (cells that regenerate bone), fibroblasts (cells that regenerate muscle and connective tissue) and endothelial cells (cells that regenerate linings of soft tissues such as intestine and blood vessels mucosal linings). When an injury occurs, growth factors are produced at the healing site, which stimulate selected cells to initiate the healing cascade. In most cases, these cells are able to initiate repair in response to an injury and restore the musculo-skeletal tissue to its original strength and structure. Cell stimulation is a necessary component of tissue regeneration and is dependent upon certain triggering events that activate the production of connective tissue and bone.

     While we are one of many engaged in magnetotherapy, our approach to magnetotherapy is substantially different from our competitors in that Jacobson
Resonance uniquely utilizes weak force-fields. Most of the Company's competitors, including Biomagnetics, the Biomet division of Electro-biology,
Dipulse Corporation of America, Electropharmacology, Exogen, Orthofix and
Orthologic, produce electromagnetic devices, which utilize magnetic fields more than one million times the strength of the Jacobson Resonance fields. Strong force-fields can potentially jiggle very large masses within biosystems, posing the risk of promoting tumorigenesis and producing cancer. By contrast, Jacobson
Resonance uses magnetic force-fields that are normal to the human body, utilizing very weak force-fields involving picot Tesla fields, nanogauss fields and even weaker force-fields. Pico tesla and nanogauss fields are equivalent to the normal magnetic profiles of the brain, the heart and other organs of the human body. Pico tesla fields are about 50,000,000 times weaker than the earth's geomagnetic field, and nanogauss fields are about 500,000,000 times weaker. To place this in proper perspective, MRI systems routinely use magnetic force-fields that are 20,000 times stronger than the earth's geomagnetic field.

     Currently, in treating human patients, the selection of the appropriate electromagnetic field for a particular type of disorder involves a mathematical calculation and requires trial based upon theory. Achieving resonance has required time and patience because various critical molecules must be identified for a particular disorder in order to reorder electrophysiological states back to normalcy. We are attempting to produce a peripheral product, an "intensity sweep" device, which, if perfected, would be able to scan hundreds of weak electromagnetic fields in a matter of minutes and identify the fields that provide resonance. This technology would eliminate the time-consuming methodology currently employed to determine resonance. To our best knowledge, there is no other commercially available apparatus or device that is attempting to lock into the patient's magnetic force field and produce vibrations which reinforce and re-establish the normal structure of molecules and coherent communication between atoms. There is increasing research and interest in the phenomena discovered by Dr. Jacobson. Dr. Jacobson's many articles and extensive testing have ignited much of this interest.

     We are focusing our attention and resources on particular medical applications of Jacobson Resonance. The core medical application of Jacobson
Resonance is the treatment of chronic pain, including osteoarthritis of the knee joint. Other, secondary medical applications, which are currently under research and development, include the treatment of neurodegenerative disease, cardiac pacing. Basic science studies have been initiated in cancer.

                                       20

COMMERCIALIZATION INITIATIVES IN THE PAIN TREATMENT MARKET

     The clinical resonators require Food and Drug Administration clearance before they can be commercially used in the United States of America. See
"Government Regulation." We have not yet received FDA clearance for the commercialization of our clinical resonators in the United States of America.
However, the FDA has determined that the pico tesla and nanogauss force-fields generated by the Jacobson Resonator are of non-significant risk, which determination permits us to conduct studies on human subjects while gathering data on safety and effectiveness. We completed double blind and randomized clinical studies in early 1999 and submitted to the FDA on May 27, 1999, its pre-market notification report for the 18-inch Jacobson Resonator in the treatment of osteoarthritic pain of the knee. At the request of the FDA, the
Company filed an addendum to the report on September 17, 1999. We submitted additional data in June 2001 and are awaiting clearance from the FDA (hopefully by the end of the second quarter of 2002) for the alleviation of pain from the arthritic human knee.

     We plan to distribute the clinical models of the Jacobson Resonators in the
United States of America through existing medical device distributors. With respect to the portable models, of which three are currently being used in human clinical studies, most particularly in sports medicine, we plan to place them in chain stores and other locations outside the United States where magnet therapy products are currently being sold.

     Quantum Resonance Technologies, Inc. ("QRTI"), builds the prototypes of the
Company's resonators. Benvenutti Electrical Apparatus & Repair, Inc.
("B.E.A.R."), an electrical apparatus manufacturer in Gulfport, Mississippi, collaborates with QRTI and manufactures the Company's clinical resonators . QRTI is supplying the delivery systems for Canada. Upon FDA clearance QRTI would supply the Jacobson Resonators to be leased and sold in the United States.

     We contracted with Compania Aeronautica, S.A., a Spanish aircraft manufacturer, (also contracted by the European Union in the aero-space arena)
for the partial manufacture of Jacobson Resonators, with final calibration and assembly completed by Serrato Enterprises-Serrato Europe SARL. To date, the
Company has entered into the following agreements with Serrato
Enterprises-Serrato Europe SARL.

     Alfonso Serrato is leading our European initiative.  Mr. Serrato is a director and our transitional President and CEO and a former executive officer of Medtronic, Inc., a New York Stock Exchange company that is a leading manufacturer and distributor of medical devices around the world. Mr. Serrato worked for Medtronic, Inc., in various capacities, including Vice President of
Worldwide Manufacturing and Vice President of Pacing Operations, for nearly 18 years until 1996. In February 1999, we executed a ten-year license agreement with Serrato Enterprises for the marketing and distribution of the Company's chronic pain reduction products in Europe, Africa and the Middle East, excluding
Israel and the nations that formerly constituted the Union of Soviet Socialist
Republics.

     In January 2000, we further executed a ten-year manufacturing agreement with Serrato Enterprises-Serrato Europe, SARL, under which the Company will receive manufacturing royalties based on type and production volume of resonators manufactured by Serrato Enterprises.

     In June 2001, Serrato Enterprises-Serrato Europe SARL entered into a worldwide marketing and distribution agreement with EKINSA of Spain, which will include Latin America, The Pacific Rim and all other regions of the world not mentioned or excluded above. This privately held conglomerate would market and sell Jacobson Resonators worldwide (save the USA & Canada) in hospitals, clinics, doctors offices, spas, and more. We began receiving revenues from these
European/Worldwide initiatives in the last quarter of 2001.

     The commercialization initiative in Canada is being spearheaded by Bio
Resonance Technology, Inc. Currently two treatment centers are helping Canadians significantly decrease chronic and acute pain, one in Winnipeg and one in

                                       21

Calgary. Upwards of ten additional centers should be opened by the end of 2002, including Montreal, Toronto and Vancouver. We began to receive revenues from this initiative in August 2001.

OTHER PLANNED MEDICAL APPLICATIONS OF JACOBSON RESONANCE.

     In addition to chronic pain treatment applications, we plan to develop
Jacobson Resonance for other medical applications. Other, secondary medical applications, which are currently under research and development, include the treatment of neurodegenerative disease, cardiac pacing. Basic science studies have been initiated in cancer.

     Researchers are also currently investigating the effects of Jacobson
Resonance on Alzheimer's Disease, cardiac pacing, epilepsy, fibromyalgia, rheumatoid arthritis, osteoarthritis, migraine, lower back pain, soft tissue pain, multiple sclerosis, chronic fatigue syndrome, nerve regeneration, angina and cancer. In addition, we are examining the potential application of Jacobson
Resonance to veterinary medicine, including the treatment of leg and back pain in horses. In well-replicated studies at the University of Oklahoma, Jacobson
Resonance demonstrated effectiveness in the treatment of cardiac arrhythmia in dogs.

     In February 2000, Dr. Jacobson received a U.S. Patent entitled, "Method for
Ameliorating the Aging Process and the Effects Thereof Utilizing Electromagnetic
Energy." He has licensed this patent to the Company. The magnetic fields covered by the patent are physiologic and occur naturally in the human body. Aging may be referred to as collective changes within a biological system that can prevent cellular functions and genetic information transfer and cause cross-linking errors. We plan to research how Jacobson Resonance, through magnetic influence, can potentially enhance cellular communications, cooperativity and reorient the spin angular momenta of basic particles to slow down the aging process.

POTENTIAL NON-MEDICAL APPLICATIONS OF JACOBSON RESONANCE

     In addition to medical applications, the Company has developed and plans to continue developing Jacobson Resonance for use in other commercial arenas including food and beverage and construction and the environment. We believe that Jacobson Resonance can restructure water molecules to create greater inter-atomic communication and improve absorption, coherence, cooperativity and harmony between systems, and stability. Studies have demonstrated that resonated drinking water may improve digestion, speed absorption of nutrients in the gastrointestinal tract and provide ancillary benefits such as greater regularity, increased stamina and improved circulation.

     In January 2000, we executed a licensing agreement with RealPure Beverage
Group, LLC, of Jackson, Mississippi, for the use of Jacobson Resonance in
multiple water and beverage products lines, including marketing and distribution. Previously, B.E.A.R. built a new industrial model of the Jacobson
Resonator for us consisting of three coils, each ten feet in diameter, placed vertically and connected in series for water resonation. RealPure will use this machine to resonate its water products. The beverages scheduled for resonation include RealPure spring water, as well as a new pediatric beverage, a new geriatric beverage and the new "Real Pro" hi-energy sport drink. The spokesman for these RealPure products is the All Pro and MVP quarterback of the Green Bay
Packers, Brett Favre.

     Resonated water might also lead to the development of energy- efficient home water purification systems by providing a cleaner, less toxic environment and preventing calcium and other mineral deposits which restrict pipes and damage appliances.

                                       22

     Preliminary research testing has shown that resonated water may enhance the rate of growth and increase the total weight of plants and fruits. Other potential agricultural applications include enhancing the health and growth cycles of fish and shellfish, rice farming, forestry and lumber operations, greenhouse facilities, citrus production, wine production and landscaping.

     Jacobson Resonance also has potential industrial applications.  Resonated water may have potential to increase adhesion and bonding between mixtures of sawdust, sand and cement. A licensing agreement was consummated between us and
Enviro Wood Fibre Block & Brick on August 27, 2000, a Canadian manufacturer of patented composite cement building blocks which when resonated are lighter, stronger and cheaper to produce than normal blocks. They will sell these patented composite blocks, and other products in Canada and throughout the USA.

     In February 2000, we signed a letter of intent withGenesis Group
International and Palmer Natural Products, (GGIC) to license the use of Jacobson
Resonance in the development, distribution, marketing and sale of GGIC's all-natural and resonated family of nasal sprays and other nutritional products worldwide. We have received revenues from this license, commencing in August
2001.

     We signed a letter of intent, dated August 29, 2001, with PMP International
LLC, to license the use of Jacobson Resonance in the research, development, distribution, marketing and sales of Sports Nutritional Consumable Products in liquid, powder and solid forms including foodstuffs, vitamins, drinks, juices, ingredients, proteins and herbs.

GOVERNMENT REGULATION

UNITED STATES OF AMERICA

     In the United States of America, our four clinical Jacobson Resonators for reduction of chronic pain and future clinical products, if any, are extensively regulated as medical devices by the federal Food and Drug Administration (the
"FDA"). The FDA regulates the clinical testing, manufacturing, labeling, distributing, and promoting of medical devices. Prior to commercial sale in the
United States, each of our clinical products must undergo an extensive regulatory approval process conducted by the FDA under the Food, Drug and
Cosmetic Act (the "FDC Act"). Noncompliance with applicable requirements can result in failure to receive regulatory clearance or approval of devices, total or partial suspension of production, fines, injunctions, civil penalties, recall or seizure of products, and criminal prosecution.

     Under the FDC Act, all medical devices are classified into three classes:
Class I, II or III. Classification identifies the level of regulatory control that is necessary to assure the safety and effectiveness of a medical device, as well as the marketing process (either pre-market notification under 510(k) or pre-market approval ("PMA")) the manufacturer must complete, unless exempt, in order to obtain FDA clearance for marketing.

     Class I devices are subject to the least regulatory control because they present minimal potential for harm to the user and are often simpler in design than Class II or Class III devices. They are subject only to "general controls,"
which require adherence to the requirements of (a) registration, (b) medical device listing, (c) Good Manufacturing Practices, (d) labeling and (e)
pre-market notification. Class II devices are those for which general controls alone are insufficient to assure safety and effectiveness, but for which existing methods are available to provide such assurances, such as special labeling requirements, mandatory performance standards and post-market surveillance. Class III devices are subject to the most stringent regulatory controls because insufficient information exists to assure safety and effectiveness solely through general or special controls. They must satisfy the
PMA requirements.

                                       23

     We consider the portable models of the Jacobson Resonator as Class I devices because they are battery-operated, are of "non-significant risk" and have no medical claims associated with them. As a result, they would not be subject to FDA approval before marketing, distribution and sale.

     After consultation with the FDA and subject to demonstration of effectiveness through human clinical trials, we believe that our clinical
Jacobson Resonators will be classified as Class II devices. As Class II devices, the clinical Jacobson Resonators will not be subject to PMA as required of Class
III devices, but will be subject to general controls and special controls, including pre-market notification under 510(k). A 510(k) is a pre-marketing submission made to the FDA to demonstrate that the device to be marketed is as safe and effective as, or "substantially equivalent" to, a legally marketed device that is not subject to PMA. Applicants must compare their 510(k) device to one or more similar devices currently on the U.S. market and make and support their substantial equivalency claims. The legally marketed device(s) to which equivalence is drawn is known as the "predicate" device(s). A device is deemed substantially equivalent to a predicate device if (a) it has the same intended use as the predicate device, and (b) either has the same technological characteristics as the predicate device, or has different technological characteristics that do not raise new questions of safety and effectiveness, and
(c) the sponsor demonstrates that the device is as safe and effective as the legally marketed device.

     Investigational Device Exemptions ("IDE") allow manufacturers to ship and use unapproved medical devices intended solely for investigational use involving human subjects. The IDE regulation applies to most clinical studies in the U.S.
that are undertaken to gather safety and effectiveness data about a medical device. There are two categories of devices covered by the IDE regulation: (1)
Significant Risk devices and (2) Non-Significant Risk ("NSR") devices.
Significant Risk devices require both FDA and Institutional Review Board ("IRB")
approval prior to initiation of a clinical study. NSR devices require only IRB approval prior to initiation of a clinical study. Clinical studies are often conducted to support pre-market notification or PMA. Thus, an investigational device is one that has not been given 510(k) clearance or PMA for marketing in the U.S. but is exempted from these requirements in order to collect safety and effectiveness data. Investigational use also includes clinical evaluation of certain modifications or new intended uses of legally marketed devices. The FDA requires that all clinical evaluations of investigational devices, unless exempt, have an approved IDE before the study is initiated.

     We have not yet received FDA clearance for the commercialization of our clinical resonators in the United States. In 1997, we filed our submission with the FDA seeking a determination that the 18-inch clinical Jacobson Resonator qualified as an NSR device for the treatment of osteoarthritis pain of the knee.
On March 4, 1999, the FDA determined that our clinical study of the 18-inch clinical Jacobson Resonator to demonstrate effectiveness was an NSR device study because the resonator did not meet the definition of a Significant Risk device under the applicable provision of the IDE. This determination in effect means that the resonator meets the FDA requirements as to safety.

     In 1999, we completed double blind and randomized clinical studies to demonstrate effectiveness of the 18-inch Jacobson Resonator in the treatment of osteoarthritis pain of the knee, and submitted our pre-market notification report (510(k)) to the FDA on May 27, 1999. At the request of the FDA, we filed an addendum to the report on September 17, 1999. We are currently awaiting the
FDA response. We anticipate FDA clearance of our 18-inch clinical Jacobson
Resonator for treatment of chronic pain from osteoarthritis of the knee by the end of the second quarter of 2002. There is no assurance that FDA clearance will be granted then, if at all.

     We have also entered into two consulting agreements to help and guide us in
FDA regulatory compliance and reimbursement issues with Quintiles, Inc. and
Regulatory Insights, Inc.

                                       24

     We will be required to obtain FDA approval of a new pre-market application or pre- market application supplement before making any change to the Jacobson
Resonators affecting the safety or effectiveness of the device including, but not limited to, new indications for use of the device, changes in the device's performance or design specifications and device modifications and future generation products. New pre-market applications and pre-market application supplements generally require submission of information needed to support the proposed change and often require additional clinical data. We may decide, or may have to, obtain PMA's and PMA supplements for its future products or other uses. A PMA application must be supported by extensive data, including pre-clinical and clinical trial data, to demonstrate the safety and effectiveness of the device for the uses specified in the PMA application. We cannot guarantee that any PMA application relating to the Jacobson Resonator that is filed will be granted. If we obtain a PMA, it may be required to file
PMA supplements for new or expanded uses of the Jacobson Resonator and for any material modifications to it. If a PMA supplement is not accepted by the FDA for a new or expanded use or material modification of the Jacobson Resonator, we must commence and complete the entire pre-market approval process with respect to such use or modification. We cannot guarantee that any PMA supplement that we file will be accepted.

     Any products manufactured or distributed by us pursuant to FDA clearance or approval are subject to pervasive and continuous regulation by the FDA, including record-keeping requirements, reports of adverse experience with the use of the device, post-market surveillance, post- market registry, and other actions as deemed necessary by the FDA. The FDA actively enforces regulations prohibiting marketing of products for non-indicated uses. We and our agents may promote products only for the products' approved indications. The labeling and advertising of most FDA-regulated products, including the Jacobson Resonators, are also subject to the jurisdiction of the Federal Trade Commission, the
Occupational Safety and Health Administration and other governmental entities.
We cannot guarantee that the FDA will not impose regulations that could adversely affect our ability to market, sell, or be reimbursed for the Jacobson
Resonator. In addition, we cannot guarantee that we will not become subject to
FDA actions should physicians prescribe the Jacobson Resonator for unapproved uses.

     As a medical device manufacturer registered with the FDA whose products are listed with the FDA, our products and facilities will be subject to inspection on a routine basis by the FDA with regard to product designs, manufacturing, testing, control, process validation and similar activities. Future inspections could result in adverse findings and harm our ability to manufacture and market our Jacobson Resonators, which in turn would significantly adversely affect our business.

     The process of obtaining FDA and other required regulatory approvals is lengthy, expensive and uncertain. Regulatory approvals may include regulatory restrictions on the indicated uses for which a product may be marketed. We cannot guarantee that the FDA will approve its current or future products in a timely manner, if at all. If we experience delays or failure in obtaining such approvals, or if previously granted approvals are rescinded, or if we fail to comply with existing or future regulatory requirements, then our business, financial condition, results of operations and cash flows will be materially and adversely affected. Furthermore, even if such approvals are granted, we cannot guarantee that we will be successful in commercializing or achieving market acceptance of the Jacobson Resonators for the treatment of chronic pain or any other applications. Our inability to commercialize successfully the Jacobson
Resonators will severely harm our business.

     We are also subject to numerous federal, state, and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire- hazard control, and disposal of hazardous or potentially hazardous substances. We cannot guarantee that we will not be required to incur significant costs to comply with such laws and regulations in the future, or that such laws or regulations will not have a material adverse effect upon our business, financial conditions, results of operations, or cash flows.

                                       25

EUROPE

     In order to market and sell the Jacobson Resonator or any future products in foreign markets, we must comply with foreign government regulations. These laws differ substantially from country to country. In order to market and sell the Jacobson Resonators in the European Union, the resonators must bear CE
Marking, which has been done effective January 10, 2001. The actual CE Marking consists of the letters "CE" which a manufacturer affixes to its products for access to the European market; the letters "CE" are an abbreviation of the
French phrase "Conformite Europeene." CE Marking on a medical device indicates that a manufacturer has complied with all of the requirements of the Medical
Device Directive. Our CE Marking license is 2001-01-0303 CP.

     The Essential Requirement requires every non-European medical device manufacturer exporting to Europe to appoint an Authorized European Address, or agent, to ensure that the responsibility for compliance with Medical Device
Reporting is delegated to a party who resides in Europe and is subject to
European law. The authorized European agent serves as an interface between a manufacturer and governmental authorities and must verify whether the manufacturer is in compliance with the European vigilance system, which covers both post-market surveillance and adverse-incident reporting. The selection of an authorized European agent by a manufacturer is significant because the agent is required to have access to all confidential product documentation and master files of the manufacturer. We have selected Serrato Enterprises, LLC of Spain and Serrato Europe, located in Geneva, Switzerland, entities controlled by
Alfonso Serrato, a director of the Company, to function as our authorized representative, manufacturer and licensee.

     The Medical Device Directive classifies all medical devices into one of four classes, based upon a risk analysis which considers the design, method of manufacturing and intended use of a medical device. Class I is comprised of the least dangerous devices, and is subject to less restrictions than Class III, which is comprised of the most dangerous devices. Between Classes I and III are
Class IIa and Class IIb. The Class of a medical device determines "Conformity
Assessment Procedure," or the procedure by which conformity with Essential
Requirements will be assessed. A procedural option for minimal risk devices includes self-certification, where the manufacturer itself prepares a
"Declaration of Conformity" to the Essential Requirements and self-affixes the
CE Marking to the device. Higher risk devices, on the other hand, require that the assessment be performed and certified for "quality assurance" in collaboration with a recognized European "notified body." The clinical Jacobson
Resonators are considered Class IIb, which is a moderate risk classification. As such, limited third-party assessment is required.

     Members of the European Union must accept CE Marking for marketing medical devices without imposing further requirements related to product safety and performance. However, National Competent Authorities, which are required to enforce compliance with the requirements of the Medical Device Directive, can restrict, prohibit, and recall devices with CE Marking if considered unsafe.
Such a decision must be confirmed by the European Commission to be valid. Member countries may impose additional requirements as long as they do not violate the
Medical Device Directive or constitute technical barriers to trade.

     We cannot say with certainty that the European Union or any foreign regulatory authority will grant CE Marking privileges to our future products in a timely manner, if at all. If we experience delays or failure in obtaining such approvals, or if previously granted approvals are rescinded, or if we fail to comply with existing or future regulatory requirements, then our business, financial condition, results of operations and cash flows will be materially and adversely affected.

                                       26

RESEARCH AND DEVELOPMENT

     Current university studies of the effects of Jacobson Resonance upon biological systems include:

     1. Nerve repair, growth and regeneration - Cornell University Medical
College in New York City has completed in vitro sciatic nerve studies in mice, which demonstrated that application of Jacobson Resonance stimulated growth, repair and regeneration of damaged sciatic nerves of mice. Jacobson Resonance especially enhanced the growth, repair and regeneration of the myelin sheath without disturbing the integrity of the cellular and sub cellular structures.
Corresponding in-vivo studies (motor neuropathy) have been accomplished in mice.
The principal investigator is Dr. Brij Saxena, Professor of Reproductive
Endocrinology, the Director of the Division of Reproductive Endocrinology in the
Department of Obstetrics and Gynecology at Cornell Medical Center /New York
Hospital, and a member of the Company's Scientific Advisory Board.

     2. Nerve regeneration - A study on the effect of Jacobson Resonance upon a chemically induced motor neuropathy model in mice is ongoing at Farleigh
Dickinson University. The principal co-investigators are the husband and wife team of Dr. Brij Saxena and Dr. Anjali Saxena, Professor of Biology and a
neuro-scientist at Farleigh Dickinson University. Positive data has been demonstrated in vivo. The in vivo study demonstrated restoration of damaged nerve tissue in radial nerves of mice and restoration of function (forelimb grip strength).

     3. Cardiac Pacing/Cardiac Arrhythmias - The Department of Cardiovascular
Research of the University of Oklahoma Health Sciences Center is conducting studies in dogs and has determined that Jacobson Resonance is effective in the treatment of cardiac arrhythmia in dogs. A dog study demonstrated strong evidence that low level magnetic fields can cause either a slowing or speeding of the heart rate, and exert regulatory control over blood pressure. The principal co-investigators are Dr. Benjamin Scherlag, Research Director of the
Cardiovascular Laboratory, and Dr. William Yamanashi, Research Professor of
Medicine and a Medical Physicist. Drs. Scherlag and Yamanashi are both members of the Company's Scientific Advisory Board.

     4.  Angina Pectoris (heart pain) - Initial studies (cardiac efferent nuciceptive stimulation) showed a quantitative reduction of pain in rats. The
University of Oklahoma Medical School. The principal investigator is Dr. Robert
Foreman, Chairman of Physiology.

     5. Vegetable growth enhancement - The Vegetable Improvement Center of Texas
A&M University conducted a pilot study in late 1998 of the effects of resonated spring water on growth and fruiting of yellow crookneck squash. Because of the promising results of this study, the center conducted a second study involving cucumber, radish and squash in 1999. The results remain promising and studies will continue to examine the effects of pico tesla fields on seed germination.
The principal investigator is Dr. Leonard Pike, the Director of the Vegetable
Improvement Center. Optimization of protocols would need to be accomplished to substantiate results.

     6.  Epilepsy  - A double blind and randomized clinical pilot study was recently completed at the University of Oklahoma Health Sciences Center to
determine whether Jacobson Resonance can reduce the frequency and severity of epileptic seizures. The principal investigator was Dr. Kalarickal J. Oommen,
Associate Professor of Neurology and Director of Epilepsy Research. The data from the initial study demonstrated a potential decrease in seizure activity in patients with intractable partial complex epilepsy. The double blind clinical trials are ongoing, substantial additional research is indicated to prove that use of pico tesla fields may be an effective therapy in addition to conventional therapy. Optimization of clinical protocols would need to be accomplished first to substantiate results.

                                       27

     7.  Cancer - In early October 1999, we announced that the Veterinary
Pharmacology Research Laboratory at Mississippi State University has begun in vitro cancer research using the 22-inch clinical model of the Jacobson
Resonator. The research will evaluate the influence of electromagnetic fields in the pico Tesla range of strength upon cancer cells. Early results produced inhibitory effects of human mammary ductal carcinoma cells. Also testing the effects of fields on translated proteins and gene sequences. The principal investigator is Dr. Cody Coyne.

     8.  Osteoarthritis - Clinical case studies are ongoing at Mississippi State
University. The principal investigator is John Lamberth, Ph.D. of the
University's Department of Health, Physical Education, Recreation and Sports.

     9. Osteoarthritis, Osteoporosis and Wound Healing - A basic science study, entitled "Analgesic Effect of Low Level Electromagnetic Fields on Osteoarthritic
Knees: Determination of Underlying Biological Mechanisms," is ongoing at
Mississippi State University, in vitro, to examine the effects of Jacobson
Resonance on chondrocytes and other molecules significant to osteoarthritis, osteoporosis and wound healing. The principal investigator is Steven H. Elder,
Ph.D. of the University's Agricultural and Biological Engineering Department.

     10.  Ongoing case controlled chronic pain clinical study, Institutional
Review Board Approved on fibromyalgia, osteoarthritis, migraine headaches, tendonitis, and more. Initial results are very positive. Mississippi State
University.

     11.  Resonated water studies, at the University of Oklahoma, showed increased water transport across membranes in resonated distilled water. Changes in hardness, softness, pH, conductance and clustering were shown.

     12. Basic science studies at the University of Oklahoma examining the influence of picotesla fields on chemical processes.

     13.  Veterinary studies on lameness in horses is ongoing at Mississippi
State University. Thus far, the results appear promising, but need optimization of protocols.

     During the years ended December 31, 2000 and 1999, we spent $190,895 and
$280,550, respectively, on research and development activities. Since our inception on June 4, 1996 through December 31, 2000, we have spent a total of
$952,381 on research and development activities. During the first three fiscal quarters of 2001 we spent $106,642 in research and development.

INTELLECTUAL PROPERTY

     We are the exclusive licensee of Jacobson Resonance from Dr. Jacobson, who is the sole owner of all patents issued or pending. Dr. Jacobson is also the majority owner of all relevant Jacobson Resonance intellectual property. We have the exclusive rights to pursue whatever applications of Jacobson Resonance that we want. In return, we are obligated to pay Dr. Jacobson, pursuant to his employment agreement, a royalty on revenues, depending upon the application.

     Legal standards relating to the validity of patents covering medical devices and biotechnological inventions and the scope of claims made under such patents are still developing. For this reason, we cannot guarantee any of the following:

     1.   that patent applications will result in the issuance of patents in foreign countries;

                                       28

     2.   that any patents licensed to us will be free from challenge and that if challenged, they would be held to be valid;

     3.   that any such patents will provide commercially significant protection to our technology, products, and processes; or

     4.   that others will not develop substantially equivalent proprietary information that is not covered by patents to which we have rights, or that others will not otherwise obtain access to our know-how.

     We have not received any notices alleging, and are not aware of, any infringement by us of any other entity's patents. However, because of the volume of patents issued and patent applications filed relating to medical devices, we cannot guarantee that current and potential competitors and other third parties have not filed or will not file patent applications, or have not received or will not receive patents, relating to materials or processes we use or propose to use. Accordingly, we cannot guarantee that our products do not infringe any patents or proprietary rights of third parties.

     If another party claims subject matter identical to or overlapping with subject matter Dr. Jacobson has claimed in a United States patent or patent application, we may decide or be required to participate in interference proceedings in the United States Patent and Trademark Office to determine priority of invention. Loss of such an interference proceeding would deprive us of patent protection sought or previously obtained by Dr. Jacobson.
Participating in such proceedings could result in substantial costs, regardless of whether the eventual outcome is favorable.

     In addition to patent protection, we rely on trade secrets, proprietary know-how, and confidentiality and assignment of invention agreements with our consultants and medical advisors to protect our intellectual property. We cannot say with certainty that any intellectual property that we have will provide us with a competitive advantage or will not be challenged or circumvented by our competitors. We cannot say with certainty that our confidentiality and assignment of invention agreements will not be breached or that we would have adequate remedies for any such breach. Finally, we cannot say with certainty that our proprietary know-how and intellectual property will not become known or be independently discovered by others.

     Litigation may be necessary to defend against claims of infringement, to enforce patents and copyrights issued or licensed to us, or to protect trade secrets. If we must litigate such issues, we may be forced to incur substantial costs and to devote substantial resources and time. We furthermore cannot guarantee that we would prevail in such litigation, should it arise. In addition, if any relevant claims of third-party patents are upheld as valid and enforceable, we could be prevented from selling our products or otherwise be required to obtain licenses from the owners of such patents. We cannot guarantee that such licenses would be available, or, even if available, would be on acceptable terms to us. If we are forced to incur substantial costs in litigation or fail to obtain a license, our business, financial condition, results of operations, and cash flows may be materially and adversely affected.

COMPETITION

     The development of electromedical and electrotherapeutic medical devices that can emit a weak electromagnetic field in resonance with the human body's electromagnetic field is in its infancy. To our knowledge, there are only two groups of scientists in the world that are dealing with the pico tesla magnetic fields.

                                       29

     One group is at Democrition University of Trace, Alexandroupolis, Greece.
They are primarily engaged in research, but some treatment is being performed for epilepsy and Parkinson's Disease. The supervising professor is Dr. Photios
Anninos, the Director of Medical Physics for Democrition University, who is also a member of our Scientific Advisory Board.

     The only other known party working on force-fields this weak is Dr. Reuven
Sandyk, a medical physician in Long Island, New York. Dr. Sandyk is a neurologist and he has been treating patients with Parkinson's, Alzheimer's and
Multiple Sclerosis. To our knowledge, Dr. Sandyk has not secured an FDA registration number for his resonator device and does not appear to be inclined to go into commercial production with this apparatus. His resonator is merely an extension of his neurological practice .

     Both Dr. Sandyk and Dr. Anninos engage in exploratory research as an extension of their respective practices. Dr. Sandyk, the only U.S.-based group, does not appear to be inclined to navigate the time-consuming and expensive route of securing FDA approval for his apparatus, which is a mandatory precondition for pursuing commercial production of the device. Dr. Anninos, on the other hand, limits his focus predominantly to epilepsy. Both Dr. Sandyk and
Dr. Anninos employ devices with multiple small coils producing heterogeneous fields which, in our opinion, is not the correct approach.

     Dr. Richard Markoll has established around the world about 150 clinics focusing primarily on the treatment of osteoarthritis using magnetic force-fields that are approximately one million to ten million times more powerful than the force-fields emitted by the Jacobson Resonator. Dr. Markoll seems to be content with limiting himself to this area. These clinics have been in operation for many years. Dr. Markoll has secured a CE Mark but he has not obtained FDA approval.

     Finally, the Japanese company Nikken produces permanent magnets.  These are very strong magnets which emit force-fields that are millions and even billions of times stronger than the force-fields emitted by the Jacobson Resonator. These magnets claim to improve circulation or to treat pain. To our knowledge, these claims have not been medically substantiated and the FDA has never passed on the validity of these treatments. We do not regard these permanent magnets as truly competitive products.

     In sum, the Jacobson Resonator does not appear to face direct competition at this time in either the United States or abroad. There is no assurance, of course, that we will not be subject to competition from other companies, including large medical device manufacturers with substantially greater resources than us.

EMPLOYEES

     We have five full-time employees, four of whom are executive officers. They are Dr. Jerry I. Jacobson, Ms. Debra Jacobson, Mr. Frank Chaviano and Mr. Harvey
Grossman. The Company also has four part-time sales, marketing and financial consultants. There are no collective bargaining agreements and no employment contracts in force.

PROPERTIES

     We are currently leasing office space in Boynton Beach, Florida, on a annual basis, under a lease expiring in March, 2005, and in Juno Beach, Florida, pursuant to a lease that will expire in May 2002. The Boynton Beach office has
4,300 square feet of space and a current annual rent of approximately $73,000.
The Juno Beach office has 350 square feet of space and a current annual rent of approximately $14,000.

                                       30

LEGAL PROCEEDINGS

     On March 9, 2001, the intellectual property six year dispute and litigation between Dr. Jerry Jacobson, our Chairman of the Board and our largest stockholder, and Messieurs Eric Hewko and Patrick Casey has concluded. An outside settlement was reached on March 2, 2001. Dr. Jacobson had filed for personal bankruptcy and on December 6, 2000, this case was dismissed. Under the terms of the settlement agreement, Dr. Jacobson continues to retain controlling and majority interest in the Company, and exclusive licensing rights on any pending, issued or in progress patents are to go to us. In addition, Dr.
Jacobson was required to give an aggregate of 12 million shares, one percent
(1%) of future royalties and one million dollars to Messrs. Hewko and Casey.
(The million dollars is the responsibility of both us and Dr. Jacobson.) Messrs.
Hewko and Casey also assigned any and all ---- intellectual property rights of a patent (Therapeutic Treatment of Mammals) in perpetuity to us for an aggregate of three million warrants issued as payment consideration (value) of their one third ownership interest. Dr. Jacobson received six million warrants under the same terms for his two-thirds ownership interest. The warrants are exercisable at a price of $0.30 until April 6, 2008 at which time the warrants will expire if not exercised. The warrants are subject to certain anti-dilution provisions which shall cause the warrants to be adjusted. Such dilution events include merger, consolidation, recapitalization, reorganization, reclassification, stock split or stock dividend. As of the date hereof, none of these events have occurred so as to cause an adjustment to the warrants issued pursuant to the
Stock Warrant Agreement. Additionally, we further received from Dr. Jacobson and
Messrs. Hewko and Casey any and all additional indications and methodologies relating to the patent worldwide, and U.S. Patent 5,198,181 from Dr. Jacobson which relates to the use of resonance technology to control Thermo Nuclear
Fusion power has also been granted to us.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes thereto and the other financial information included elsewhere in this prospectus.

     We are in the development stage and have received some royalty  revenues from Real Pure Beverage Group, LLC, Bio Resonance Technology, Inc., Canada and
Palmer Natural Products, Inc., San Juan Capistrano, California during the third quarter of 2001. We have incurred losses of approximately $1,000,000 for the nine months ended September 30, 2001. We have incurred losses of approximately
$10,200,000 since our inception. Of that amount, approximately $4,400,000 represents the non-cash expense resulting from the issuance of common stock and options to purchase common stock to members of our management and third parties for services rendered and interest.

2000 OPERATIONS COMPARED TO 1999

     The net loss increased by approximately $284,000, from 1999 to 2000 primarily as a result of an increase in payroll costs of approximately $300,000.
Other significant items include settlement costs aggregating $1,870,000 in 2000 relative to patent litigation of Dr. Jacobson that we have determined that it was in our best interest to bear responsibility for such costs. In 1999, approximately $2,000,000 was attributable to the value of options and warrants issued in connection with debt.

                                       31

2001 OPERATIONS COMPARED TO 2000

     The net loss decreased from approximately $1,500,000 to approximately
$1,000,000 for the nine months ended September 30, 2000 as compared to September
30, 2001. This change is primarily as a result of a decrease in noncash compensation for the nine months ended September 30, 2001 of approximately
$400,000 and management cost controls. In addition, the net loss decreased from approximately $500,000 to approximately $400,000 for the three month period ended September 30, 2000 to 2001 resulting from a reduction in noncash compensation.

PLAN OF OPERATION

     Since early May 2000, we jointly launched our marketing campaign with Real
Pure Beverage Group, LLC, for promoting resonated high energy sport drink (Real
Pro). Brett Favre is the official spokesperson for Real Pro sports drink produced and bottled by Real Pure Beverage Group, LLC. These marketing and national distribution initiatives continue and have expanded during 2001.

     In addition, we have received approval and a CE-Mark issuance from the
European Union, thus allowing distribution and commercialization of our medical resonators in 2001. Marketing and distribution plans through EKINSA are currently ahead of schedule. We have also received approval by Health Canada licensing authorities for commercialization and distribution of medical resonators and said license has now expanded not only to cover all medical resonator models but also licensing clearance by Health Canada covering "all types of pain" instead of being limited to arthritic pain. Bio Resonance
Technology, Inc., now operates two medical centers (Calgary and Winnipeg) and a third center under planning and construction for southeast Canada.

     Serrato Europe, SARL, Geneva, Switzerland, is currently under a global expansion through its worldwide sub-license EKINSA of Madrid, Spain. Plans are currently underway to expand distribution, marketing and sales into Germany,
Portugal and France as well as key countries in Latin America such as Mexico,
Venezuela and Argentina during 2002 thus generating a royalty stream for us.
Additional health clearances and approvals have been granted in Australia,
Finland and Norway. Currently, Serrato Europe, SARL, is developing additional distribution and marketing plans to cover these and other countries expected to receive clearances in 2002.

     We expect FDA clearance of our 18" clinical resonator sometime before the end of the second quarter of 2002. We currently have on file a 510-k submission to the Radiological Division of FDA which is under review. In December 2001, we met with FDA management personnel and authorities in order to discuss our submission and other pending matters dealing with the clearance, development, future research studies, and submissions of the Jacobson Resonator and resonance technology advancements.

     We further expect to receive a broad "pain spectrum" clearance sometime in late 2002 or early 2003 as further research and clinical trials are completed and presented to FDA for additional clearances.

     Our agricultural, environmental and building licensing initiatives continue to show tremendous potential and interest particularly in the Pan Asian and
Pacific Rim countries. As a result, we continue to investigate licensing and joint venture opportunities in the region, from which we expect to generate additional revenues. Research at Texas A&M University, Mississippi State
University and the University of Oklahoma have shown positive results that
Jacobson Resonance Technology can beneficially affect the growth cycle of vegetables, fruits and liquids. The foregoing combination of events is also expected to generate ongoing revenues even though it is not our primary focus.
These revenues from non-medical initiatives are expected to grow during 2002.

Other possible sources of revenue for us during fiscal 2002 include the following:

                                       32

1.   Licensing revenue from a larger medical products company for the development, marketing and distribution rights in connection with the use of
Jacobson Resonance in the treatment of cardiac arrhythmia. Results thus far in cardiac pacing research at the University of Oklahoma Health Science Center have attracted interest by several major international medical device corporations.

2.   Licensing revenue from Palmer Natural Products, Inc. and Perfect Living
Systems, Inc., two nutraceutical laboratories and formulary companies located in southern California. We have received initial royalty revenues from both of these firms in September 2001 covering third quarter payments. This royalty stream continued during the fourth quarter of 2001 and is expected to continue beyond 2001.

3.   Licensing revenue from existing licensee for building, construction and the environment from Enviro Brick and Block Ltd. and Enviro Products, Ltd. We
have had in effect with this company an exclusive licensing agreement since
August 2000. Royalty revenues from new and existing Canadian and U.S.
manufacturing plants are expected to commence by late second quarter or early third quarter of 2002.

4.   Additional revenues from pending non-medical resonance licensing agreements which are currently under negotiations, legal review, and board approval which have not been made public as of the end of third quarter, but could substantially contribute in royalty revenues to us during 2002 and 2003.

5.   Expansion of global marketing and distribution services by EKINSA,
Serrato Europe and Serrato Medical in Latin America, Middle East and Pacific Rim
countries in addition to the European Union.

     We will continue both use and product research and development for Jacobson
Resonance as a key ingredient in having numerous proven applications and uses of our resonance technology to provide revenue stream in medical as well as targeted non-medical areas through 2002 and 2003. We anticipate continued
prototyping of additional models of the Jacobson Resonator for varying uses as funding becomes available for that purpose. We estimate approximately $40,000 was spent in prototyping in 2001 and approximately $110,000 will be spent additionally in 2002 for a combined total of $150,000 in prototyping design.

LIQUIDITY AND CAPITAL RESOURCES AS OF SEPTEMBER 30, 2001

     Our cash on hand at September 30, 2001, was $406, as compared to $406,018 at September 30, 2000. Revenues for the quarter ended September 30, 2001 were
$17,242 as compared to $23,361 for the quarter ended September 30, 2000. We had a net loss of approximately $1,000,000 for the nine months ended September 30,
2001 as compared to a net loss of approximately $1,500,000 for the nine months ended September 30, 2000.

     Through September 30, 2001, we received approximately $93,000, from the sale of securities and $285,000 from the proceeds of several notes payable. We anticipate that our existing resources will be sufficient to fund its plan of operation through 2001 and beyond. By the end of 2001, and following the completion of the equity line offering covered by this prospectus, we expect to be generating sufficient revenue to fund our plan of operation. However, if we by that time are not generating any revenue or are generating insufficient revenue for such funding, then we may have to seek additional funds through either debt or equity financing. Our year-end financial statements include an explanatory paragraph about our ability to continue as a going concern.

     In April 2001, we entered into a consulting agreement with Regulatory
Insight, Inc., of Lakewood, Colorado for healthcare consulting services in addition to having a service healthcare consulting agreement for FDA since
September 2000 with Quintiles Inc. and the Lewin Group.

                                       33

     We have also entered into three agreements during third quarter 2001 with a communications company (EquityLink), public relations consultant (CFC
Enterprises, Inc.) and market consulting financial firm (1st Source
Communications) for the purpose of enhancing education and knowledge about our technology, applications, and opportunities to the investment community at large.

     See "Plan of Distribution" below for a discussion of our financing arrangements with Tecinvest Services, Inc.

     Note 3 of the financial statements refers to the fact that we received
$250,000 from the proceeds of several promissory notes which have 60 days terms and pay interest at 5% per annum. Note 3 reflects that we are in default.
Management and the parties mutually understood that the 60 days term would not be met prior to execution of the notes. Although management agrees that the payment is late, management maintains the default is only technical since the contemplated late penalty provision entitles us to a roll over extension provision and entitles the holders to receive options to purchase shares of the
Company's common stock. Both parties have agreed upon entering this note that the roll over provision would be used.

                                       34

                                   MANAGEMENT

Executive Officers and Directors

     The following table sets forth the names and ages of the Directors and
Executive Officers of the Company, as well as the positions held by such persons:

         Name                   Age             Position (1)
         ----                   ---             --------

Dr. Jerry I. Jacobson (2)       55              Chairman of the Board,
                                                and Chief Science
                                                Officer

Alfonso Serrato                 56              President, Chief
                                                Executive Officer
                                                and Director

Debra M. Jacobson (2)           49              Senior Vice
                                                President,
                                                Secretary and Director

Sidney Paul Martin              49              Director

Michael P. Steigman             56              Director

Frank A. Chaviano               52              Senior Vice President
                                                and Chief Operating
                                                Officer

Harvey Grossman                 54              Vice President
-------------------

(1)  All Directors and Officers are elected for terms of one year and until their successors have been elected and qualified. Vacancies in the existing
     Board are filled by majority vote of the remaining Directors. Board members are serving without compensation.  Officers  serve at the pleasure of the
     Board.

(2)  Dr. Jerry I. Jacobson and Debra M. Jacobson are husband and wife.

     DR. JERRY I. JACOBSON has been the Chairman, President and Chief Executive
Officer of the Company since June 1996 and of its privately-held predecessor since March 1995. Dr. Jacobson holds a Bachelor of Arts degree in Philosophy from Brooklyn College of the City University of New York and D.D.S. and D.M.D
degrees from Temple University. He has also received extensive informal training in physics after auditing 25 courses at different universities in the New York
City metropolitan area. Dr. Jacobson has also been a student of Albert
Einstein's work throughout his life. Since his discovery of a new law of nature,
Dr. Jacobson has focused his science, denoted as Jacobson Resonance, on medical therapy for more than a decade. His publishing credits include more than 60 articles, more than 15 abstracts, three book chapters and two books. He holds seven issued, allowed or pending United States of America patents, for three of which there are currently patents issued or pending in 75 foreign countries.

     ALFONSO SERRATO has been a Director of the Company since June 1998.  Mr.
Serrato worked for Medtronic, Inc., a New York Stock Exchange company that is a

                                       35

leading manufacturer and distributor of medical devices around the world, from
1978 until 1996 in various capacities. His positions included Vice President of
Worldwide Manufacturing and Vice President of Pacing Operations. He is the
controlling person of Serrato Enterprises, L.L.C., a licensee of the Company and the entity that is spearheading the Company's European initiatives.

     DEBRA M. JACOBSON has been a Director, the Treasurer and the Secretary of the Company since August 1996 and Senior Vice President of the Company since
September 1999. She has been married to Dr. Jacobson and served as his private secretary for approximately 25 years. As Dr. Jacobson has suffered from glaucoma for over 20 years, Ms. Jacobson has been invaluable as a research assistant and editor. Previously, Ms. Jacobson worked as a flight attendant for Eastern
Airlines and as a secretary. She is a graduate of the prestigious Katherine
Gibbs Secretarial School in New York, New York.

     FRANK A. CHAVIANO joined the Company as Vice President in 1997 and subsequently became Senior Vice President and Chief Operating Officer.
Previously, Mr. Chaviano served from 1996 to 1997 as Senior Vice President of
American Healthcorp responsible for physician practice management and development. From 1994 until 1996, he was Senior Vice President of Integrated
Health Services, Inc., and from 1992 until 1994, he was Senior Vice President of
Integracare, Inc. In those positions Mr. Chaviano assisted with the acquisition and development of more than 100 medical practices.

     SIDNEY PAUL MARTIN has been a Director of the Company since January 8,
2001. Mr. Martin is a well-known and respected agric-business entrepreneur with multiple farms and interests in timber, land and cattle. A former educator, he holds Bachelor's and Master's degrees from Mississippi State University. Mr.
Martin's family farms have long been recognized for quality management and conservation practices throughout the southeastern United States. Mr. Martin is a registered securities dealer and is associated with Calton & Associates, Inc., a NASDAQ listed company, for the last five years.

     MICHAEL P. STEIGMAN has served as a director since November 28, 2001, and since 1995 has been the Controller and Assistant Treasurer for The Nevada Water
Company, Las Vegas, Nevada. Mr. Steigman resides in Las Vegas. Prior to 1995,
Mr. Steigman served as the General Manager for Embassy Suites Hotel Group,
Pittsburgh, Pennsylvania, and held various executive positions in The Marriott
Corporation. Mr. Steigman has chaired and participated as a member on numerous convention and hospitality based boards of directors, including the Greater
Miami Hotel and Motel Association, N.Y. Visitors and Convention Bureau, multiple local and state sponsored tourist boards and chambers of commerce. Additionally,
Mr. Steigman has served as a board member for The Children's Miracle Network.

     HARVEY GROSSMAN was appointed as Vice President in May 2001. He has been an associate and friend of Dr. Jerry Jacobson for the past 12 years. His responsibilities include communications, education, media and public relations.
He also fulfills a supervisory role in the training and operations of treatment centers and clinics worldwide. He has been a public speaker and executive consultant in the for-profit and not-for-profit arenas for the past twenty-five years. From 1990-1994 he was the Executive Director of the American Committee
for the Weizmann Institute of Science in Palm Beach County, Florida and previous to that was the Campaign Director for the South Palm Beach County Jewish
Fedreration. Mr. Grossman lived on Israel from 1968 to1976 where he worked as a
Clinical Psychologist and Social Worker.

                                       36

Executive Compensation

     The following table sets forth certain information regarding the annual compensation for services in all capacities to us for the years ended December
31, 2000 and 1999:

Summary  Compensation  Table
------------------------------------------
                                                              Long-Term Compensation
       Annual Compensation                                 Awards                Payouts
---------------------------------------------       --------------------  ----------------------
(a)          (b)     (c)      (d)      (e)     (f)         (g)            (h)         (i)
                                                           Securities
Name                                   Other               Underlying     LTIP
and                                    Annual  Restricted  Awards(1)      Options/    All Other
Principal    Year    Salary   Bonus    Comp.   Stock                      SARs(#)     Payouts Comp.
Position     (1)     ($)      ($)      ($)     ($)                        ($)         ($)
---------    ----    ------   -----    ------  ----------  ----------     -------     ---------

Dr. Jerry I.
Jacobson     2000           -0-
Chairman (2)

                     1999  -0-

(1)  Fiscal years ended December 31, 2000 and 1999.

(2)  Dr. Jacobson, the Company's Chief Executive Officer up to June 15,
2001, did not receive any cash compensation from the Company. However, Dr.
Jacobson and each of the other directors and executive officers of the Company have received various stock issuances and stock option grants from the Company.
During 2000, the Company advanced $200,000 to Dr. Jacobson. The Company provided an allowance for the entire balance on the December 31, 2000 balance sheet.

                                       37

1998 and 2001 Stock Option Plans

     Under the 1998 Stock Option Plan (the "1998 Option Plan"), 10,000,000
shares, and under our 2001 Stock Option Plan (the "2001 Option Plan"), approved by our stockholders on November 28, 2001, 25,000,000 shares, of our common stock are reserved for the grant of options which are intended to qualify as Incentive
Stock Options ("ISOs") under Section 422 of the Internal Revenue Code of 1986
(the "Code"), which are not ("Non-ISOs") intended to qualify as Incentive Stock
Options thereunder, or which are Reload Options ("Reload Options"), where the holder of the Option pays the exercise price for the original Option with shares of stock already owned by that holder and the holder receives a Reload Option (a new option to purchase shares of stock equal in number to the tendered shares).

     The 1998 Option Plan and the 2001 Option Plan (the "Plans") are
administered by a committee (the "Committee") which is appointed by the Board of
Directors from those of its members who are "non-employees" of the Company as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange
Act"). Following the November 28, 2001, Special Meeting of Stockholders, our
Board of Directors appointed Messrs. Sidney Paul Martin and Michael P. Steigman as members of the Committee to administer the Plans. Subject to the provisions of the 1998 Option Plan, the Board of Directors, or the Committee, if one is
appointed, has full authority to determine the persons to be granted options under the Plan and the number and purchase price of the shares represented by each option, the time or times at which the options may be exercised, and the terms and provisions of each option, which need not be uniform for all options.

     Key employees of the Company or its subsidiaries, as determined by the
Board or Committee, and non-employee directors of the Company or its subsidiaries are eligible to receive awards under the Plans. If any option expires or is terminated prior to its exercise in full and prior to the termination of either of the Plans, the shares subject to such unexercised option shall again be available for the grant of new options under the particular Plan. Further, any shares used as full or partial payment by an optionee upon exercise of an option under one of the Plans may subsequently be used by the Company to satisfy other options granted under the Plan, subject to limitations on the total number of shares authorized to be issued under the
Plan. The Plans provides that the purchase price per share may not be less than
100% of the fair market value of the Common Stock at the time of grant.

     Options granted under the Plans may be exercised only during the continuance of the Participant's employment with the Company or one of its subsidiaries.

                                       38

     The following table shows grants of options to our officers and directors in our last fiscal year.

Option/SAR Grants in Last Fiscal Year

Individual Grants
--------------------------------------------------------------------------------
(a)                    (b)           (c)          (d)            (e)
                       Number  of    %  of
                       Securities    Total
                       Under-        Options/
                       Lying         SAR's
                       Options/      Granted to   Exercise
                       SAR's         Employees    or Base
                       Granted       n Fiscal     Price          Expiration
   Name                (#)           Year         ($/Sh)         Date
-------------          ----------    -----------  ---------      ---------------
Dr. Jerry I. Jacobson  200,000                    $1.26          2004
                       130,000                    $ .50          2004
                       115,000       18%(1)       $ .50          2004

(1)  Percentage applies to all options  granted to Mr. Jacobson shown in table.
     The options are exercisable as to 50% of the shares covered by each option immediately upon grant of the option; become exercisable as to an additional thirty percent one year following the date of grant; and become exercisable as to an additional ten percent on each of the two and three year anniversaries of the date of grant.

     The following table summarizes the number and value of unexercised options held by our officers as of December 31, 2001.

FISCAL YEAR-END OPTION VALUES
---------------------------------------------------------------------------------- --------------------
                                                            Number of Securities   Value of Unexercised
                                                            Underlying Unexercised in-the-Money Option/
                                                            Options/SARS At        SARs at Fiscal
                                                            Fiscal Year-End (#)    Year-End ($)
                                                            Exercisable/           Exercisable/
                      Shares Acquired on                    Unexercisable          Unexercisable
Name                  Exercise (#)       Value Realized ($)
--------------------- ------------------ ------------------ ---------------------- --------------------
Dr. Jerry I. Jacobson                                       873,500/146,500        NA

     The above value has been calculated based on closing price of the common stock as quoted on the OTC Bulletin Board on October 1, 2001.

     No officer or Director exercised any options in the fiscal year ended
December 31, 2000.

Compensation of Directors

The members of our Board of Directors are reimbursed for actual expenses incurred in attending Board meetings.

                                       39

Related Party Transactions

     We are the exclusive licensee of Jacobson Resonance from Dr. Jacobson, who is the majority owner of all patents issued or filed. Dr. Jacobson is also the majority owner of all relevant Jacobson Resonance intellectual property. We have extended the exclusive rights to pursue whatever applications of Jacobson
Resonance that it wants through 2007. In return, we are obligated to pay Dr.
Jacobson a 3% or 4% royalty on revenues, depending upon the application.

     To date, we have entered into two agreements with Serrato Enterprises
L.L.C. ("Serrato Enterprises"), an entity controlled by Alfonso Serrato, a director of the Company. In March 1999, we entered into a ten-year license agreement with Serrato Enterprises for the marketing and distribution of our chronic pain reduction products in Europe, Africa and the Middle East, excluding
Israel and the nations that formerly constituted the Union of Soviet Socialist
Republics. The stated term of the agreement runs through the year 2008 and contains two automatic renewals thereafter of five years each, but is subject to earlier termination by either party upon at least 90 days' prior written notice to the other party. We are to receive a sales royalty of 16% of gross sales payable on a quarterly basis within 30 days after the end of each calendar quarter. We are also to receive a manufacturing license override fee of $1,000 for each 18" and 22" Jacobson Resonator and $1,500 for each seven foot Jacobson
Resonator ordered by and delivered to the licensee. These fees are payable within 45 days of initial shipment of the product from the manufacturing facility.

     In October 1999, we entered into an additional and separate ten-year license agreement with Serrato Enterprises for the manufacturing (as opposed to the marketing and distribution) of our chronic pain reduction products in
Europe, Africa and the Middle East, excluding Israel and the nations that formerly constituted the Union of Soviet Socialist Republics. The stated term of the agreement runs through the year 2009 and contains two automatic renewals thereafter of five years each, but is subject to earlier termination by either party upon at least 180 days' prior written notice to the other party. We are to receive manufacturing royalties of $1,000 for each 18" and 22" Jacobson
Resonator, $1,500 for each 4' and 7' Jacobson Resonator and $2,000 for each industrial and/or non-medical use Jacobson Resonator manufactured and delivered by the licensee. These royalties are payable on a quarterly basis within 30 days after the end of each calendar quarter.

     Mr. Serrato in November 1998 made a $60,000 one-year loan to us with interest at 7% per annum. He had the option at any time to convert the loan and any accrued interest into shares of our common stock at $0.21 per share, which approximated the fair market value of our common stock at the time the loan was made. In March 1999, he converted the loan and accrued interest into 291,305 shares of our common stock.

                                       40

                           CERTAIN MARKET INFORMATION

     Our Common Stock is traded on the OTC Bulletin  Board(R) under the Symbol
"JRSEOB." The following table sets forth the range of the high and low sales prices for the Common Stock on the OTC Bulletin Board(R) for each calendar quarter of 2001 and 2000. The source of the following information is America
Online (AOL) quotation services. These prices reflect inter-dealer prices, without retail markup, mark-down or commission and may not represent actual transactions.

     QUARTER ENDING                    HIGH            LOW
     --------------------------------  --------        -------
     March 31, 2002 (through Jan. 25)  $0.26           $0.21

     December 31, 2001                 $0.62           $0.16
     September 30, 2001                $0.97           $0.37
     June 30, 2001                     $2.06           $0.59
     March 31, 2001                    $3.62           $1.37

     December 31, 2000                 $0.34           $0.13
     September 30, 2000                $1.56           $0.23
     June 30, 2000                     $3.12           $1.53
     March 31, 2000                    $2.60           $0.21

     As of January 25, 2002, we had 723 shareholders of record.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares by
Tecinvest that it has obtained under the investment agreement. We will receive, however, the sale price of any common stock purchased by Tecinvest under the investment agreement and upon the exercise of outstanding warrants held by
Tecinvest.

     We will not receive any of the proceeds from the sale of shares by the other selling stockholders, We will receive, however, $2,316,524.71 if all outstanding options and warrants to purchase common stock are exercised by the selling stockholders. We expect to use the proceeds of any such sales of common stock or exercises of warrants for general working capital purposes.

                                       41

                       PRINCIPAL AND SELLING STOCKHOLDERS

Overview

     The shares of our common stock registered for resale under this prospectus constitute 33.55% of our issued and outstanding common stock as of January 22,
2002. The number of shares we are registering is based in part on our good faith estimate of the number of shares we will issue to Tecinvest under the investment agreement as limited by our available authorized but unissued common stock.
Accordingly, the number of shares we are registering for issuance under the investment agreement may be higher than the number we actually issue under the investment agreement. The remaining shares we are registering are based upon shares held by, or underlying options, warrants or convertible securities held by, the other selling shareholders.

     Tecinvest is engaged in the business of investing in publicly traded equity securities for its own account. Tecinvest's principal offices are located in
Belize. Other than the Commitment Warrants to purchase an aggregate of 500,000 shares of common stock that we issued to Tecinvest in connection with closing the investment agreement, and the Convertible Debentures and related warrants described below, Tecinvest does not own any of our securities as of the date of this prospectus, and it has no other commitments or arrangements to purchase or sell any of our securities other than its obligation to purchase common shares under the investment agreement and to purchase the balance of the $250,000 principal amount of Debentures subscribed for under the Debenture Subscription
Agreement. There are no business relationships between Tecinvest and us other than as contemplated in the investment agreement or the Debenture Subscription
Agreement. Tecinvest's managers will be solely responsible for making investment decisions with regard to the common stock purchased by Tecinvest from us.

     The table below sets forth certain information regarding the beneficial ownership of the common stock, as of January 25, 2002, by (i) each person known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors and our chief executive officer, (iii)
all directors and executive officers as a group, and (iv) the selling stockholders. Unless otherwise indicated, each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned.

     Beneficial ownership is determined in accordance with the rules of the
Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Except as indicated, we believe each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

                                       42

                                                                                Shares Beneficially Owned
                                 Shares Beneficially Owned Prior to the         After the
                                 Offering(2)                                    Offering**(2)
                                 ------------------------------------------     --------------------------
                                                                 Number of
                                                                 Shares
                                 Number             Percentage   to be Sold     Number        Percentage
                                 ------             ----------   ----------     ------        ----------
Beneficial Owner

Officers, Directors and 5% Beneficial Owners(1)
--------------------------------------------
Dr. Jerry I. Jacobson (3)        48,641,646         50.51%       1,000,000      47,641,646     41.97%
Alfonso Serrato (4)               8,225,352         12.69%         250,000       7,432,495      9.12%
                                                                                   542,857(9)
Debra M. Jacobson (5)             2,521,700          4.27%         200,000       2,321,700      3.04%
Frank A. Chaviano (6)             1,694,000          2.83%         125,000       1,569,000      2.04%
Sidney Paul Martin (7)              457,100            *            48,000(9)      389,100        *
                                                                                    20,000(12)
Michael P. Steigman                  10,000            *             --             10,000        *
Harvey Grossman                     237,500(16)        *             --            237,500        *
Eric and Vanessa Hewko (8)        7,500,000         12.87%           --          6,000,000      9.94%
761 Doris Road South
North Palm Beach, FL 33408
Hewko/Casey Investments (8)       7,500,000         12.87%           --          6,000,000      9.9%
515 N Flagler Drive, 19th Floor
West Palm Beach, FL 33401
All Directors and Officers as a  61,787,298         58.35%       2,183,857      59,601,441     48.67%
  Group (6 persons)

OTHER SELLING STOCKHOLDERS
Ed Abramson                          46,154(11)        *            46,154             --
Ken Ackerman                        115,385(11)        *           115,385             --
Michele and John Aronesty            16,000(9)         *            16,000             --
Fred Avery                           38,000(9)         *            38,000             --
Alan Bennett-Charna Bennett          16,000(9)         *            16,000             --
Richard T. Benton                    23,808(12)        *            23,808             --
Eileen Botfeld                       50,000(12)        *            50,000             --
CFC Enterprises                     300,000            *           300,000             --
Donna Caponi                         16,000(9)         *            16,000             --
Johnny A. Carter                     32,000(9)         *            32,000             --
Corporate Image Bureau, LLC         250,000            *           250,000             --
Martin L. Coyne                     160,000(9)         *           160,000             --
Mark Crawford                       285,714(9)         *           285,714             --
Wilson Davis                        269,231(11)        *           269,231             --
Kate Dipietro                        14,286(9)         *            14,286             --
First Source Communications         350,000            *           350,000             --
Thomas & Marie Frederich            192,308(10)        *           192,308             --
Howard Gitlin                        10,000(12)        *            10,000             --
Charles David Hobgood                32,000(9)         *            32,000             --

                                       43

John and Patricia Hugler            303,031            *           303,031             --
Bobby Kirk                           64,000(9)         *            64,000             --
Joseph B. LaRocco                   200,000            *           200,000             --
Jeffrey Lerner                       23,800(12)        *            23,800             --
Linda C. Stewart                    303,030            *           303,030             --
Michael D. MacMillan                403,030            *           403,030             --
Market Survey International, Inc.   260,000            *           260,000             --
Ralph H. Martin                      48,000(9)(14)     *            48,000             --
Ralph H. Martin                      47,616(12)(14)    *            47,616             --
Roy Gale Martin                      11,904(12)(14)    *            11,904             --
Mettuba Trade                       248,077(11)        *           248,077             --
George E. Miller                     32,000(9)         *            32,000             --
Paul A. Modjeska                     16,000(9)         *            16,000             --
John Montgomery                      11,904(12)        *            11,904             --
Jan Nellen                          166,667            *           166,667             --
Martin J. Peskin                    400,000            *           400,000             --
Steven Recker                       115,385(10)        *           115,385             --
Kristen Jean Riley                   32,000(9)         *            32,000             --
Don L. Roper                         32,000(9)         *            32,000             --
Esteban Sanchidrian                  71,429(9)         *            71,429             --
Joe H. Sanderson                     16,000(9)         *            16,000             --
Dennis M. Schreiner                  85,714(9)         *            85,714             --
Margaret A. Schreiner Trust          32,000(9)         *            32,000             --
Sol Schulman (sp?)                  248,077(11)        *           248,077             --
Antonio Serrato (15)                 85,714(9)         *            85,714             --
Yvonne Serrato (4)                   28,571(9)         *            28,571             --
Eric Silver                         100,000(9)         *           100,000             --
Carlton H. Smith                     32,000(9)         *            32,000             --
Samuel E. Stephens                   16,000(9)         *            16,000             --
Wendy Sweet                         171,429(9)         *           171,429             --
Tecinvest Services, Inc.            913,295(13)      1.54%         913,295(13)         --
USG Partnership                       6,500(11)        *             6,500             --
--------------------
*Less than 1%.
** Assumes sale of all 19,546,291 shares included in this Prospectus.

(1)  The address of each director or executive officers in the table is c/o
     Jacobson Resonance Enterprises, Inc., 8200 Jog Road, Suite 100, Boynton
     Beach, FL 33437.

(2)  For all entries in the table other than the one for Dr. Jerry I. Jacobson, the figures represent beneficial ownership of shares of the Company's common stock.

(3)  Includes 30,000,000 shares of common stock issuable upon conversion of
     30,000 shares of our Series A Convertible Preferred Stock held by Dr.
     Jacobson.  Each share of the Series A Convertible Preferred Stock is entitled to 1,000 votes on all matters submitted to a vote of the Company's shareholders.  The Series A Convertible Preferred Stock is not entitled to any dividends and has a liquidation preference equal to its par value, which is a total of $30.00. At the option of Dr. Jacobson, up to one-third of the outstanding shares of the Series A Convertible Preferred Stock can be converted into shares of the Company's common stock beginning in May of the years 2001 and 2002.  The conversion ratio is 1,000 shares of common

                                       44

     stock for each share of preferred stock.  This figure includes 10,596,646 shares of common stock owned of record by Dr. Jacobson. The number of shares shown does not include 700,000 shares which are owned by Dr.
     Jacobson's children (Jacqueline Jacobson-250,000;Faith Jacobson-250,000;
     Maria Jacobson-100,000; and Solomon Jacobson-100,000, the latter being the only one of the children that at this date is not a minor), 1,691,700 shares owned by Debra M. Jacobson, Dr. Jacobson's wife, nor 1,170,000 shares owned of record by the Perspectivism Foundation, of which Dr.
     Jacobson is the founder and a director. Dr. Jacobson disclaims any beneficial interest in the shares owned by his children, his wife or the
     Perspectivism Foundation. In addition, Dr. Jacobson received 6,000,000 warrants expiring April 2008, with an exercise price of $.30 per share (the
     "Warrants") for assignment of his two-thirds interest in a patent relating to  Therapeutic Treatment of Mammals; the Warrants are reflected in the above table. The Warrants are subject to adjustment in the event of merger, consolidation, recapitalization, reorganization, stock split or stock dividend.  No such event has occurred since the issuance of the Warrants.
     Dr. Jacobson's ownership shown in this table includes 2,045,000 shares issuable pursuant to presently exercisable  options. Dr. Jacobson has been issued options to purchase 1,020,000 shares of our common stock issued under our 1998 Stock Option Plan, at per share exercise prices ranging from
     $.20 to $1.26, expiring at various dates from October 31, 2003 to December
     31, 2005, all of which are currently exercisable. Dr. Jacobson holds options to purchase an additional 2,050,000 shares of common stock under our 2001 Stock Option Plan, expiring April 1 through 4, 2006, at per share option prices ranging from $.22 to $.28,  of which  options to  purchase
     1,025,000 shares are currently exercisable.

(4)  This figures includes 1,670,495 shares owned of record by Mr. Serrato,
     542,857 shares subject to warrants held by Mr.  Serrato (see footnote (9)
     below), and 6,012,000  shares subject to presently  exercisable options granted to Mr. Serrato.  Mr. Serrato  holds  options to purchase 450,000 shares of our common stock issued under our 1998 Stock Option Plan, at per share exercise prices ranging from $.35 to $1.26, expiring from November
     12, 2003 to January 2, 2006, all of which options are presently exercisable.  Mr. Serrato also holds options to purchase 11,125,000 shares of our common stock  issued under our 2001 Stock Option Plan, at per share exercise prices ranging from $.22 to $.28, expiring from April 1 to July 2,
     2006, and of which options to purchase 5,562,000 shares of common stock are presently exercisable.  These figures also exclude  28,571 shares owned of record by Mr. Serrato's wife and 28,571 shares subject to warrants held by her. Mr. Serrato disclaims any beneficial interest in those shares.

(5)  This figure includes 1,691,700 shares owned of record by Mrs. Jacobson and
     830,000 shares subject to presently exercisable options granted to Ms.
     Jacobson.  Ms. Jacobson holds options to purchase an aggregate of 1,470,000 shares of common stock issued under our 1998 Stock Option Plan, at per share exercise prices ranging from $.20 to $1.26 per share, expiring from
     October  31, 2003 to April 2, 2006, 830,000 of which are presently exercisable. Ms. Jacobson's ownership shown does not include beneficial ownership of shares of the Company's common stock by Dr. Jerry I. Jacobson, the husband of Ms. Jacobson, as to which shares Ms. Jacobson disclaims any beneficial interest. This figure also excludes 1,170,000 shares owned of record by the Perspectivism Foundation, to which Ms. Jacobson donated the

                                       45

     shares and of which Ms. Jacobson is a director.  Ms. Jacobson disclaims any beneficial interest in those shares.

(6)  This figure includes 89,000 shares owned of record by Mr. Chaviano and
     1,605,000 shares subject to presently exercisable options granted to Mr.
     Chaviano.  Mr. Chaviano holds options to purchase 895,000 shares of our common stock issued under our 1998 Stock Option Plan, at per share exercise prices ranging from $.20 to $1.26, expiring from October 31, 2003 to
     December 31, 2000, all of which options are presently exercisable.  Mr.
     Chaviano also holds options to purchase 1,420,000 shares of our common stock issued under our 2001 Stock Option Plan, at per share exercise prices ranging from $.24 to $.28,  expiring  from April 1 to July 2, 2006, and of which options to purchase 720,000 shares of common stock are presently exercisable.

(7)  Mr. Martin owns 92,000 shares of common stock directly, and his wife, Nanda
     Martin owns 10,000 shares directly.  Mr. Martin holds options to purchase
     257,000 shares of our common stock granted  under our 1998 Stock Option
     Plan, at exercise prices ranging from 24 cents to $1.26 per share, expiring at various dates from August 12, 2004, to July 2, 2006, of which options to purchase 162,100 shares are presently exercisable.  Mr. Martin also holds options to purchase  250,000 shares of common stock at a per share exercise price of $.24 expiring November 29, 2006, issued under the Corporation's
     2001 Stock Option Plan, of which options to purchase125,000 shares are presently exercisable.  Mr. Martin holds warrants, expiring December 31,
     2002, to purchase 48,000 shares of common stock at an exercise price of
     $.45 per share; and warrants, expiring December 31, 2004, to purchase
     20,000 shares of common stock at an exercise price of $.63 per share.  The underlying shares for these warrants are registered in this Prospectus for sale by Mr. Martin.

(8)  Eric and Vanessa Hewko and Hewko/Casey Investments also own an aggregate of
     3,000,000 Warrants for a one-third interest in a  patent relating to
     Therapeutic Treatment of Mammals.  The Warrants must be adjusted in the event of merger, consolidation, recapitalization, reorganization, stock split or stock dividend.  Such events have not occurred since the issuance of the Warrants.

(9)  Issuable upon the exercise of warrants expiring September 30, 2002, at a price of $.45 per share.

(10) Issuable upon the exercise of warrants expiring February 25, 2005, at a price of $.85 per share.

(11) Issuable upon the exercise of warrants expiring February 25, 2005, at a price of $.90 per share.

(12) Issuable upon the exercise of warrants expiring December 31, 2004, at a price of $.63 per share.

(13) Tecinvest Services, Inc. is the investor under the investment agreement, pursuant to which we have also registered 10,000,000 shares of our common stock for sale pursuant to this prospectus. All investment decisions of
     Tecinvest are made by its director Jan Telander. Tecinvest holds the
     Commitment Warrants to purchase 500,000 shares of our common stock, and
     $75,000 principal amount of our convertible debentures, convertible at the lesser of $0.1688 or 75% of the average of the six lowest closing bid prices during the 20 trading days prior to conversion. Based on the closing price for our common stock on January 7, 2002, that convertible debenture would be  convertible into 444,313  shares of our common stock. Tecinvest also holds warrants issued in connection with such convertible debentures to purchase 75,000 shares of our common stock at an exercise price of
     $0.275 per share, and has the right to receive a warrant to purchase an additional 175,000 shares subject to funding us an additional $175,000
     ($100,000 upon the filing of this registration statement and $75,000 upon the date this registration statement is declared effective by the
     Securities and Exchange Commission).

(14) Ralph H. Martin is the father and Roy G. Martin is a brother of Paul
     Martin, a director of the Company. Mr. Paul Martin disclaims any beneficial ownership of the shares of our common stock beneficially owned by Messrs.
     Ralph and Roy Martin.

(15) Mr. Antonio Serrato is the brother of Alfonso Serrato, our CEO and a
     Director of the Company.  Mr. Alfonso Serrato disclaims any beneficial ownership of the shares of our common stock beneficially owned by Mr.
     Antonio Serrato.

                                       46

(16) Includes the 50% exercisable portion of options to purchase an aggregate of
     475,000 shares under our 1998 and 2001 Stock Option Plan. Mr. Grossman was awarded five year options under these Plans as follows: 25,000 shares at a per share exercise price of $.24 on April 2, 2001;  300,000 shares at a per share exercise  price of $.24 on July 2, 2001; and 150,000 shares at a per share exercise price of $.23 on November 29, 2001.

                              PLAN OF DISTRIBUTION

General

     Under the equity line of credit, Tecinvest is offering the shares of our common stock for its account as a statutory underwriter, and not for our account. We will not receive any proceeds from the sale of our common stock by
Tecinvest. Tecinvest will be offering for sale up to 10,000,000 shares of our common stock acquired by it pursuant to the terms of the investment agreement more fully descried below and the Commitment Warrants we issued to Tecinvest in connection with the transaction. Tecinvest has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933, as amended (the
"Securities Act"), in connection with such sales of our common stock and will be acting as an underwriter in its resales of our common stock under this prospectus. Tecinvest has, prior to any sales, agreed not to effect any offers or sales of our common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase shares of our common stock in violation of any applicable state and federal securities laws, rules, and regulations and the rules and regulations governing the OTC electronic bulletin board.

Techinvest Convertible Debentures

     Tecinvest has purchased an aggregate of $250,000 principal amount of our 6%
convertible debentures due December 18, 2004 (the "Convertible Debentures"),
$75,000 principal amount of which was purchased on December 18, 2001, $100,000 of which was purchased on, the date of filing of the registration statement of which this Prospectus is a part, and $75,000 of which is to be purchased on the date such registration statement is declared effective by the Securities and
Exchange Commission. The Convertible Debentures are convertible at the lesser of
(i) one hundred ten percent (110%) of the average closing bid price of our common stock for the five (5) trading days immediately preceding the closing date for the particular debenture, or (ii) 75% of the average of the six lowest closing bid prices during the 20 trading days prior to conversion. We have registered in the registration statement of which this prospectus is a part an aggregate of 2,000,000 shares of common stock for issuance to Tecinvest and resale by Tecinvest, which represents approximately 200% of the number of shares issuable upon conversion of the entire $250,000 principal amount of the
Convertible Debentures based on a price of $0.25, which was the closing bid price for our common stock on December 17, 2001, the trading day prior to the funding of the first convertible debenture in the amount of $75,000. During the one year period following December 18, 2001, we are entitled to exercise an optional redemption of the Convertible Debentures under certain conditions. Such redemption would be made at 127% of the face amount of the convertible
Debentures so redeemed (133% of redeemed after 90 days following December 18,
2001 ). We have issued 10,000 warrants (the "Debenture Warrants") for each
$10,000 principal amount of Convertible Debentures, or an aggregate of 250,000 warrants exercisable at various exercise prices that cannot be determined at this time. Our shares of common stock underlying the Debenture Warrants are included in this Prospectus.

Distribution of Shares in this Offering

     Tecinvest is subject to the applicable provisions of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), including without limitations, Rule 10b-5 thereunder. Under applicable rules and regulations under

                                       47

the Exchange Act, any person engaged in a distribution of shares of our common stock may not simultaneously engage in market making activities with respect to such security for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids, or to effect passive market making bids. In addition, in connection with the transactions in our common stock, Tecinvest and we will be subject to applicable provisions of the Exchange
Act and the rules and regulations promulgated thereunder, including, without limitations, the rule set forth above. These restrictions may affect the marketability of the shares of our common stock owned by Tecinvest.

     All the selling stockholders have advised us that, prior to the date of this prospectus, they have not made any agreement or arrangement with any underwriters, brokers, or dealers regarding the distribution and resale of the shares of common stock. If we are notified by a selling stockholder that any material arrangement has been entered into with an underwriter for the sale of their shares, then, to the extent required under the Securities Act or the rules of the SEC, a supplemental prospectus will be filed to disclose such of the following information as we believe appropriate: (i) the name of the participating underwriter; (ii) the number of the shares or warrants involved;
(iii) the price at which such shares are to be sold, the commissions to be paid, or discounts or concessions to be allowed to such underwriter; and (iv) other facts material to the transaction.

     The shares of common stock have been registered for sale by the selling stockholders under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in these securities should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

     We expect that the selling stockholders will sell their shares covered by this prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the shares in the over-the-counter market, or at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom they may act as agent (and thus compensation may be in excess of customary commissions). The selling stockholders and any broker-dealers that participate with the selling stockholders in the distribution of shares may be deemed to be underwriters and commissions received by them and any profit on the resale of shares sold by them might be deemed to be underwriting discounts and commissions under the Securities Act. There can be no assurance that any of the selling stockholders will sell any or all of the common stock offered by them hereunder.

     Sales of the shares of common stock on the OTC Bulletin Board or other trading system may be by means of one or more of the following:

        (i) a block trade in which a broker or dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

        (ii)  purchases by a dealer as principal and resale by such dealer for its account pursuant to this prospectus; and

        (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. From time to time the selling stockholders may engage in short sales, short sales against the box, puts and calls, and other hedging transactions in our common stock, and may sell

                                       48

and deliver their shares of our common stock in connection with such transactions or in settlement of securities loans. In addition, from time to time a selling shareholder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of such shares or a default by a selling shareholder, the broker-dealer or financial institution may offer and sell such pledged shares from time to time.

     The stockholders are not restricted as to the price or prices at which they may sell their share of common stock. Sales of common stock at less than market prices may depress the market price of our common stock. Moreover, the selling stockholders are not restricted as to the number of shares that may be sold at any one time.

     The selling stockholders will pay all commissions and their own expenses, if any, associated with the sale of our common stock, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part.

     To determine the number of shares  issuable to Tecinvest under the equity line of credit, we will use the formulas based on our market price which are described on page 52. If we had requested an advance on January 7, 2002, then the amount of our put notice would have been $150,000 (average daily equity traded for the prior thirty trading days immediately preceding the put notice date by 3, but in no event more than $150,000). However, the aggregate trading volume for the 10 trading days after January 7, 2002, would have been 668,400 shares and the average of the 4 lowest closing bid prices for our common stock during such 10 trading day period would have been $0.2275. Accordingly, we would have received funding of $19,390 and issued 100,260 shares or our common stock, since Tecinvest is only committed to fund up to 15% of the volume during that ten day trading period and receives a 15% discount. If the price and average trading volume remained constant over the 18-month period of the investment agreement, and we issued one put notice per month, under this example we would issue 1,804,680 shares to Tecinvest at $0.1934 per share (85% of the average of the lowest 4 closing bid prices during the 10 trading days following an assumed put notice date of January 7, 2002); provided that we do not exceed the limit contained in the investment agreement or Tecinvest' total beneficial ownership of common stock described below, and we have enough authorized shares. We currently have 241,742,943 shares authorized but unissued.

                     Underwriting Compensation and Expenses

----------------------------------------------------- ------------------------- ------------
                                                             Per Share            Total
                                                             ---------            -----
----------------------------------------------------- ------------------------- ------------
Discount to Tecinvest(1) (15%)                                $0.0345           $345,000
----------------------------------------------------- ------------------------- ------------
Expenses payable on behalf of Tecinvest
----------------------------------------------------- ------------------------- ------------
     Escrow fees                                                                   5,000(2)
----------------------------------------------------- ------------------------- ------------
     Legal fees of Tecinvest                                                      20,000
----------------------------------------------------- ------------------------- ------------
Estimated offering expenses
----------------------------------------------------- ------------------------- ------------
     SEC filing fee                                                                  413.60
----------------------------------------------------- ------------------------- ------------
     Accountant's fees and expenses                                               20,000
----------------------------------------------------- ------------------------- ------------
     Legal fees and expenses                                                      20,000
----------------------------------------------------- ------------------------- ------------
Total                                                                           $410,413.60
----------------------------------------------------- ------------------------- ------------

(1)  Based on a 15% discount applied to the closing price of our common stock on January 25, 2002, of $.23, and assuming the sale of 10,000,000 shares of common stock pursuant to the equity line. As consideration for providing the investment agreement, we also issued to Tecinvest the Commitment Warrant to purchase an aggregate of 500,000 shares of our common stock The Commitment
Warrant is exercisable on a cash or cashless basis an exercise price equal to the lesser of (a) 110% of the average closing bid price for the thirty (30)
trading days immediately preceding, but not including, December 18, 2001, or (b)
the closing bid price on the 180th calendar day following December 18, 2001, (or the next trading day if such date is not a trading day) or (c) the closing bid price on the 360th calendar day following December 18, 2001 (or the next Trading

                                       49

Day if such date is not a trading day) (as adjusted from time to time as provided in Warrant, including with respect to stock splits and dividends, combinations of shares, and certain issuances of shares of common stock by us for a consideration per share less than the exercise price then in effect). The
Commitment Warrant expires on the third (3rd) anniversary of its issuance. We have registered the 500,000 shares of common stock underlying this warrant pursuant to the registration statement of which this prospectus is a part. See
"Investment Agreement--Commitment Warrant". We have also issued Tecinvest
250,000 Debenture Warrants in connection with its purchase of $250,000 principal amount of our Convertible Debentures.
(2)  Covers an estimated ten closings with an escrow fee of $500 per closing, which is payable to the escrow agent at the closing of each request for cash from Tecinvest.

     We have advised the selling stockholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to sales in the market of the common stock offered hereby. We have also advised the selling stockholders of the requirement for the delivery of this prospectus in connection with resales of the common stock.

Registration Rights of Tecinvest

     To permit Tecinvest to resell the shares of our common stock issued to it under the investment agreement, the Commitment Warrant, the Debenture Warrants and the Convertible Debentures, we agreed to register those shares and to maintain that registration. To that end, we have agreed with Tecinvest that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the
Securities Act and the rules and regulations promulgated thereunder, to keep it effective until (i) the Registration Statement has been declared effective by the SEC and all such shares have been disposed of pursuant to the Registration
Statement, (ii) all such shares have been sold under circumstances under which all of the applicable conditions of Rule 144 promulgated under the Securities
Act (or any similar provision then in force) ("Rule 144") are met, (iii) all such shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, (iv) such time as, in the opinion of counsel to Tecinvest, all such shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the
Securities Act or (v) any combination of the foregoing relating to all such shares.

     In connection with such registration, we will have no obligation to:

o    assist or cooperate with Tecinvest in the offering or disposition of such shares;

o    indemnify or hold harmless the holders of any such shares (other than
     Tecinvest) or any underwriter designated by such holders; or

o    obtain a commitment from an underwriter relative to the sale of any such shares.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus forms a part.

Registration Rights of other Selling Stockholders

     We granted registration rights to certain of the remaining selling stockholders that are similar to the ones granted to Tecinvest to enable them to sell the shares of our common stock. In connection with any such registration, we will have no obligation to:

                                       50

o    assist or cooperate with the selling stockholders in the offering or disposition of such shares;

o    indemnify or hold harmless the holders of any such shares or any underwriter designated by such holders;

o    obtain a commitment from an underwriter relative to the sale of any such shares; or

o    include such shares within any underwritten offering we do.

     We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus forms a part.

                              INVESTMENT AGREEMENT

Overview

     We entered into an investment agreement with Tecinvest Services, Inc., a
Belize corporation, on December 18, 2001, for the future issuance and purchase of shares of our common stock. The investment agreement establishes what is sometimes termed an equity line of credit.

     In general, the agreement operates like this:  under the equity line of credit, we can request (a "Put Notice") up to $3 million from Tecinvest over an
18-month period in return for shares of our common stock. Once every 15 trading days, we may request that amount equal to the lesser of (i) the dollar amount set forth in the Put Notice and (ii) 15% of the aggregate trading volume of the common stock during the applicable purchase period multiplied by 85% of the average of the four lowest closing bid prices of the common stock during the applicable purchase period, but not more than $150,000. We are under no obligation to make a request from Tecinvest, although we may have to pay certain liquidated damages in cash if we do not draw down certain amounts in certain time frames.

     Within ten (10) calendar days after the commencement of each calendar quarter occurring subsequent to the effectiveness of the investment agreement, we have undertaken to notify Tecinvest as to our reasonable expectations as to the dollar amount of equity capital we intend to raise during such calendar quarter, if any, through the issuance of requests. Such notification shall constitute only our good faith estimate with respect to such calendar quarter and shall in no way obligate us to raise such amount during such calendar quarter or otherwise limit its ability to deliver requests during such calendar quarter.

     The per share dollar amount Tecinvest pays for our common stock for each request includes a 15% discount to the average of the four lowest closing bid prices during the ten day period after our request. Subject to the conditions of the investment agreement, Tecinvest has agreed to provide to us the amount of the request less an escrow agent fee of $500, in exchange for shares of our common stock.

Commitment Warrant

     We have issued to Tecinvest the Commitment Warrant to purchase an aggregate of 500,000 shares of our common stock The Commitment Warrant is exercisable on a cash or cashless basis an exercise price equal to the lesser of (a) 110% of the average closing bid price for the thirty (30) trading days immediately preceding, but not including, December 18, 2001, or (b) the closing bid price on

                                       51

the 180th calendar day following December 18, 2001, (or the next trading day if such date is not a trading day) or (c) the closing bid price on the 360th calendar day following December 18, 2001 (or the next trading day if such date is not a trading day) (as adjusted from time to time as provided in Warrant, including with respect to stock splits and dividends, combinations of shares, and certain issuances of shares of common stock by us for a consideration per share less than the exercise price then in effect). The Commitment Warrant expires on the third (3rd) anniversary of its issuance. We have registered the
500,000 shares of common stock underlying this warrant pursuant to the registration statement of which this prospectus is a part.

Limit on Drawdowns

     The investment agreement does not permit us to request funds if the issuance of shares of common stock to Tecinvest pursuant to the draw down would result in Tecinvest owning more than 4.99% of our outstanding common stock on the request date, including shares owned beneficially under the Convertible
Debentures, the Commitment Warrant and the Debenture Warrants.

The Request Procedure and the Stock Purchases

     We may make a request for cash by faxing a notice to Tecinvest that states the amount we wish to request.

Amount of the Draw

     Tecinvest is only required to purchase from us during a purchase period following a request we submit to them. Under the equity line of credit, we can request up to $3 million from Tecinvest over an 18-month period in return for shares of our common stock. Once every 15 trading days, we may request between
$10,000 and the maximum amount of the product of the daily trading volume and the average trade price of our common stock for the 30 trading days immediately preceding our request multiplied by three; however, in no event shall the maximum amount exceed $150,000. The minimum amounts for Put Notices are not applicable to the first five draw down notices. We are under no obligation to make a request from Tecinvest, although we may have to pay certain penalties in cash if we do not draw down certain amounts in certain time frames. Tecinvest is required to fund that amount equal to the lesser of (i) the dollar amount set forth in the Put Notice and (ii) 15% of the aggregate trading volume of the common stock during the applicable purchase period multiplied by 85% of the average of the four lowest closing bid prices of the common stock during the applicable purchase period, but not more than $150,000.

     Using our recent trading volume and stock price information for an assumed
Put Notice as of January 7, 2002, if we were to draw down only once per month, we would be able to draw down approximately $19,390 per month from the effective date of the accompanying registration statement through the date eighteen months from effectiveness of this registration statement. This would result in aggregate advances of approximately $410,562 under the investment agreement. As such, unless our common stock's average trading volume or stock price increases significantly and thereby increases the amount of advances available under the investment agreement, we will only be able to drawn down a portion of the $3.0 million available under the investment agreement.

     By way of illustration only, if we had requested an advance on January 7,
2002, then the amount of our Put Notice would have been $150,000 (average daily equity traded for the thirty (30) trading days immediately preceding a Put
Notice date, by 3, but in no event more than $150,000). However, the aggregate trading volume for the 10 trading days after January 7, 2002 would have been
668,400 shares and the average of the 4 lowest closing bid prices during such 10 trading day period would have been $0.2275. Accordingly, we would have received

                                       52

funding of only $19,390 (i.e., 668,400 multiplied by 15%, multiplied by
$0.1934).

Price of Shares

     The price at which Tecinvest will purchase our common stock is 85% of the average of the lowest four closing bid prices during the ten days immediately subsequent to our request.

Necessary Conditions Before Tecinvest is Obligated to Purchase our Shares

     The following are some of the conditions that must be satisfied before
Tecinvest is obligated to purchase the shares of common stock that we wish to sell from time to time:

o    A registration statement for the shares must be declared effective by the
     Securities and Exchange Commission and must remain effective and available for making resales of the common stock purchased by Tecinvest;

o    Our common stock must remain listed on the OTC electronic bulletin board or must be listed on another stock exchange or on NASDAQ;

o    We must be in compliance with our obligations under the investment agreement and related agreements, and we must not be in breach of, or in default under, any material provision of the investment agreement or related agreements;

o    No injunction may be issued, or action commenced by a governmental authority, prohibiting the purchase or the issuance of our common stock;
     and

o    If our common stock becomes listed on NASDAQ, the issuance of our common stock to Tecinvest will not violate the shareholder approval requirements of NASDAQ.

Liquidated Damages to be Paid to Tecinvest if We Fail to Draw Minimum Amount

     If we do not draw down a minimum of $300,000 during the twelve (12) month period following December 18, 2001, then we have agreed to pay Tecinvest an amount equal to 5% of the undrawn minimum amount. The 5% liquidated damages will not have to be paid to Tecinvest as long as we issue requests for the maximum amount with maximum frequency until we draw down $300,000. If we fail to draw down the $300,000 as a result of not being able to meet the minimum amount of
$10,000 per request we shall still be responsible to pay Tecinvest 5% of the undrawn minimum amount. If we fail to pay to the Investor such amount when due, interest at the rate of twenty-four percent (24%) per annum (or if such rate is in excess of the highest rate allowed by applicable law, the highest allowable rate) shall accrue on the unpaid amount until paid in full.

Costs and Fees Associated with the Transaction

     In connection with the signing of the investment agreement on December 18,
2001, we paid Joseph B. LaRocco for his services as attorney for Tecinvest,
$5,000 in cash on December 18, 2001 and 80,000 shares of common stock.
Additionally, for each closing the Joseph B. LaRocco, as the escrow agent receives a fee of $500. In connection with the convertible debentures we paid
Joseph B. LaRocco for his services as attorney for Tecinvest, 120,000 shares of common stock.

                                       53

     We also issued the Commitment Warrant for an aggregate of 500,000 shares of common stock to Tecinvest in connection with the signing of the investment agreement, as described above.

Termination of the Investment Agreement

     The investment agreement will automatically terminate upon the earlier of:

o    Tecinvest has purchased an aggregate of $3,000,000 of our common stock;

o    The date that is 18 months after the effective date of registration statement of which this prospectus is a part.

o    We file for protection from creditors;

o    Trading in our common stock is suspended by the Securities and Exchange
     Commission or the OTC electronic bulletin board for a period of five consecutive trading days;

o    Our common stock held by Tecinvest ceases to be registered under the
     Securities Exchange Act of 1934; or

o    Our common shares are delisted from the OTC electronic bulletin board unless such delisting is in connection with the listing of such shares on a comparable stock exchange or the NASDAQ Stock Market.

o    We require shareholder approval under Nasdaq or American Stock Exchange rules to issue additional shares and such approval is not obtained within sixty (60) days from the date when we have issued our 19.9% maximum allowable shares.

Indemnification of Tecinvest

     Tecinvest is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Tecinvest to us for inclusion in the registration statement and prospectus.

     We are entitled to indemnification from Tecinvest for any losses or liabilities suffered by us as a result of any misrepresentation or breach of any representation or warranty made by Tecinvest in the investment agreement or related agreements.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of shares of our common stock in the public market following the offering, or the perception that such sales could occur, could adversely affect the market price of the common stock prevailing from time to time and could impair our ability to raise capital in the future through sales of our equity securities.

     Assuming the conversion of outstanding Convertible Debentures, exercise of warrants held by Tecinvest, exercise of warrants to purchase 3,861,291 shares of common stock held by previous investors, and the purchase of 10,000,000 shares from us by Tecinvest pursuant to the investment agreement, we will have a total of 75,468,348 shares of common stock outstanding at the time of this offering.
Shares in the amount of up to 6,796,291 offered for sale by the selling

                                       54

stockholders, if sold under this registration will, after the offering, be freely tradable without restriction or further registration under the Securities
Act, except that any shares purchased or held by our "affiliates", as that term is defined in Rule 144 under the Securities Act of 1933, unless registered under this registration statement or under the previously filed registration statement on Form S-8 may generally only be sold in compliance with Rule 144 described below. See "Principal and Selling Stockholders". The remaining shares of common stock are "Restricted Securities" as defined in Rule 144. Restricted Securities may be sold in the public market only if registered or if they qualify for an exemption from registration under the Securities Act, such as pursuant to Rule
144, which rule is summarized below. We are aware that some shares have been sold in reliance on Rule 144.

Sales of Restricted Securities

     In  general, under Rule 144 as currently in effect, a person who has beneficially owned restricted securities, as defined in Rule 144, for at least one year, including a person who may be deemed our affiliate, is entitled to sell, within a three-month period, a number of shares of our common stock that does not exceed the greater of one percent of the then-outstanding shares of common stock (approximately 580,000 shares) and the average weekly reported trading volume of our common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice, and availability of current public information about us.
In addition, under Rule 144(k), a person who is not an affiliate and has not been an affiliate at any time during the ninety days preceding a sale, and who has beneficially owned shares for at least two years, would be entitled to sell such shares immediately following the offering, without regard to the volume limitations, manner of sale provisions, or notice or other requirements of Rule
144. In meeting the one-and two-year holding periods described above, the holder of restricted securities can include the holding periods of a prior owner who is not an affiliate. The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the restricted securities from the issuer or an affiliate.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 300,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, par value
$.001 per share. Holders of common stock are entitled to one vote per share on any issue submitted to a vote of the stockholders and do not have cumulative voting rights in the election of directors. The holders of a majority of the outstanding shares of common stock voting in an election of directors can elect all of the directors then standing for election, if they choose to do so. All shares of common stock are entitled to share equally in such dividends as our
Board of Directors may, in its discretion, declare out of sources legally available therefor. See Dividend Policy. Upon our dissolution, liquidation, or winding up, holders of common stock are entitled to receive on a ratable basis, after payment or provision for payment of all our debts and liabilities and any preferential amount due with respect to outstanding shares of preferred stock, if any, all our assets available for distribution, in cash or in kind. Holders of shares of common stock do not have preemptive or other subscription rights, conversion or redemption rights, or any rights to share in any sinking fund. All currently outstanding shares of common stock are fully paid and non-assessable.

     Our Articles authorize a class of 5,000,000 shares of preferred stock, par value $.001 per share, and provide that our Board is authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, preferences, conversion rights, and cumulative, relative, participating, optional or other rights, including voting rights, and the qualifications, limitations or restrictions thereof. As of the date of this
Prospectus, 30,000 shares of our Series A convertible preferred stock are issued outstanding.

                                       55

Certain provisions of the Articles of Incorporation and Bylaws

     Indemnification of Directors and Officers.  Chapter 78 - Private
Corporations of Title 7 of the Nevada Revised Statutes (the "Act") including sections 78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

     Under our By-Laws, we have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, our directors, officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Nevada
Revised Statutes 78.751, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by our Board of Directors within the scope of such provisions. Our right to indemnify such persons shall include, but not be limited to, the authority of the Corporation to enter into written agreements for indemnification with such persons.

     Subject to the provisions of Nevada Revised Statutes 78.751, a director of the Company shall not be liable to us or our shareholders for monetary damages for an act or omission in the director's capacity as a Director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for:

(1)   a breach of the director's duty of loyalty to us or our shareholders;

(2)   an act or omission not in good faith that constitutes a breach of duty of the director to us or an act or omission that involves intentional misconduct or a knowing violation of the law;

(3)   a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

(4)   an act or omission for which the liability of a director is expressly provided by an applicable statute.

     Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the
Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                       56

                                 TRANSFER AGENT

     Our Transfer Agent and Registrar is Florida Atlantic Stock Transfer, Inc.,
Tamarac, Florida.

                                  LEGAL MATTERS

     The validity of the common stock being offered  hereby is being passed upon for us by Jackson & Campbell, P.C., Washington, D.C.

                                     EXPERTS

     Our audited financial statements appearing in this prospectus and the
Registration Statement have been audited by Goldstein Golub Kessler LLP, independent auditors, as indicated in their report thereon appearing herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a Registration
Statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock and Warrants offered hereby. As used herein, the term "Registration
Statement" means the initial Registration Statement and any and all amendments thereto. For further information with respect to us and our common stock and the warrants, reference is made to the Registration Statement, of which this prospectus forms a part, including the exhibits and schedules thereto.
Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete and such instance reference is made to such contract or other document filed with the SEC as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     A copy of the Registration Statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at
Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. Copies of
the Registration Statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

     We are subject to the reporting requirements of Section 13 of the
Securities Exchange Act of 1934, and, in accordance therewith, for a period of up to one year, we will file periodic reports with the Securities and Exchange
Commission. Such periodic reports will be available for inspection and copying at the public reference facilities and other regional offices referred to above.

                                       57

FINANCIAL STATEMENTS

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                                    CONTENTS
--------------------------------------------------------------------------------

12/31/00 Independent Auditor's Report                                 F-2

12/31/00 Financial Statements:

   Balance Sheet                                                      F-3
   Statement of Operations                                            F-4
   Statement of Changes in Stockholders' Equity (Deficiency)       F-5 - F-6
   Statement of Cash Flows                                            F-7
   Notes to Financial Statements                                   F-8 - F-18

09/30/01 Financial Statements:

   Balance Sheet                                                      F-19
   Statement of Operations                                            F-20
   Statement of Changes in Stockholders' Equity (Deficiency)       F-21 - F-22
   Statement of Cash Flows                                            F-23
   Notes to Financial Statements                                   F-24 - F-25

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Jacobson Resonance Enterprises, Inc.

We have audited the accompanying balance sheet of Jacobson Resonance Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jacobson Resonance Enterprises,
Inc. as of December 31, 2000 and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has no significant revenue from operations which raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

February 28, 2001

                                      F-2

                      JACOBSON RESONANCE ENTERPRISES, INC.
                         A DEVELOPMENT STAGE ENTERPRISE
                                  BALANCE SHEET
                                December 31, 2000

                                     ASSETS

CURRENT ASSETS
  Cash and Cash Equivalents                          $     218,770
  Accounts Receivable
                                                            21,688
  Due from Officer/Shareholder
                                                            50,000
  Prepaid Expenses and Other
                                                            42,237
                                                     -------------
     Total Current Assets                                  332,695

Property and Equipment, at
  Cost, (Net of Accumulated
  Depreciation of $56,438)                                 188,830
Deposits                                                     1,395
Due from Officer/Shareholder,
  Net of Allowance for
  Doubtful Amounts of $200,000                                 -
Deferred Income Tax Asset, Net
  of Valuation Allowance of
  $ 1,968,000                                                  -
                                                     -------------
      Total Assets                                   $     522,920
                                                     =============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
  Accounts Payable and Accrued Expenses              $     175,350
  Litigation Settlement Payable                          1,000,000
  Deposits on Common Stock to be Issued
                                                            69,397
                                                     -------------
     Total Current Liabilities                           1,244,747
Commitments and Contingencies

STOCKHOLDERS' DEFICIENCY
  Preferred Stock $.001 Par
    Value, 5,000,000 Shares
    Authorized; Issued and
    Outstanding, 30,000 Shares                                  30
  Common Stock, $.001 Par
    Value, 300,000,000 Shares
    Authorized; Issued and
    Outstanding, 54,815,336                                 54,815

  Additional Paid in Capital                             8,427,840
  Deficit Accumulated During
    the Development Stage                               (9,159,838)
                                                     -------------
                                                          (677,153)
                                                     -------------
  Common Stock in Treasury,
    at cost (600,000 Shares)                                  (600)
  Subscriptions Receivable                                 (44,074)
                                                     -------------
     Stockholders' Deficiency                             (721,827)
                                                     -------------
      Total Liabilities and
       Stockholders' Deficiency                      $     522,920
                                                     =============

             Please see accompanying notes to financial statements.

                                      F-3

                      JACOBSON RESONANCE ENTERPRISES, INC.
                         A DEVELOPMENT STAGE ENTERPRISE
                            STATEMENTS OF OPERATIONS

                                                                  For the Period
                                                                      From
                                                                   June 4, 1996
                                                                   (Inception)
                                       For the Year Ended               To
                                           December 31,          December 31, 2000
                                 -----------------------------   -----------------
                                      2000            1999         (unaudited)
                                 -----------------------------

REVENUE                          $     31,590     $     22,021     $     178,743
                                 ------------     ------------     -------------
COSTS AND EXPENSES:
    General and Administrative      2,020,186        1,413,636         4,654,592
    Research and Development          190,895          280,550           952,381

    Settlement Costs                1,870,000              -           1,870,000
    Financing Costs                     1,196        2,094,158         2,095,704
                                 ------------     ------------     -------------
        Total Operating Expenses    4,082,277        3,788,344         9,572,677
                                 ------------     ------------     -------------

Other Income
    Interest                           48,601           29,776            95,381
    Gain of Sales of Resonance
      Equipment                        60,134           78,581           138,715
                                 ------------     ------------     -------------

        Total Other Income            108,735          108,357           234,096
                                 ------------     ------------     -------------

NET LOSS                         $ (3,941,952)    $ (3,657,966)    $  (9,159,838)
                                 ============     ============     =============

PER SHARE INFORMATION:

Net Loss Per Share:
    Basic                        $      (0.08)    $      (0.11)
                                 ============     ============
    Diluted                      $      (0.08)    $      (0.11)
                                 ============     ============

Shares Used to Compute Net Loss Per Share
    Basic                          48,449,884       34,120,883
                                 ============     ============
    Diluted                        48,449,884       34,120,883
                                 ============     ============

             Please see accompanying notes to financial statements.

                                      F-4

                      JACOBSON RESONANCE ENTERPRISES, INC.
                         A DEVELOPMENT STAGE ENTERPRISE
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
               For the Period from Inception to December 31, 2000

                                                                             DEFICIT
                                                                           ACCUMULATED
                                                   PREFERRED    ADDITIONAL  DURING THE                        STOCKHOLDERS'
                              COMMON STOCK           STOCK       PAID-IN   DEVELOPMENT SUBSCRIPTION              EQUITY
                          ---------------------  -------------- ---------- ----------- ------------ -------- -------------
                            ISSUED      AMOUNT   ISSUED  AMOUNT   CAPITAL     STAGE     RECEIVABLE   TREASURY  (DEFICIENCY)
                          ---------------------  -------------- ---------- ----------- ------------ -------- -------------

Issuance of Founders
 Stock at Par $.001        57,220,000  $ 57,220      -   $   -  $  (57,220)$       -   $       -    $     -   $     -

Recapitalization
  - June 4, 1996            4,905,000     4,905      -       -      (4,905)        -           -          -         -

Issuances of Common Stock
  at $.10 Per Share        10,000,000    10,000      -       -     990,000         -     (526,550)        -    473,450

Issuances of Common Stock
  at $1.750 Per Share          18,857        19      -       -      32,981         -           -          -     33,000

Purchase of Treasury Stock
  at Cost                         -          -       -       -         -           -           -        (600)     (600)

Conversation of Common
  Stock to Preferred
  Stock                   (45,000,000)  (45,000)  45,000     45     44,955         -           -          -         -

Net Loss                          -          -        -      -         -      (292,325)        -          -   (292,325)
                          -----------  --------  ------- ------ ---------- ----------- ----------   -------- ---------

Balance,
 December 31, 1996
 (unaudited)               27,143,857  $ 27,144   45,000  $  45 $1,005,811 $  (292,325)$ (526,550)  $   (600) $213,525

Issuance of Common Stock
  for Services Rendered
  at Prices Between $.15
  and $1.75 Per Share          40,114        40       -      -      12,744         -           -          -     12,784

Issuances of Common Stock
  from Private Placement
  at PricesBetween $.15
  and $.25 Per Share          760,000       760       -      -     139,240         -           -          -    140,000

Issuances of Common Stock
  out of Proceeds of
  Subscription Receivable         -          -        -      -         -           -        5,000         -      5,000

Net Loss                          -          -        -      -         -      (315,319)        -          -   (315,319)
                          -----------  --------  ------- ------ ---------- ----------- ----------   -------- ---------
Balance,
 December 31, 1997
 (unaudited)               27,943,971  $ 27,944   45,000  $  45 $1,157,795 $  (607,644)$ (521,550)  $   (600) $ 55,990

             Please see accompanying notes to financial statements.

                                      F-5

                      JACOBSON RESONANCE ENTERPRISES, INC.
                         A DEVELOPMENT STAGE ENTERPRISE
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
               For the Period from Inception to December 31, 2000
                                                                             DEFICIT
                                                                           ACCUMULATED
                                                   PREFERRED    ADDITIONAL  DURING THE                        STOCKHOLDERS'
                              COMMON STOCK           STOCK       PAID-IN   DEVELOPMENT SUBSCRIPTION              EQUITY
                          ---------------------  -------------- ---------- ----------- ------------ -------- -------------
                            ISSUED      AMOUNT   ISSUED  AMOUNT   CAPITAL     STAGE     RECEIVABLE   TREASURY (DEFICIENCY)
                          ---------------------  -------------- ---------- ----------- ------------ -------- -------------
Balance,
 December 31, 1997
 (unaudited)               27,943,971  $ 27,944   45,000  $  45 $1,157,795 $  (607,644)$ (521,550)  $   (600) $ 55,990

Reacquisition of Common
 Shares and Collection
 of Subscription
 Receivable                (3,000,000)   (3,000)     -       -    (450,000)        -      450,000         -     (3,000)

Cash Collection of
 Subscription Receivable          -         -        -       -         -           -       27,476         -     27,476

Issuance of Common Stock
 from Private Placement
 at a Price of $.15 per
 Share                      4,675,850     4,676      -       -     659,294         -          -           -    663,970

Issuance of Common Stock
 from Private Placement
 at a Price of $.35 per
 Share                      2,017,999     2,018      -       -     690,156         -          -           -    692,174

Issuance of Common Stock
 for Services Rendered at
 Prices between $.15 and
 $.35 Per Share               663,223       663      -       -     176,415         -          -           -    177,078

Fair Value of Options
 Issued to Consultants            -         -        -       -       2,063         -          -           -      2,063

Net Loss                          -         -        -       -         -      (952,276)       -           -   (952,276)

Balance
  December 31, 1998        32,301,043    32,301   45,000     45  2,235,723  (1,559,920)   (44,074)      (600)  663,475

Issuance of Common Stock
 for Services Rendered
 at Prices between $.18
 and $2.69 per Share        1,313,903     1,314      -       -     420,375         -          -           -    421,689

Issuance of Common Stock
 for Repayment of Debt        291,305       291      -       -      60,883         -          -           -     61,174

Issuance of Common Stock
 for Conversion of
 Warrants                     900,000       900      -       -   1,754,100         -          -           -  1,755,000

Sales of Shares at $.20
 per Share                    500,000       500      -       -      99,500         -          -           -    100,000

Beneficial Conversion
 Feature on Convertible
 Debentures                       -         -        -       -     333,332         -          -           -    333,332

Issuance of Common Stock
 for Conversion of
 Debentures                 1,862,876     1,863      -       -     902,194         -          -           -    904,057

Net Loss                          -         -        -       -         -    (3,657,966)       -           - (3,657,966)

Balance
 December 31, 1999         37,169,127    37,169   45,000     45  5,806,107  (5,217,886)   (44,074)      (600)  580,761

Issuance of Common Stock
 for Services Rendered at
 Prices between $.21 and
 $1.52 per Share              385,342       385      -       -     378,555         -          -           -    378,940

Sales of Shares a $.13 to
 $.65 per Share             2,120,867     2,121      -       -   1,095,497         -          -           -  1,097,618

Fair Value of Options
 Issued to Consultants            -         -        -       -     242,031         -          -           -    242,031

Fair Value of Options
 Issued on Settlement             -         -        -       -     870,000         -          -           -    870,000

Issuance of Common Stock
 for Exercise of Options      140,000       140      -       -      50,635         -          -           -     50,775

Issuance of Common Stock
 Upon Conversion of
 Preferred Stock           15,000,000    15,000  (15,000)   (15)   (14,985)        -          -           -         -

Net Loss                          -         -        -       -         -    (3,941,952)       -           - (3,941,952)

Balance
 December 31, 2000         54,815,336    54,815   30,000 $   30 $8,427,840 $(9,159,838)$  (44,074)  $   (600)$(721,827)

             Please see accompanying notes to financial statements.

                                      F-6

                      JACOBSON RESONANCE ENTERPRISES, INC.
                         A DEVELOPMENT STAGE ENTERPRISE
                            STATEMENTS OF CASH FLOWS
                                                                 For the Period From
                                                                    June 4, 1996
                                      For the Year Ended             (Inception)
                                         December 31,                    To
                                    2000              1999        December 31, 2000
                                 -----------------------------    -----------------
                                                                      (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
  Net Loss                       $ (3,941,952)    $ (3,657,966)    $  (9,159,838)
  Adjustments to Reconcile Net
    Loss to Net Cash Flows
    From (Used in) Operating
    Activities:
       Depreciation                    34,990           13,707            56,438
       Amortization                       -              7,742             7,742
       Allowance for Doubtful
         Amounts Due from
         Officer/Shareholder          200,000              -             200,000
       Write off of Licensing
         Costs                            -            126,582           126,582
       Fair Value of Common
         Stock Issued for
         Services Rendered            378,940          421,689           990,709
       Fair Value of Common
         Stock Issued for
         Interest Expense                 -              6,649             6,781
       Stock Issued for
         Conversion of Warrants
         Attributed to Interest           -          1,754,100         1,754,100
       Beneficial Conversion
         Feature of Debentures            -            333,332           333,332
       Fair Value of Options
         Issued                     1,112,031              -           1,114,094

     Changes is Operating Assets
       and Liabilities:
       Accounts Receivable            (21,688)             -             (21,688)
       Prepaid Expenses and
         Other                        (10,920)         (10,683)          (42,237)
       Accounts Payable and
         Accrued Expenses              27,196          104,378           175,350

       Litigation Settlement
         Payable                    1,000,000              -           1,000,000
       Deposits                           -              2,600            (1,395)
                                 ------------     ------------     -------------

Net Cash Flows Used in
  Operating Activities             (1,221,403)        (897,870)       (3,460,030)
                                 ------------     ------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
  Purchase of Property and
     Equipment                       (107,135)        (121,898)         (245,268)
  Advances to Officers               (250,000)                          (250,000)
  Payment for Licensing Costs             -            (34,784)         (126,582)

Cash Flows Used in Investing
  Activities                         (357,135)        (156,682)         (621,850)
                                 ------------     ------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
  Purchase of Treasury Stock                               -                (600)
  Proceeds from Note Payable                               -              60,000
  Proceeds from Issuance
    of Debentures                                      890,490           890,490
  Proceeds from Exercise
    of Warrants                                            900               900
  Proceeds from Exercise
    of Options                         50,775              -              50,775
  Proceeds from Common Stock
    to be Issued                       69,397              -              69,397
  Proceeds from Issuance
    of Common Stock From
    Subscription Receivable                                -             653,976
  Proceeds from Issuance
    of Common Stock                 1,097,618          100,000         2,575,712
                                 ------------     ------------     -------------
Net Cash Flows Provided by
  Financing Activities              1,217,790          991,390         4,300,650
                                 ------------     ------------     -------------

Net Increase (Decrease) in Cash
  and Cash Equivalents               (360,748)         (63,162)          218,770

Cash and Cash Equivalents
  - Beginning of Period               579,518           642,680              -
                                 ------------     ------------     -------------

Cash and Cash Equivalents
  - End of Period                $    218,770     $    579,518     $     218,770
                                 ============     ============     =============

NONCASH INVESTING AND FINANCING ACTIVITIES:
-------------------------------------------
  Issuance of Common Stock
    for Repayment of Debt        $        -       $     60,000     $      60,000
                                 ============     ============     =============

  Subscriptions Receivable
    for Issuance of Common Stock $        -       $        -       $     698,050
                                 ============     ============     =============

  Conversion of Debentures into
    Common Stock                 $        -       $  1,000,000     $   1,000,000
                                 ============     ============     =============

             Please see accompanying notes to financial statements.

                                      F-7

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. OPERATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company was incorporated on March 6, 1988 in the state of Nevada as Pioneer
Services International, Ltd. ("Pioneer"). The Company is in the development stage and its purpose was to locate suitable business ventures to acquire. On
June 4, 1996, the board of directors of Pioneer voted to acquire 100% of the outstanding shares of Jacobson Resonance Machines, Inc. in exchange for the issuance of 57,220,000 shares of its common stock. The Company and Jacobson
Resonance Machines, Inc. had no activity prior to the acquisition. In 1998, the
Company changed its name to Jacobson Resonance Enterprises, Inc.

As a result of the exchange of stock, the former stockholders of Jacobson
Resonance Machines, Inc. owned 57,220,000 restricted common shares or 92% after the recapitalization of the Company. Accordingly, this transaction was treated, for financial reporting purposes, as a reverse acquisition in which Jacobson
Resonance Machines, Inc. was recapitalized by providing 4,905,000 shares of
Pioneer Services International, Ltd. common stock to Pioneer's existing stockholders. The 1996 stockholders' equity section reflects the change in the capital structure due to the reverse acquisition. As a result, $4,905 was transferred to common stock from additional paid-in capital.

The Company is a bio-tech and bio-medical enterprise involved in the development of resonance and electro-magnetic equipment, process and applications.
Applications for the use of resonance technology in the medical, food, agricultural, recreational, pharmaceutical, and environmental industries are currently being pursued.

The Company is in the development stage and its operations are subject to all of the risks inherent in an emerging business enterprise. The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company has a stockholders' deficiency and has incurred losses of $3,941,952 and $3,657,966 for the years ended December 31, 2000 and 1999, and $9,159,838 since its inception in 1996. The Company has had limited revenue during those years. There is no assurance that the Company will not encounter substantial delays and expenses related to financing the successful completion of its product development and marketing efforts and/or other unforeseen difficulties. The
Company will be required to expand its management and administrative capabilities in order to manage the aforementioned items as well as respond to competitive conditions, and will require additional funds. The Company may seek such funds through additional equity financing, debt financing, collaborative arrangement or from other sources. Such funds may not be available on terms acceptable to the Company. These factors indicate that the Company may not be able to continue as a going concern. Based on the Company's current plans and assumptions, the Company believes its cash on-hand and planned subsequent financing will be sufficient to fund its anticipated operations through fiscal
2001 and that it will be successful in marketing related resonance products. The financial statements do not include adjustments relating to the recoverability and classification of recorded assets.

                                      F-8

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS (Cont'd)

Net loss per common share is based upon the weighted-average number of common shares outstanding during the year. Potential common stock is excluded from the computation of net loss per share since their inclusion would be antidilutive.

Cash and cash equivalents consist of cash and highly liquid debt instruments with an original maturity of less than three months.

Property and equipment are stated at cost. Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Research and development costs are charged to operations when incurred and are included in operating expenses.

The Company has elected to applied Accounting Principles Board "APB" Opinion No.
25 and the related interpretations in accounting for its common stock options issued to employees and has adopted the disclosure only provisions of SFAS No.
123 Accounting for Stock-Based Compensation.

Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company invests its excess cash in high quality short-term liquid money market instruments with major financial institutions and the carrying value approximates market value.
The Company does not have significant trade receivables. The Company maintains cash in bank accounts which, at times, may exceed federally insured limits. The
Company has not experienced any losses on these accounts.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statement.

Revenue from the sale of resonance equipment is recorded when the equipment is shipped.

The Company has charged operations for costs representing legal expenses associated with the application to obtain certain patents awarded to the
Company's principal stockholder. The Company has a licensing agreement for the use of the patents. This stockholder received approximately $4,000 in royalties from the Company during 1999.

2. PROPERTY AND EQUIPMENT:

Property and equipment at December 31, 2000, at cost, consists of:

                                                         Depreciation/
                                                         Amortization
                                                         Period
--------------------------------------------------------------------------------
Furniture and fixtures                     $ 37,688       3 to 5 years
Resonance equipment                         207,580            5 years
--------------------------------------------------------------------------------
                                            245,268
Less accumulated depreciation               (56,438)
--------------------------------------------------------------------------------
                                           $188,830
================================================================================

Depreciation expense for the years ended December 31, 2000 and 1999 amounted to
$34,990 and $13,707, respectively.

                                      F-9

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS (Cont'd)

3. SUBSCRIPTION RECEIVABLE:

The Company has a note receivable in the amount of $44,074 for the outstanding balance due for a subscription receivable that has been treated as a reduction of stockholders' equity.

4. COMMITMENTS AND CONTINGENCIES

The Company is currently leasing office space in Juno Beach, Florida pursuant to a non-cancelable operating lease, which expires August 2001 at a rate of $1,150 per month. The Company also leases office space under a non-cancelable operating lease in Boynton Beach, Florida at the rate of $6,100 per month through March
2005. Rent expense for the years ended December 31, 2000 and 1999 amounted to
$88,022 and $101,029, respectively.

The approximate minimum lease payments are as follows:

       Year ending December 31,

               2001                                 $87,000
               2002                                  73,000
               2003                                  73,000
               2004                                  73,000
               2005                                  18,000
--------------------------------------------------------------------------------
                                                   $324,000
================================================================================

5. STOCK OPTION PLAN:

In November 1998, the Company's board of directors approved the 1998 Stock
Option Plan (the "Plan"). The Plan authorizes the granting of both incentive stock options and nonstatutory stock options up to a total of 10,000,000 shares.
The option price for nonstatutory stock options may be less than, equal to, or greater than the market price on the date the option is granted, whereas for incentive stock options, the price will be at least 100% of the fair market value. Compensation expense, representing the difference between the exercise price and the fair market price at date of grant, is recognized over the vesting or service period. For all the periods presented all of the options were granted at an exercise price equal to the fair market value of the Company's common stock at the date of grant. The board of directors granted 1,903,500 options to eligible persons. The right to exercise the options vests annually as follows:

(1)  The right to exercise the options and to acquire 50% of the shares of stock underlying the options vests at the date granted.

(2)  The right to exercise the option and acquire 30% of the shares of stock underlying the options vests one year after the date it is granted.

(3)  The right to exercise the option and acquire 10% of the shares of stock underlying the options vests two years after the date it is granted.

(4)  The right to exercise the option and acquire 10% of the shares of stock underlying the options vests three years after the date it is granted.

                                      F-10

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS (Cont'd)

A summary of the status of the Company's options under the Plan as of December
31, 2000 and 1999, and changes during the years then ended, is presented below:

                                         2000                      1999
--------------------------------------------------------------------------------
                                             Weighted-                 Weighted-
                                  Number      Average       Number      Average
                                    of       Exercise         of       Exercise
                                  Shares      Price         Shares       Price
--------------------------------------------------------------------------------
Outstanding at beginning
of year                          998,500      $. 29        608,500       $.35

Granted                          905,000      $. 92        390,000       $.20

Exercised                       (140,000)     $. 35
--------------------------------------------------------------------------------

  Outstanding at end of year   1,763,500      $. 61        998,500      $ .29
================================================================================

Options exercisable at
year-end                       1,172,150      $. 56        681,800      $ .31
================================================================================

Weighted-average fair
value of options granted
during the year              $   438,133                 $  72,618
================================================================================

The weighted average fair value per share calculated using the Black-Scholes method for options granted during the years ended December 31, 2000 and 1999 amounted to $.48 and $.19.

The following table summarizes information about fixed stock options under the
Plan outstanding at December 31, 2000:

                             Options Outstanding            Options Exercisable
                  --------------------------------------- -----------------------
                                  Weighted-
                                   Average     Weighted-                Weighted-
                                  Remaining    Average                   Average
   Range of          Number      Contractual   Exercise       Number    Exercise
Exercise Prices    Outstanding      Life        Price      Exercisable   Price
---------------------------------------------------------------------------------

$.20 - $.35        923,500          3.00        $.29        752,150         $.29

$.50               340,000          4.50        $.50        170,000         $.50

$1.28              500,000          4.50       $1.28        250,000        $1.28

                 1,763,500                                1,172,150
=================================================================================

                                      F-11

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS (Cont'd)

In December 2000, in connection with the settlement described in Note 7, the
Company authorized the issuance to the Company's major shareholder/officer of
6,000,000 warrants to purchase the Company's common stock at $.30 per share. The warrants expire in 2008.

Had compensation expense for the Company's stock option plans and the warrants issued to the shareholder/officer been determined based on the fair value of the options at the grant dates, consistent with SFAS No. 123 the Company's net loss and net loss per share amounts would have been as follows:

December 31,                            2000                  1999
--------------------------------------------------------------------------------

Net loss:

  As reported                       $(3,941,952)         $ (3,657,966)
  Pro forma                          (6,120,085)           (3,730,584)
--------------------------------------------------------------------------------
Basic and diluted
loss per share:

  As reported                          $(.08)                $(.11)
  Pro forma                             (.13)                 (.11)
--------------------------------------------------------------------------------

The fair value for these options was estimated at the date of grant using a
Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2000 and 1999, respectively, risk-free interest rates of 6.0% and 6.3%, dividend yields of 0% and 0%, volatility factors of the expected market price of the Company's common stock of
142.85% and 243.41%, and an expected life of the options of five years.

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's pinion the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

On January 2, 2001, the Company issued 525,000 stock options at $.22 per share to employees and consultants. Of the 525,000 options issued, 305,000 have been issued to non-employees and have been valued using the Black-Scholes option pricing model. Accordingly, in January 2001, the Company recorded a charge to operations of $63,166.

                                      F-12

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS (Cont'd)

6. STOCKHOLDERS' EQUITY:

During May 1997, the Company's board of directors authorized the conversion of
45,000,000 shares of its common stock into 45,000 shares of its Preferred Stock.
These shares belonged to the Company's president. The shares were converted at a conversion rate of 1 share of Preferred stock for 1,000 shares of common stock.
Each share of Preferred Stock is convertible into 1,000 shares of common stock as follows: 1/3 at the option of the holder beginning three years from issuance,
1/3 at the option of the holder, beginning four years from issuance, and the final 1/3 beginning five years from issuance. The May 1997 conversion has been accounted for as if it had occurred as of December 31, 1996. On May 18, 2000, an officer of the Company converted 15,000 shares of preferred stock into
15,000,000 shares of common stock.

In 1997, the Company issued 40,114 shares of common stock for services with a fair value of $12,784. The Company completed a private placement of 760,000 shares of common stock for net proceeds of $140,000.

The Company completed two private placements during 1998. In March 1998, the
Company issued 4,404,663 shares of common stock pursuant to a private placement for a price of $.15 per share. In connection with this private placement, the
Company also issued 271,187 shares for commissions.

In June 1998, there was a second private placement whereby the Company issued
2,017,999 shares for a price of $.35 per share. Each share includes a warrant to purchase additional common shares at a price of $.45 per share for a four-year period ending December 2002. Fees paid relating to this private placement were
$14,126 and have been charged to additional paid-in capital. In addition, 40,360 warrants were issued to purchase 40,360 common shares at $.35 per share. The warrants expire December 2002 and were issued for services relating to the private placement.

The Company reacquired 3,000,000 common shares issued in 1996 and cancelled a subscription receivable in the amount of $450,000 for the purchase of such shares and received a note receivable in the amount of $71,550. During the year ended December 31, 1998, $27,476 was collected from the note.

During 1998, the Company issued 663,223 common shares for services. The services were charged to operations and have been recorded at the quoted market value at the date of issuance. Included in the shares are 140,000 shares pursuant to a continuing agreement for endorsements at a quoted market value of $.35 per share. At December 31, 1999, the Company included in accrued expenses and charged operations for $68,250, which represented the value attributable to
195,000 shares of common stock to be issued. The continuing agreement requiring personality endorsements provides for the issuance of 195,000 shares of common stock in 1999 and 205,000 shares of common stock in 2000.

                                      F-13

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS (Cont'd)

In addition, the Company issued an aggregate of 142,857 options to purchase common shares during the 1998 year at $.35 per share (the quoted market value)
for a three-year period ended October 15, 2001. The value of the options using the Black-Scholes formula amounted to $37,142 and was charged to operations.

At various dates during the year ended December 31, 1999, the Company issued
1,313,903 common shares for services. The services for consultants and for officers' compensation were charged to operations and have been recorded at the quoted market value at the date of issuance which aggregated $421,689.

On November 30, 1998, the Company received a short-term loan in the amount of
$60,000 from a related party. This loan was due and payable on November 30, 1999 together with interest which accrued at 7% per annum. The holder of the note was given an option to convert the note and any accrued interest at any time prior to maturity into fully-paid shares of the Company's common stock, par value
$.001 per share at a rate of $.21 per share, the quoted market value at November
30, 1998. During 1999, the notes and accrued interest of $1,174 were converted into 291,305 common shares.

In 1999, the Company issued $1,000,000 in 2% convertible debentures due June 2,
2004, and warrants to purchase 900,000 shares of its common stock at $.001 per share. The Company received net proceeds of approximately $890,000 after costs which are being amortized over the term of the debentures. As a result of the conversion feature (75% of the quoted market of the common stock) and the beneficial aspect to the recipient, the Company recognized an interest charge of
$333,332. The debentures were immediately convertible and the $333,332 of interest has been charged to operations in June 1999.

Additionally, the warrants to purchase 900,000 shares of the Company's common stock were exercised for $900 when the market price was $1.95 a share. As these warrants were issued and exercised at the time of the issuance of the debentures, the difference between the market value and the warrant exercise price was also considered a beneficial conversion price for accounting purposes.
Accordingly, this transaction resulted in a $1,754,100 charge to interest expense in June 1999.

On July 16, 1999, $100,000 of principal plus interest was converted into 144,645 shares of common stock; on July 22, 1999, $225,000 of principal plus interest was converted into 363,892 shares of common stock; August 6, 1999, $549,280 of principal plus interest was converted into 1,102,466 shares of common stock and on November 12, 1999, the remaining $124,280 of principal and interest were converted into 251,873 shares of the Company's common stock for an aggregate of
1,862,876 shares.

In December 1999, the Company entered into an agreement to sell 5,000,000 restricted shares of its common stock to an investor at the price of $.20 per share. Payments for such shares began in 1999 and were to continue to be made to the Company at various times in 2000. As of December 31, 1999, this investor had purchased 500,000 shares of common stock for $100,000. In addition, the Company granted this investor an option to purchase 2,222,222 shares of its common stock at a price of $.45 per share. This option requires the investor to advise the
Company of his intent to exercise the option by January 31, 2001, and exercise and execute the option on or before June 30, 2001 according to a defined schedule. During February 2000, the investor purchased 300,000 shares for an aggregate of $60,000. The investor did not notify the Company of his intention to exercise the options. Accordingly, the Company has cancelled the options. In the Company's opinion, this investor has not met defined terms of the agreement and the Company does not intend to issue any additional shares under this agreement.

                                      F-14

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS (Cont'd)

In addition to the foregoing, between January and April 2000 the Company sold
1,670,867 shares of common stock for an aggregate of $1,017,618 pursuant to private placements. In connection with certain of the sales, the Company granted an aggregate of 1,241,117 options to purchase 1,241,117 shares of which 307,693 options are exercisable at $.85 and 933,424 at $.90 per share.

Between, February and April 2000, the Company issued 335,342 shares of common stock to employees and consultants for services. The Company has recorded a charge to operations for the fair value of these shares on the dates of their issuances, which amounted to $368,000.

On April 4, 2000 the Company issued options to purchase 599,000 shares of common stock to employees and consultants. These options are exercisable at $1.28 per share. Of the 599,000 options issued, 99,000 have been granted to non-employees and have been valued using the Black-Scholes option pricing model which has resulted in a charge to operations of $55,301.

On September 15, 2000, the Company issued options to purchase 690,000 shares of common stock to employees and consultants at an option price per share of $.50.
Of the 690,000 options issued, 350,000 have been issued to non-employees and have been valued using the Black-Scholes option pricing model which has resulted in a charge to operations of $143,500.

In August 2000 the Company increased its authorized shares to 300,000,000.

On December 5, 2000, the Company issued options exercisable at $.32 to purchase
215,000 shares of common stock to employees and consultants. Of the total issued, 150,000 have been issued to non-employees and have been valued using the
Black-Scholes option pricing model which has resulted in a charge to operations of $43,230.

Additionally, the Company issued 40,000 shares of common stock for an aggregate of $16,000 on February 16, 2000 and 100,000 shares of common stock for an aggregate of $34,775 on May 9, 2000 upon exercise of outstanding options.

In October 2000, the Company sold 150,000 shares of its common stock for $20,000 pursuant to the terms of an agreement.

Pursuant to a private placement memorandum, the Company collected $69,397 in the third quarter of 2000 for 165,232 shares of common stock to be issued.

On December 18, 2000, the Company issued 50,000 shares of common stock to employees and consultants for services rendered. The Company has recorded a charge to operations for the fair value of these shares on the date of issuance which amounted to $10,940.

                                      F-15

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS (Cont'd)

See Note 5 for warrants granted to shareholder/officer and Note 7 for warrants issued in conjunction with litigation of principal shareholder.

The following is a summary of changes in outstanding warrants and of options
(not included under the Plan) issued in connection with debt offerings and other services during the period ended December 31, 1999 and December 31, 2000.

                                      2000                    1999
                                      ----                    ----

                                           Weighted-              Weighted-
                               Number       Average    Number     Average
                                of         Exercise     of        Exercise
                               Shares       Price      Shares     Price
                              -----------------------------------------------

Outstanding at beginning
of year                       4,423,438     $.45     2,201,216     $  .44

Granted                      10,840,117     $.38     3,122,222     $  .32

Exercised                             -               (900,000)    $ .001

Cancelled                    (2,222,222)    $.36             -          -

--------------------------------------------------------------------------------

Outstanding at end of year   13,041,333     $.39     4,423,438      $ .45
================================================================================

Of the total warrants outstanding at December 31, 2000, 4,041,333 expire on various dates from 2003 through 2005 and 9,000,000 expire in 2008.

7. DUE FROM OFFICER/ SHAREHOLDERS AND SETTLEMENT OF LITIGATION:

During the second quarter, the Company loaned $200,000 to the majority stockholder and officer. The loan bears interest at the prime rate. The loan and any interest accrued on the loan are due on May 13, 2002. The officer had declared personal bankruptcy which the court dismissed and accordingly at
December 31, 2000 the Company has recorded an allowance for doubtful accounts for the entire balance.

The majority stockholder and officer of the Company was involved in litigation.
The litigation was settled which required him to transfer 12,000,000 shares of common stock of the Company to the plaintiffs. In addition, the settlement required the stockholder and officer to submit to the Company the licensing rights to patents owned by this officer and the plaintiffs.

                                      F-16

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS (Cont'd)

As part of the settlement, in December 2000 the plaintiffs gave the Company licensing rights to various patents. The Company also gave these plaintiffs warrants to purchase 3,000,000 shares of common stock at $.30 per share through
April 2008. The warrants have been valued using the Black-Scholes option pricing model with the value of $870,000 attributable to the warrants charged to operations.

The stockholder and the Company negotiated and the stockholder received warrants to purchase 6,000,000 shares of the Company's stock at $.30 per share. These warrants have been valued at $1,740,000 using the Black-Scholes pricing model and are reflected on a pro forma basis in Note 5. In connection with this settlement and based upon approval of the Company's Board of Directors and the
Agreed Order Dismissing Case and Providing Relief from the Automatic Stay (Dr.
Jacobson's personal bankruptcy) both Dr. Jacobson and the Company agreed to pay the plaintiffs the sum of $1,000,000 by July 15, 2001 (as amended). Accordingly, the Company who was not previously a party to this litigation accrued and charged operations $1,000,000 at December 31, 2000.

During the second quarter another officer received a loan of $50,000 from the
Company. This loan bears interest at the rate of 6.5% per annum. The loan was due September 10, 2000 and has been extended to January 6, 2002. The loan is secured by this officer's common stock of the Company.

8. INCOME TAXES:

The Company has net operating loss carryforwards of approximately $5,787,000 available to reduce future taxable income which expire in various years through
2020.

The utilization of the net loss carryforwards may be limited as a result of cumulative changes in the Company's stock ownership.

Deferred income taxes reflect the impact of net operating loss carryforwards. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived from the Company's net operating loss carryforwards, the
Company has recorded a valuation allowance for the entire amount of the deferred tax asset. The deferred income tax asset is comprised of the following at
December 31, 2000:

                                      F-17

                      JACOBSON RESONANCE ENTERPRISES, INC.
                          (a development stage company)

                     NOTES TO FINANCIAL STATEMENTS (Cont'd)

Gross deferred tax asset resulting from net operating
loss carryforwards                                               $  1,968,000
Valuation allowance                                                (1,968,000)

--------------------------------------------------------------------------------
Net deferred income tax asset                                    $     - 0 -
================================================================================

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

December 31,                                                2000         1999
--------------------------------------------------------------------------------

Federal income tax rate                                     (34.0)%      (34.0)%

Valuation allowance on net operating loss carryforward       34.0         34.0

--------------------------------------------------------------------------------
Effective income tax rate                                      0%          0%
================================================================================

8. SUBSEQUENT EVENTS:

In the first quarter of 2001, the Company issued 808,144 shares of common stock which included, 165,232 shares issued for the $69,397 of deposits on common stock, 433,800 shares at $.25 related to a private placement and 210,112 shares under a continuing agreement for endorsement.

                                      F-18

                      JACOBSON RESONANCE ENTERPRISES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET

                                              September 30,      December 31,
                                                  2001               2000
                                              (Unaudited)
                                             ---------------------------------
CURRENT ASSETS
    Cash and Cash Equivalents                $          406     $      218,770
    Accounts Receivable                               4,786             21,688
    Due from Officer/Shareholder                     50,000             50,000
    Prepaid Expenses and Other                       28,108             42,237
                                             --------------     --------------
        Total Current Assets                         83,300            332,695

    Property and Equipment, at Cost,
      (Net of Accumulated
        Depreciation of $81,144 and
          $56,438, respectively)                    130,924            188,830

    Deposits                                          1,395              1,395
    Due from Officer/Shareholder, Net
      of Allowance for Doubtful Amounts
      of  $200,000                                      -                  -
    Deferred Income Tax Asset, Net of
      Valuation Allowance of $2,184,000
      and $1,968,000, respectively)                     -                  -
                                             --------------     --------------

        Total Assets                         $      215,619     $     522,920
                                             ==============     ==============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
    Accounts Payable and Accrued Expenses    $      261,551     $      175,350
    Due to Officer/Shareholder                       35,000                -
    Litigation Settlement Payable                 1,000,000          1,000,000
    Deposits on Common Stock to be Issued            93,470             69,397
    Notes Payable                                   250,000                -
    Other Liabilities                                20,000                -
                                             --------------     --------------
        Total Current Liabilities                 1,660,021          1,244,747
                                             --------------     --------------

STOCKHOLDERS' DEFICIENCY
    Preferred Stock $.001 Par Value,
      5,000,000 Shares Authorized;
      Issued and Outstanding, 30,000 Shares              30                 30
    Common Stock, $.001 Par Value,
      300,000,000 Shares Authorized;
      Issued and Outstanding, 55,623,480
      and 54,815,336 Shares, respectively            55,623             54,815
    Additional Paid in Capital                    8,753,453          8,427,840
    Deficit Accumulated During the
      Development Stage                         (10,208,834)        (9,159,838)
    Common Stock in Treasury (600,000
      Shares at Cost)                                  (600)              (600)
    Subscriptions Receivable                        (44,074)           (44,074)
                                             --------------     --------------
        Total Stockholders' Deficiency           (1,444,402)          (721,827)
                                             --------------     --------------
        Total Liabilities and
           Stockholders' Deficiency          $      215,619     $      522,920
                                             ==============     ==============

             Please see accompanying notes to financial statements.

                                      F-19

                      JACOBSON RESONANCE ENTERPRISES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENT OF OPERATIONS

                                  (Unaudited)
                                                                                 For the Period
                                                                                 from Inception
                                       For the Nine Months Ended September 30,   to September 30,
                                               2001            2000                   2001
                                       ---------------------------------------  -----------------

REVENUES                                  $       41,976  $       30,611        $        220,719
                                          --------------  --------------        ----------------

COSTS AND EXPENSES:
    General and Administrative                 1,024,626       1,477,379               5,679,218
    Research and Development                     106,642         159,067               1,059,023
    Settlement Costs                                 -               -                 1,870,000
    Financing Costs                                  -               -                 2,095,704
                                          --------------  --------------        ----------------
        Total Operating Expenses               1,131,268       1,636,446              10,703,945
                                          --------------  --------------        ----------------

Other Income (Expense)
    Interest Income                                8,261          34,752                 104,641
    Interest Expense                             (54,795)            -                   (55,794)
    Gain on Sales of Resonance Machines           86,830          44,881                 225,545
                                          --------------  --------------        ----------------

NET LOSS                                  $   (1,048,996) $   (1,526,202)       $    (10,208,834)
                                          ==============  ==============        ================

PER SHARE INFORMATION:

Net Loss Per Share:
    Basic                                 $        (0.02) $        (0.03)
                                          ==============  ==============
    Diluted                               $        (0.02) $        (0.03)
                                          ==============  ==============

Shares Used to Compute Net Loss Per Share
    Basic                                     55,492,696      46,469,164
                                          ==============  ==============
    Diluted                                   55,492,696      46,469,164
                                          ==============  ==============

             Please see accompanying notes to financial statements.

                                      F-20

                      JACOBSON RESONANCE ENTERPRISES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
               For the Period form Inception to September 30, 2001
                                   (Unaudited)
                                                                             DEFICIT
                                                                           ACCUMULATED
                                                   PREFERRED    ADDITIONAL  DURING THE               COMMON  STOCKHOLDERS'
                              COMMON STOCK           STOCK       PAID-IN   DEVELOPMENT SUBSCRIPTION STOCK IN    EQUITY
                          ---------------------  -------------- ---------- ----------- ------------ -------- -------------
                            ISSUED      AMOUNT   ISSUED  AMOUNT   CAPITAL     STAGE     RECEIVABLE   TREASURY  (DEFICIENCY)
                          ---------------------  -------------- ---------- ----------- ------------ -------- -------------
Issuance of Founders
  Stock at Par $.001       57,220,000  $ 57,220      -      -   $  (57,220)  $   -     $    -       $    -    $   -

Recapitalization -
  June 4, 1996              4,905,000     4,905      -      -       (4,905)      -          -            -        -

Issuance of Common Stock
  at $.10 Per Share        10,000,000    10,000      -      -      990,000       -       (526,550)       -     473,450
Issuance of Common Stock
  at $1.75 Per Share           18,857        19      -      -       32,981       -          -            -      33,000

Purchase of Treasury
  Stock at Cost                   -         -        -      -          -         -          -           (600)     (600)

Conversion of Common
 Stock to Preferred Stock (45,000,000)  (45,000)  45,000     45     44,955       -          -            -           -

Net Loss                           -                 -      -          -      (292,325)     -            -    (292,325)
                          -----------  --------  -------  ----- ---------- -----------  ----------- --------  --------

Balance, December 31, 1996 27,143,857    27,144   45,000     45  1,005,811    (292,325)  (526,550)      (600)  213,525

Issuance of Common Stock
  for Services Rendered at
  Prices Between $.15 and
  $1.75 Per Share              40,114        40      -      -       12,744       -          -            -      12,784

Issuances of Common Stock
  from Private Placement
  at Prices Between $.15
  and $.25 Per Share          760,000       760      -      -      139,240       -          -            -      140,000

Issuances of Common Stock
  out of Proceeds of
  Subscription Receivable         -         -        -      -          -         -          5,000        -       5,000

Net Loss                          -         -        -      -          -      (315,319)     -            -    (315,319)
                          -----------  --------  -------  ----- ---------- ----------- ---------- ----------  --------

Balance, December 31, 1997 27,943,971    27,944   45,000     45  1,157,795    (607,644)  (521,550)      (600)   55,990

Reacquisition of Common
  Shares and Collection
  of Subscription          (3,000,000)   (3,000)     -      -     (450,000)      -        450,000        -      (3,000)
  Receivable

Cash Collection of
  Subscription Receivable         -         -        -      -          -         -         27,476        -      27,476

Issuance of Common Stock
  from Private Placement
  at a Price of $.15 per
  Share                     4,675,850     4,676      -      -      659,294       -          -            -     663,970

Issuance of Common Stock
  from Private Placement
  at a Price of $.35 per
  Share                     2,017,999     2,018      -      -      690,156       -          -            -     692,174

Issuance of Common Stock
  for Services Rendered at
  Prices between $.15 and
  $.35 per Share              663,223       663      -      -      176,415       -          -            -     177,078

Fair Value of Options
  Issued to Consultants           -         -        -      -        2,063       -          -            -       2,063

Net Loss                          -         -        -      -          -      (952,276)     -            -    (952,276)
                          -----------  --------  -------  -----  --------- ----------- ---------- ----------  --------

Balance December 31, 1998  32,301,043    32,301   45,000     45  2,235,723  (1,559,920)   (44,074)      (600)  663,475

             Please see accompanying notes to financial statements.

                                      F-21

                      JACOBSON RESONANCE ENTERPRISES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (Continued)
               For the Period form Inception to September 30, 2001
                                   (Unaudited)
                                                                             DEFICIT
                                                                           ACCUMULATED
                                                   PREFERRED    ADDITIONAL  DURING THE               COMMON  STOCKHOLDERS'
                              COMMON STOCK           STOCK       PAID-IN   DEVELOPMENT SUBSCRIPTION STOCK IN    EQUITY
                          ---------------------  -------------- ---------- ----------- ------------ -------- -------------
                            ISSUED      AMOUNT   ISSUED  AMOUNT   CAPITAL     STAGE     RECEIVABLE   TREASURY  (DEFICIENCY)
                          ---------------------  -------------- ---------- ----------- ------------ -------- -------------
Balance
  December 31, 1998        32,301,043    32,301   45,000     45  2,235,723  (1,559,920)   (44,074)      (600)   663,475

Issuance of Common Stock
 for Services Rendered at
 Prices between $.18
 and $2.69 per Share        1,313,903     1,314      -      -      420,375         -          -          -      421,689

Issuance of Common Stock
 for Repayment of Debt        291,305       291      -      -       60,883         -          -          -       61,174

Issuance of Common Stock
 for Exercise of Warrants     900,000       900      -      -    1,754,100         -          -          -    1,755,000

Sales of Shares at $.20
 per Share                    500,000       500      -      -       99,500         -          -          -      100,000

Beneficial Conversion
 Feature on Convertible
 Debentures
                                  -         -        -      -      333,332         -          -          -      333,332

Issuance of Common Stock
 for Conversion of
 Debentures                 1,862,876     1,863                    902,194         -          -          -      904,057

Net Loss                          -         -        -      -          -    (3,657,966)       -          -   (3,657,966)
                          -----------  --------  -------  ----- ---------- ----------- ---------- ----------  --------

Balance,
  December 31, 1999        37,169,127    37,169   45,000     45  5,806,107  (5,217,886)   (44,074)      (600)   580,761

Issuance of Common Stock
 for Services Rendered at
 Prices between $.21
 and $1.52 per Share          385,342       385      -      -      378,555         -          -          -      378,940

Sales of Shares a $.13 to
 $.65 per Share             2,120,867     2,121      -      -    1,095,497         -          -          -    1,097,618

Fair Value of Options
 Issued to Consultants            -         -        -      -      242,031         -          -          -      242,031

Fair Value of Options
 Issued on Settlement             -         -        -      -      870,000         -          -          -      870,000

Issuance of Common Stock
 for Exercise of Options      140,000       140      -      -       50,635         -          -          -       50,775

Issuance of Common Stock
 Upon Conversion of
 Preferred Stock           15,000,000    15,000  (15,000)   (15)   (14,985)        -          -          -         -

Net Loss                          -         -        -                 -    (3,941,952)       -          -   (3,941,952)
                          -----------  --------  -------  ----- ---------- ----------- ---------- ----------  --------
Balance,
  December 31, 2000        54,815,336    54,815   30,000     30  8,427,840  (9,159,838)   (44,074)      (600)  (721,827)

Issuance of Common Stock
 for Services Rendered at
 Prices between $.30
 and $.35 per Share           210,112       210      -      -       70,938        -           -          -       71,148

Issuances of Common Stock
 from Private Placements
 at Prices Between $.25
 and $.42 Per Share           598,032       598      -      -      166,450        -           -          -       167,048

Fair Value of Options
 Issued to Consultants            -         -        -      -       88,225        -           -          -       88,225

Net Loss                          -         -        -      -          -    (1,048,996)       -          -   (1,048,996)
                          -----------  --------  -------  ----- ---------- ----------- ---------- ----------  --------
Balance,
  September 30, 2001       55,623,480  $ 55,623   30,000  $  30 $8,753,453$(10,208,834)$  (44,074)$    (600)$(1,444,402)
                          ===========  ========  =======  ===== ========== =========== ========== ==========  ========

             Please see accompanying notes to financial statements.

                                      F-22

                      JACOBSON RESONANCE ENTERPRISES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                    For the Period
                                                                                    from Inception
                                         For the Nine Months Ended September 30,    to September 30,
                                               2001                2000                 2001
                                         ------------------- ------------------- --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
------------------------------------
  Net Loss                                 $    (1,048,996)    $    (1,526,202)     $   (10,208,834)
  Adjustments to Reconcile Net Loss
   to Net Cash Used in Operating
    Activities:
       Depreciation                                 29,985              27,622               86,423
       Amortization                                    -                   -                  7,742
       Allowance for Doubtful Amounts
        Due from Officer/Shareholder                   -                   -                200,000
       Write off of Licensing Costs                    -                   -                126,582
       Fair Value of Common Stock
        Issued for Services Rendered                71,148             368,000            1,061,857
       Fair Value of Common Stock
        Issued for Interest Expense                    -                   -                  6,781
       Stock Issued for Conversion
        of Warrants Attributed to
        Interest                                       -                   -              1,754,100
       Beneficial Conversion Feature
        of Debentures                                  -                   -                 333,332
       Fair Value of Options Issued                 88,225             198,801            1,202,319
       Disposition of Property and
        Equipment                                   31,238                 -                 31,238

    Changes is Operating Assets and
     Liabilities:
       Accounts Receivable                          16,902             (13,300)              (4,786)
       Prepaid Expenses and Other                   14,129              14,249              (28,108)
       Deposits                                        -                (3,245)              (1,395)
       Accounts Payable and Accrued
        Expenses                                    86,202             (40,431)             261,552
       Other Liabilities                            20,000                 -                 20,000
       Litigation Settlement Payable                   -                   -              1,000,000
                                           ---------------     ---------------      ---------------
Net Cash Used in Operating Activities             (691,167)           (974,506)          (4,151,197)
                                           ---------------     ---------------      ---------------
CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
  Purchase of Property and Equipment                (3,318)            (77,387)            (248,586)
  Loans made to Shareholder
   and Employee                                        -              (250,000)            (250,000)
  Patent Costs                                         -                   -               (126,582)
                                           ---------------     ---------------      ---------------
Cash Used in Investing Activities                   (3,318)           (327,387)            (625,168)
                                           ---------------     ---------------      ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
  Purchase of Treasury Stock                           -                   -                   (600)
  Proceeds from Notes Payable                      250,000                                  310,000
  Proceeds from Officer/Shareholder                 35,000                 -                 35,000
  Proceeds from Issuance of Debentures                 -                   -                890,490
  Proceeds from Exercise of Warrants                   -                   -                    900
  Proceeds from Exercise of Options                    -                50,775               50,775
  Proceeds from Common Stock
    to be Issued                                    93,470                 -                162,867
  Proceeds from Issuance of
    Common Stock from Subscriptions
    Receivable                                         -                   -                653,976
  Proceeds from Issuance of
    Common Stock                                    97,651           1,077,618            2,673,363
                                           ---------------     ---------------      ---------------
Net Cash Provided by Financing
 Activities                                        476,121           1,128,393            4,776,771
                                           ---------------     ---------------      ---------------
Net Increase (Decrease) in Cash
 and Cash Equivalents                             (218,364)           (173,500)                 406

Cash and Cash Equivalents
 - Beginning of Period                             218,770             579,518                  -
                                           ---------------     ---------------      ---------------
Cash and Cash Equivalents
 - End of Period                           $           406     $       406,018      $           406
                                           ===============     ===============      ===============

NONCASH INVESTING AND FINANCING ACTIVITIES:
-------------------------------------------

Issuance of Common Stock
 for Repayment of Debt                     $           -       $          -         $        60,000
                                           ===============     ===============      ===============

Issuance of Common Stock
 for Deposits                              $        69,397     $          -         $        69,397
                                           ===============     ===============      ===============

Subscriptions Receivable
 for Issuance of Common Stock              $           -       $          -         $       698,050
                                           ===============     ===============      ===============

Conversion of debentures
 into common stock                         $           -       $          -         $     1,000,000
                                           ===============     ===============      ===============

             Please see accompanying notes to financial statements.

                                      F-23

                      JACOBSON RESONANCE ENTERPRISES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                  For the Nine Months Ended September 30, 2001
                                   (Unaudited)

NOTE 1 - BASIS OF PRESENTATION
         ---------------------

The accompanying financial statements for the interim period are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management necessary for a fair presentation of the financial position and operating results for the periods presented. These financial statements should be read in conjunction with the financial statements and notes thereto, together with Management's Discussion and Analysis of
Financial Condition and Results of Operations, contained in the Annual Report on
Form 10-KSB for the year ended December 31, 2000, of Jacobson Resonance
Enterprises, Inc. (the "Company") as filed with the Securities and Exchange
Commission. The results of operations for the nine months ended September 30,
2001 are not necessarily indicative of the results for the full fiscal year ending December 31, 2001.

NOTE 2 - DUE TO OFFICER/SHAREHOLDER
         --------------------------

In the third quarter of 2001, an officer/shareholder pledged 3,800,000 of his shares to personally borrow up to $61,250 to provide financing for the Company.
The officer/shareholder loaned $35,000 to the Company as of September 30, 2001 with the remaining $23,250 loaned subsequently.

NOTE 3 - NOTES PAYABLE
         -------------

In the second and third quarters of 2001, the Company received $250,000 from the proceeds of several promissory notes. Each of these notes were for a term of 60 days and bears interest at a rate of 5% per annum. At September 30, 2001, the
Company was in default on all $250,000 of these notes.

Under the terms of the notes, in the event of default, the note holder has the option to purchase 10,000 shares of the Company's common stock for $100 for each
$25,000 of outstanding debt. Additionally, the notes state that the note holders can continue to purchase common stock in the Company at a rate of 5,000 shares of common stock for $50 for each $25,000 of outstanding debt for each 30 day period until the notes are paid in full. At September 30, 2001, the Company had received $1,050 for 105,000 shares. The $1,050 is included in the accompanying balance sheet as deposits on common stock to be issued as the shares have not yet been issued. In October 2001, the Company issued 110,000 shares to satisfy the defaults.

The Company is recording interest expense for the difference between the fair market value of the Company's common stock on the date the loan proceeds are received and the exercise price of $.01 per common share for any shares that the note holders have a right to receive. The interest charge for the nine months ended September 30, 2001 was approximately $50,000.

                                      F-24

                      JACOBSON RESONANCE ENTERPRISES, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS
                  For the Nine Months Ended September 30, 2001
                                   (Unaudited)

NOTE 4 - STOCKHOLDERS' EQUITY
         --------------------

In January 2001, the Company issued 210,112 shares of common stock at prices between $.30 and $.35 for services which included 165,000 shares under a continuing agreement for product endorsements. An aggregate of $71,148 was charged to operations during the nine months ended September 30, 2001.

In March 2001, the Company issued common stock pursuant to two private placements. In the first private placement, the Company issued 198,032 shares of common stock at a price of $.42 per share (Including 165,232 shares for $69,397 received in 2000). The Company still owes 1,000 shares related to this private placement. Under the terms of this private placement, investors received one
Class A warrant which are exercisable at $.63 per common share for a four-year period extending through December 31, 2004 and potentially one Class B warrant which will be issued when and if the Class A warrants are exercised on or before
December 31, 2001 which are exercisable at $.84 per common share for a five-year period extending through December 31, 2005 for each share of common stock purchased.

In September 2001, the Company entered into agreements to sell 772,729 shares of common stock at prices between $.11 and $.15 per share. The shares were not issued until October 2001. The proceeds of $92,000 are included in the balance sheet as deposits on common stock to be issued. In October 2001, the Company sold an additional 303,030 shares of common stock at $.11 per share.

In March 2001, the Company issued 335,500 shares of common stock at $.25 per share under the terms of the second private placement which has been closed. In addition, 64,500 shares of common stock were issued to the individual who helped arrange the private placement.

In September 2001, the Company entered into a consulting agreement for marketing services for a term of six months. Under the terms of this agreement, the
Company issued the consultant options to purchase 350,000 shares of the
Company's common stock at a price of $.19 per share. These options are exercisable for a period of twenty-four months. These options have been valued using the Black-Scholes option pricing model which has resulted in a charge to operations of $32,410.

In October 2001, the Company issued 560,000 shares of common stock for financial consulting and marketing services. One of these agreements began prior to the end of the third quarter and this has resulted in a prepaid expense and an accrual of $6,481 in the accompanying balance sheet. Under the terms of the consulting agreements, the Company also issued 100,000 options at $.25, 100,000 options at $.35, 75,000 options at $.50 per share which are exercisable for a period of three years. These options have been valued using the Black-Scholes option pricing model which has resulted in a charge to operations of $55,815.

                                      F-25

============================================================== == =====================================================
No dealer,  salesperson,  or other person has been authorized
to give any information or to make any representations  other                              19,546,291
than those  contained in this  prospectus in connection  with                        SHARES OF COMMON STOCK
the  offer  made by this  prospectus  and,  if given or made, such information or  representations  must not be relied upon as having been authorized by Jacobson Resonance  Enterprises,
Inc.  Neither the  delivery of this  prospectus  nor any sale
made  hereunder  shall  under  any  circumstances  create  an                 JACOBSON RESONANCE ENTERPRISES, INC.
implication  that there has been no change in the  affairs of
Jacobson  Resonance  Enterprises,  Inc. since the date hereof or that the  information  herein  is  correct  as of any time
subsequent to the date of this  prospectus.  This  prospectus                          __________________
does not constitute an offer to sell or a solicitation  of an
offer to buy any of the  securities  offered hereby by anyone                              PROSPECTUS
in any  jurisdiction  in which such offer or  solicitation is                          __________________
not  authorized  or in which the person  making such offer or solicitation  is not  qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

------------------

                      TABLE OF CONTENTS
Item                                               Page
----                                               ----
Summary
Cautionary Statement About
   Forward-Looking Statements........................
Summary Financial Data...............................
Risk Factors
Dividend Policy
Business
Management's Discussion and
    Analysis of Financial Condition
    and Results of Operations........................                                        , 2002
Management
Certain Market Information...........................
Use of Proceeds.......................................
Principal and Selling Stockholders...................
Plan of Distribution.................................
Investment agreement
Shares Eligible for Future Sale......................
Description of Capital Stock.........................
Transfer Agent    ...................................
Legal Matters
Experts           ...................................
Additional Information...............................
Index to Financial Statements........................

                                       1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 25.  Other Expenses of Issuance and Distribution

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by us in connection with the issuance and distribution of the shares of common stock.
Securities and Exchange Commission Registration Fee.............................  $   413.60
NASD Filing Fees and Blue Sky Fees and Expenses.................................           0
Printing and Engraving Expenses.................................................    3,000.00
Legal Fees and Expenses.........................................................   20,000.00
Accounting Fees and Expenses....................................................   20,000.00
                                                                                   -----------
Total....         ..............................................................   $43,413.60

Item 26.  Recent Sales of Unregistered Securities

     The following provides information of all sales of outstanding stock which were not registered under the Securities Act of 1933 (the "Act").

-------------------- -------------------------------- --------------- ---------------- -----------------------
Date                 Title and Amount                   Purchasers      Principal         Total Offering
----                 ----------------                   ----------      ----------        --------------
                                                                        Underwriter     Price/Underwriting
                                                                        -----------     ------------------
                                                                                             Discounts
                                                                                             ---------
-------------------- -------------------------------- --------------- ---------------- -----------------------
January, 1999        291,305 shares of common stock      Private            NA         $60,000/NA
                     issued upon conversion of          Investors
                     principal amount and accrued
                     interest of $60,000
                     convertible note due November
                     30, 1999
-------------------- -------------------------------- --------------- ---------------- -----------------------
July through         $1,000,000 convertible              Private            NA         $1,000,000/NA
November, 1999       subordinated debentures due        Investors
                     June, 2004, were issued and
                     converted into an aggregate of
                     1,562,876 shares of common
                     stock, together with 900,000
                     shares of common stock issued
                     upon the exercise of warrants
                     at a price of $.001 per share
-------------------- -------------------------------- --------------- ---------------- -----------------------
December, 1999       500,000 shares of common stock      Private            NA         $100,000/NA
                                                        Investors
-------------------- -------------------------------- --------------- ---------------- -----------------------
December, 1999       1,313,903 shares of common        Consultants          NA         Consulting services
                     stock                                                             valued at $.35 to
                                                                                       $.45 per share
-------------------- -------------------------------- --------------- ---------------- -----------------------
April , 2000         Units consisting of                 Private            NA         $1,017,618/NA
                     1,670,867shares of common          Investors
                     stock and options expiring
                     December 31, 2004, to purchase
                     1,242,117 shares of common
                     stock, 307,693  $.85 per
                     share, and 933,424 at $.90 per
                     share
-------------------- -------------------------------- --------------- ---------------- -----------------------

                                      II-1

-------------------- -------------------------------- --------------- ---------------- -----------------------
February, 2000       335,342 shares of common stock    Consultants          NA         Consulting services
                                                                                       valued at $118,000
-------------------- -------------------------------- --------------- ---------------- -----------------------
February, 2000       40,000 shares of common stock       Private            NA         $16,000/NA
                                                         Investor
-------------------- -------------------------------- --------------- ---------------- -----------------------
May, 2000            100,000 shares of common stock      Private            NA         $34,775
                                                         Investor
-------------------- -------------------------------- --------------- ---------------- -----------------------
August, 2000         199,032 Units, each Unit            Private            NA         $89,564
                     comprising one share of common      Investors
                     stock, and one Class A Warrant
                     to purchase one share of
                     common stock at an exercise
                     price of $.63 per share,
                     expiring December 31, 2004
-------------------- -------------------------------- --------------- ---------------- -----------------------
September, 2000      165,232 shares of common stock      Private            NA         $69,397/NA
                                                         Investors
-------------------- -------------------------------- --------------- ---------------- -----------------------
October, 2000        150,000 shares of common stock      Private            NA         $20,000/NA
                                                         Investor
-------------------- -------------------------------- --------------- ---------------- -----------------------

-------------------- -------------------------------- --------------- ---------------- -----------------------
January, 2001        400,000 shares of common stock      Private            NA         $100,000/NA
                                                         Investor
-------------------- -------------------------------- --------------- ---------------- -----------------------
August, 2001         166,667 shares of common stock      Private            NA         $25,000/NA
                                                         Investor
-------------------- -------------------------------- --------------- ---------------- -----------------------
September, 2001      300,000 shares of common stock     Consulting          NA         Consulting Services
                                                           Firm                        valued at $55,000
-------------------- -------------------------------- --------------- ---------------- -----------------------
September, 2001      909,091 shares of common stock      Private            NA         $136,363/NA
                                                        Investors
-------------------- -------------------------------- --------------- ---------------- -----------------------
October, 2001        260,000 shares of common stock     Consulting          NA         Consulting Services
                                                           Firm                        valued at $50,000
-------------------- -------------------------------- --------------- ---------------- -----------------------
December, 2001       $75,000 principal amount  6%        Private            NA         $ 75,000/ $13,000
                     Convertible Debenture,              Investor                      paid as finder's and
                     convertible into shares of                                        legal fees
                     common stock, with warrants
                     expiring December 31, 2004, to
                     purchase 75,000 shares of
                     common stock
-------------------- -------------------------------- --------------- ---------------- -----------------------

                                      II-2

Item 27.  Exhibits and Financial Statement Schedules

(a)      Exhibits

Exhibit
Number         Description of Exhibit
-------------- -----------------------------------------------------------------
3.1            Articles of Incorporation, as amended*
3.2            By-Laws, as amended*
4.1            Specimen Common Stock Certificate*
4.2            Specimen Series A Convertible Preferred Stock Certificate *
4.3            Specimen 1998 Warrant Agreement*
4.4            Specimen 1998 Placement Agent Warrant Agreement *
4.5            Jacobson Resonance Enterprises, Inc. 1998 Stock Option Plan, as
               amended****
4.6            Jacobson Resonance Enterprises, Inc. 2001 Stock Option Plan****
4.7            Specimen 2% Convertible Debenture *
4.8            Investment Agreement, dated December 18, 2001, between the
               Company and Tecinvest Services, Inc. (filed herewith)
4.9            Commitment Warrant issued to Tecinvest, dated December 18, 2001
               (filed herewith)
4.10           Registration Rights Agreement, December 18, 2001, between the
               Company and Tecinvest Services, Inc. (filed herewith)
4.11           Escrow Agreement, dated December 18, 2001, by and among the
               Company, Tecinvest Services, Inc. and Joseph B. LaRocco (filed herewith)
4.12           Convertible Debenture issued December 18, 2001, to Tecinvest
               Services, Inc. (filed herewith)
4.13           Convertible Debenture Warrant issued December 18, 2001, to
               Tecinvest Services, Inc. (filed herewith)
4.14           Registration Rights Agreement for the Tecinvest Services, Inc.
               Convertible Debentures and
               Convertible Debenture Warrants, between the Company and Tecinvest
               Services, Inc. (filed herewith)
4.15           Subscription Agreement for the Tecinvest Services, Inc.
               Convertible Debentures, dated December 18, 2001, between the
               Company and Tecinvest Services, Inc. (filed herewith)
5.1            Form of Opinion of Jackson & Campbell, P.C.
10.1           Patent License Agreement Dated October 6, 1999, Between Dr.
               Jerry I. Jacobson and the Company *
10.2           License Agreement Dated February 23, 1999, Between the Company
               and Serrato Enterprises L.L.C. *
10.3           1998 Stock Option Plan *
10.4           License Agreement Dated October 15, 1999, Between the Company
               and Serrato Enterprises L.L.C. **
10.5           Distribution Agreement Dated December 29, 1999, Between the
               Company and Akron Bio-Medical Corporation **
10.6           License Agreement Dated December 29, 1999, Between the Company
               and ABM Manufacturing, Inc. **
10.7           License Agreement Dated December 31, 1999, Between the Company
               and REALPURE Beverage Group, LLC **
10.8           License Agreement Dated August 27, 2000, Between the Company and
               Enviro Wood Fibre Block & Brick, Inc. ***
21             List of Subsidiaries*
23.1           Consent of Goldstein Golub Kessler LLP (filed herewith)
---------------------------
 *    Filed as Exhibits to the Company's Form 10-SB, filed on October 27, 1999.
**    Filed as Exhibits to the Company's Form 10K-SB, filed on April 24, 2000.
***   Filed as an Exhibit to the Company's Form 10K-SB, filed on April 17, 2001
****  Filed as Exhibits to the Company's Form S-8, filed January 11, 2002

                                      II-3

Item 28.  Undertakings.

         The undersigned registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii)
include any additional or changed material information on the plan of distribution;

     (2) for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end the offering.

     (c) Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or By-Laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

                                      II-4

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to
Registration Statement to be signed on its behalf by the undersigned, in the
City of Boynton Beach, Florida, on the 4th day of February, 2002.

                                           JACOBSON RESONANCE ENTERPRISES, INC.

                                           By:  /s/ Alfonso Serrato
                                              Alfonso Serrato,
                                              Chief Executive Officer

     Each person whose signature appears below hereby constitutes and appoints
Dr. Jerry I. Jacobson and Alfonso Serrato, and either of them, his or her true and lawful attorneys-in-fact with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration
Statement, and to sign a new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons on the 4th day of February, 2002, in the capacities indicated.

   Signature                          Position
   ---------                          --------

/s/ Dr. Jerry Jacobson     Dr. Jerry I. Jacobson, Chairman of the Board of
-----------------------    Directors and Chief Science Officer

/s/ Alfonso Serrato        Alfonso Serrato, President, Chief Executive Officer and
-----------------------    Director (Principal Executive Officer

/s/ Debra Jacobson         Debra Jacobson, Senior Vice President, Secretary and
-----------------------    Director

/s/ Paul Martin            Sidney Paul Martin, Director
-----------------------

/s/ Michael Steigman       Michael P. Steigman, Director
-----------------------

/s/ Frank Chaviano         Frank A. Chaviano, Senior Vice President and Chief
-----------------------    Operating Officer (Principal Financial and Accounting
                           Officer)

                                      II-5

                                  Exhibit Index
                                  -------------

4.8            Investment Agreement, dated December 18, 2001, between the
               Company and Tecinvest Services, Inc.
4.9            Commitment Warrant issued to Tecinvest, dated December 18, 2001
4.10           Registration Rights Agreement, December 18, 2001, between the
               Company and Tecinvest Services, Inc.
4.11           Escrow Agreement, dated December 18, 2001, by and among the
               Company, Tecinvest Services, Inc. and Joseph B. LaRocco
4.12           Convertible Debenture issued December 18, 2001, to Tecinvest
               Services, Inc.
4.13           Convertible Debenture Warrant issued December 18, 2001, to
               Tecinvest Services, Inc.
4.14           Registration Rights Agreement for the Tecinvest Services, Inc.
               Convertible Debentures and Convertible Debenture Warrants,
               between the Company and Tecinvest Services, Inc.
4.15           Subscription Agreement for the Tecinvest Services, Inc.
               Convertible Debentures, dated December 18, 2001, between the
               Company and Tecinvest Services, Inc.
5.1            Form of Opinion of Jackson & Campbell, P.C.
23.1           Consent of Goldstein Golub Kessler LLP

                                      II-6